As filed with the Securities and Exchange Commission on March 4, 2014

Registration Nos. 333-185550

and 333-185550-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

——————————

AMENDMENT NO. 3 TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
——————————

GECB Equipment Funding, LLC

(as a depositor to the issuing entities described herein)

(Exact name of co-registrant as specified in its charter)

Delaware (State of Incorporation) Michael P. Paolillo, Esq. General Electric Capital Corporation 201 Merritt 7 Norwalk, CT 06851 (203) 229-5563

6189
(Primary Standard Industrial
Classification Code Number)

6510 Millrock Drive

Suite 200
Salt Lake City, UT 84121

(801) 733-2820

(Address, including zip code, and telephone number, including area code, of co- registrant’s principal executive offices)

Name, address, including zip code, and telephone number,
including area code, of agent for service)

46-1405572 (I.R.S. Employer Identification No.) Copy to: Paul Jorissen, Esq. Mayer Brown LLP 1675 Broadway New York, New York 10019 (212) 506-2500

GE CF Trust

(issuer with respect to SUBIs described herein)

(Exact name of co-registrant as specified in its charter)

Delaware (State of Organization) Michael P. Paolillo, Esq. General Electric Capital Corporation 201 Merritt 7 Norwalk, CT 06851 (203) 229-5563

6189
(Primary Standard Industrial
Classification Code Number)

Rodney Square North

1100 N. Market Street

Wilmington, Delaware 19890

Tel: 302-636-6196

(Address, including zip code, and telephone number, including area code, of co-registrant’s principal executive offices)

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

27-6078309 (I.R.S. Employer Identification No.) Copy to: Paul Jorissen, Esq. Mayer Brown LLP 1675 Broadway New York, New York 10019 (212) 506-2500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐___________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐___________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐___________

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐___________

Indicate by check mark whether the registrants are large accelerated filers, accelerated filers, non-accelerated filers, or a smaller reporting companies. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filers ☐	Accelerated filers ☐	Non-accelerated filers ☑	Smaller Reporting Companies ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Per Aggregate Offering Price(1)	Amount of Registration Fee(2)
Asset Backed Notes	$1,000,000	100%	$1,000,000	$136.40
Special Units of Beneficial Interest (3)	$800,000	(4)	(3)	(4)
Total	$1,000,000	100%	$1,000,000	$136.40

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	$136.40 has been previously paid.
(3)	Each Special Unit of Beneficial Interest (“SUBI”) issued by GE CF Trust will constitute a beneficial interest in specified assets of GE CF Trust, including certain leases of titled transportation equipment and the related equipment. Each SUBI will be held by an issuing entity and will be pledged under an indenture to secure asset-backed notes issued by such issuing entity.
(4)	Not applicable.

The Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Registration Statement contains:

1.	A Prospectus relating to the offering of a series of Asset Backed Notes by various trusts and limited liability companies created from time to time by us that are backed by equipment loans and/or leases and security interests in, or ownership of, new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment, and beneficial interests in new or used titled transportation equipment and the related equipment;

2.	A form of Prospectus Supplement relating to offerings of particular series of Asset Backed Notes that are backed by equipment loans and/or leases, and security interests in, or ownership of, new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment, and beneficial interests in new or used titled transportation equipment and the related equipment. The form of Prospectus Supplement relates only to the securities described therein;

PROSPECTUS

GE Capital Commercial Inc. Equipment Issuing Entities

Asset Backed Notes

GECB Equipment Funding, LLC
Depositor

GE Capital Commercial Inc.
Sponsor

Consider carefully the risk factors beginning on page 3 in this prospectus and in your prospectus supplement.

Notes in your series represent debt obligations only of the issuing entity that issues them. No one else is liable for the payments or distributions due on your notes.

This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

The Issuing Entity—

—	We, GECB Equipment Funding, LLC, will form a new trust or limited liability company to issue each series of notes offered by this prospectus.

—	The assets of each issuing entity will primarily consist of one or more of the following:

—	a pool of receivables consisting of loans secured by, and receivables arising under leases of, new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment.

—	in the case of true leases of equipment other than titled transportation equipment, the related leased equipment.

—	a series special unit beneficial interest (a “SUBI”) representing 100% beneficial interest in a portfolio of true leases of new or used titled transportation equipment and the related equipment, including the lease payments and the right to payments received from the sale or other disposition of the titled transportation equipment.

—	When the assets of an issuing entity include a SUBI, that SUBI will be held by the issuing entity and will be pledged under an indenture to secure asset-backed notes issued by such issuing entity.

—	The assets of each issuing entity may also include amounts on deposit in specified bank accounts and other credit enhancements.

—	The description of your issuing entity’s pool of assets is set forth in the accompanying prospectus supplement.

The Notes —

—	will be asset-backed securities issued periodically in designated series of one or more classes. The securities of any series will consist of notes representing interests in a trust or limited liability company and will be paid only from the assets of that trust or limited liability company. Each series may include multiple classes of notes with differing payment terms and priorities. Credit enhancement may be provided for the notes to the extent set forth in the accompanying prospectus supplement for that series of notes.

—	if offered by this prospectus, will be rated in one of the four highest long-term rating categories or the highest short-term rating category by at least one nationally recognized statistical rating organization.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

___________ ___, 201_

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement

We tell you about the notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of notes, including:

—	the timing of interest and principal payments on notes;

—	the priority of interest and principal payments on notes;

—	financial and other information about the pool of receivables and any other assets included in your issuing entity’s pool of assets;

—	information about credit enhancement, if any, for each class; and

—	the method for selling the notes.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state or jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

SUMMARY: OVERVIEW OF TRANSACTIONS	1

RISK FACTORS	3

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended	3

Vicarious tort liability may result in a loss	4

State laws and other factors may impede recovery efforts and affect your issuing entity’s ability to recover the full amount due on the receivables	5

Failure to perfect the assignment of a security interest in equipment securing a loan or a finance lease could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on that equipment and could result in losses on your notes	6

Failure to perfect the assignment of a security interest in any of the transportation equipment related to loans or finance leases could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on that transportation equipment and could result in losses on your notes	7

Failure to perfect the assignment of a security interest in any of the maritime assets could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the maritime assets and could result in losses on your notes	8

The costs involved in repossessing equipment upon an obligor default could result in reduced or delayed payments on your notes	10

A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your notes	10

Our bankruptcy or the bankruptcy of an originator may cause payment delays or losses	11

The insolvency of an obligor may reduce payments on your notes	11

Possible liability for third party claims may cause payment delays or losses	12

If ERISA liens are placed on the titling trust assets, you could suffer a loss on your investment	13

Defaults on the receivables may cause payment delays or losses	13

Transfer of servicing may delay your payments	13

Commingling of payments	14

Losses and delinquencies on the receivables and the related equipment may differ from the originator’s historical loss and delinquency levels	14

CHARACTERISTICS OF THE RECEIVABLES	15

Equipment Loans and Lease Payments	15

Selection Criteria	16

Residual Valuation	16

Security Interests / Residuals	17

Interest and Amortization Types	18

Payment Terms	19

Lessor / Lessee Ongoing Obligations	19

Insurance	19

Extension Procedures	19

Non-Accrual and Write-Off Policy	20

ORIGINATION OF RECEIVABLES	20

Credit Approval Process	20

Credit Authorities	23

Delinquencies and Net Losses	24

Delinquency and Loss Mitigation Strategy	24

USE OF PROCEEDS	25

IMPORTANT PARTIES	25

GE Capital Commercial Inc	26

The Issuing Entities	26

The Titling Trust	26

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(continued)

The Owner Trustee or Managing Member and the Indenture Trustee	26

DESCRIPTION OF THE NOTES	27

Principal and Interest on the Notes	27

The Indenture	27

ADMINISTRATIVE INFORMATION ABOUT THE NOTES	32

Denominations	32

Fixed Rate Notes	32

Floating Rate Notes	32

Global Notes	33

Definitive Notes	36

List of Noteholders	36

Reports to Noteholders	36

DESCRIPTION OF THE TRANSACTION AGREEMENTS	38

Regular Sales of Receivables, Beneficial Interest in Receivables and Related Equipment	38

Accounts	39

Servicing Procedures	41

Collections	41

Residual Realizations	41

Servicing Compensation	42

Servicing Advances	42

Evidence as to Compliance	42

Appointment of Subservicers and Delegation of Servicing Duties	43

Resignation, Liability and Successors of the Servicer	44

Servicer Default	44

Rights upon Servicer Default	44

Waiver of Past Defaults	45

Amendment	45

Termination	45

Administration Agreement	45

Agreements Relating to the Titling Trust	45

CREDIT AND CASH FLOW ENHANCEMENT	48

Subordination	48

Cash Reserve Accounts	49

Over-Collateralization	49

Demand Notes	49

Letters of Credit	49

Credit or Liquidity Facilities	49

Residual Receipts	50

Surety Bond	50

Guaranteed Investment Contract	50

Swaps or Other Interest Rate Protection Agreements	50

Repurchase Obligations	50

LEGAL ASPECTS OF THE RECEIVABLES	51

Bankruptcy Related Considerations	51

The Titling Trust	52

Dodd-Frank Orderly Liquidation Framework	52

Security Interests in Financed Equipment	55

Beneficial Interests in Titled Transportation Agreement	57

Rejection of Leases	57

Third Party Liabilities	58

Repossession	59

Notice of Sale; Redemption Rights	59

Uniform Commercial Code Considerations	59

Deficiency Judgments and Excess Proceeds; Other Limitations	60

U.S. FEDERAL INCOME TAX CONSEQUENCES	60

Tax Characterization of the Issuing Entity	61

Tax Consequences to Holders of the Notes	61

STATE TAX CONSEQUENCES	64

Certain ERISA CONSIDERATIONS	64

PLAN OF DISTRIBUTION	65

LEGAL OPINIONS	66

INCORPORATION BY REFERENCE	66

INDEX OF TERMS	67

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SUMMARY: OVERVIEW OF TRANSACTIONS1

Each series of notes will be issued by a separate issuing entity and will include one or more classes of notes, representing debt of the issuing entity.

If a series includes two or more classes of notes, each class of notes may differ as to timing and priority of payments, seniority, allocations of losses, interest rates or amount of payments in respect of principal or interest. We will disclose the details of these timing, priority and other matters in a prospectus supplement.

The assets of each issuing entity will primarily consist of one or more of the following:

—	a pool of receivables consisting of loans secured by, and receivables arising under leases of, new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment;

—	in the case of true leases of equipment other than titled transportation equipment, the related equipment; and

—	a special unit beneficial interest (a “SUBI”) representing a 100% beneficial interest in a portfolio of true leases of new or used titled transportation equipment and the related equipment, including the lease payments and the right to payments received from the sale or other disposition of the titled transportation equipment.

When the assets of an issuing entity include a SUBI, that SUBI will be held by the issuing entity and will be pledged under an indenture to secure asset-backed notes issued by such issuing entity.

The assets of each issuing entity may also include amounts on deposit in specified bank accounts and other credit enhancements.

We will sell receivables and the related assets that were sold to us by the originators other than GE CF Trust, and the SUBI that was sold to us by GE Capital Commercial Inc., as undivided trust interest beneficiary of GE CF Trust, as applicable, to each issuing entity on the issuance date for that issuing entity’s notes. In addition, to the extent described in the related prospectus supplement, each issuing entity will have a pre-funding period. In that case, a portion of the cash raised from the issuance of the related notes will be placed in a pre-funding account.

1 This chart provides only a simplified overview among the key parties to the transaction and sets forth the types of assets that may be owned by your issuing entity. Refer to this prospectus and the accompanying prospectus supplement for further description of the parties to the transaction and the accompanying prospectus supplement for a description of your issuing entity’s assets.

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The issuing entity will use that cash to buy additional receivables and, if applicable, the related equipment and the related SUBI, as applicable, from us during a pre-funding period, which will last not more than one year from the related closing date.

Each issuing entity’s receivables will be originated directly or indirectly by, or purchased by GE Capital Commercial Inc. and any other affiliated originators as may be specified in your prospectus supplement. We will buy those receivables and related assets, directly or indirectly, from the originators and we will buy a SUBI from the undivided trust interest beneficiary of GE CF Trust, as applicable.

GE Capital Bank (formerly known as GE Capital Financial Inc.), a Utah-chartered industrial bank, which is an indirect subsidiary of General Electric Capital Corporation or any other eligible servicer, will be the servicer of the receivables that are transferred, or beneficial interests in which is transferred to the issuing entities, as applicable (the “servicer”). If any issuing entity’s assets include receivables or beneficial interest in receivables arising under leases, the servicer will also provide remarketing services for the related equipment. GE Capital Bank will also act as an administrator for each issuing entity. Pursuant to the Amended and Restated Service Agreement, dated as of July 31, 2008 (as amended, supplemented or otherwise modified, from time to time, the “master services agreement”), GE Capital Bank has appointed General Electric Capital Corporation as subservicer (in such capacity, the “subservicer”) and sub-administrator of all the receivables and, if applicable, the related equipment of each issuing entity, including the receivables and the related equipment the beneficial interest in which is represented by a SUBI that is acquired by each issuing entity.

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RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes.

You will bear the reinvestment risk and
other interest rate risk if receivables
are prepaid, repurchased or extended.	The principal payments on any series of notes on any payment date will depend mostly upon the amount of collections received on that issuing entity’s assets during the prior fiscal month, including with respect to residual realizations. As a result, the rate at which payments on the receivables are received, including, if applicable, with respect to the special unit of beneficial interest in certain assets in GE CF Trust (the “titling trust”) created by allocation of titling trust assets to a separate portfolio for the benefit of your series of notes (the “SUBI”) and residual realizations, will affect the rate at which principal or any invested amount is paid or distributed on the related notes. Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

—	Receivables with respect to the loans may be voluntarily prepaid, in full or in part, or obligors may be required to prepay receivables as a result of defaults, casualties to the related equipment, death of an obligor or other reasons. Prepayments with respect to leases may also be accepted by the servicer if requested by the obligor and if the terms of such prepayment comply with the applicable credit and collection policies. Prepayment rates may be influenced by a variety of factors, and we cannot predict them with any certainty.

—	Upon request of the issuing entity, under certain circumstances, we may be required to repurchase one or more receivables from an issuing entity or, if applicable, in the case such receivables constitute part of a SUBI, we may be required to repurchase the beneficial interest in such receivables and the related titled transportation equipment from the issuing entity. In each case, we would be required to pay the issuing entity an amount equal to the predetermined value of such receivables and the related equipment, as applicable. The repurchase price or payment amount, as applicable, received by the issuing entity will be treated like a prepayment of the affected receivables. Such repurchase requirement would arise if we, at the time we sell receivables to the issuing entity, an originator, at the time it sold receivables to us or the undivided trust interest beneficiary of the titling trust, at the time it sold beneficial interest in titled transportation leases and the related transportation equipment to us, as applicable, made inaccurate representations about a receivable or if the servicer fails to maintain the issuing entity’s perfected security interest in certain types of property. In the event we repurchase the beneficial interest in any receivables and the related titled transportation equipment that constitute part of a SUBI, we may sell such beneficial interest to the UTI beneficiary which UTI beneficiary will then cause the reallocation of such assets from the SUBI to the undivided trust interest of the titling trust.

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—	We may purchase all of an issuing entity’s receivables, related equipment and the related SUBI, as applicable, anytime after the aggregate receivable value of the receivables and the related equipment owned and beneficially owned by your issuing entity have paid down to 10% or less of their aggregate receivable value as of the time they were transferred to the issuing entity. In this case, the purchase price received by the issuing entity will be treated like a prepayment of the remaining receivables.

Each prepayment, repurchase or purchase will shorten the average life of the related notes. On the other hand, the payment schedule under a receivable may be extended or revised, which may lengthen the average life of the related notes.

You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of receivables owned or beneficially owned by your issuing entity. If you purchase a note at a discount, you should consider the risk that a slower than anticipated rate of principal payments on your notes could result in an actual yield that is less than the anticipated yield. Conversely, if you purchase a note at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your notes could result in an actual yield that is less than the anticipated yield.

Vicarious tort liability may
result in a loss.	Some states allow a party that incurs an injury involving a motor vehicle (in this prospectus, also, “titled transportation equipment”) to sue the owner of that motor vehicle merely because of that ownership. As owner of the titled transportation equipment, the titling trust may be subject to these lawsuits. Most, but not all, states, however, either prohibit these vicarious liability suits against leasing companies or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

On August 10, 2005, President George W. Bush signed into law the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109-59. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the titling trust. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases

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commenced on or after August 10, 2005. While the vast majority of courts have concluded that the Transportation Act preempts state laws permitting vicarious liability, one New York lower court has reached a contrary conclusion in a case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. In 2010, a similar decision was issued by the U.S. Court of Appeals for the 8th Circuit. While the outcome in these cases upheld federal preemption under the Transportation Act, the outcome of cases that are pending in other jurisdictions and their impact are uncertain at this time.

For a discussion of the possible liability of the titling trust in connection with the use or operation of the leased motor vehicles, you should refer to “Legal Aspects of the Receivables – Vicarious Tort Liability” in this prospectus.

State laws and other factors may
impede recovery efforts and affect
your issuing entity’s ability
to recover the full amount due
on the receivables.	State laws impose requirements and restrictions on foreclosure sales and obtaining deficiency judgments and may prohibit, limit or delay repossession and sale, re-lease or other disposition of equipment to recover losses on non-performing receivables.

Additional factors that may affect your issuing entity’s ability to recoup the full amount due on a receivable or the related equipment include:

—	depreciation;

—	obsolescence;

—	damage or loss of any item of equipment; and

—	the application of federal and state bankruptcy and insolvency laws.

As a result, you may be subject to delays in receiving payments on your notes.

5

Failure to perfect the assignment
of a security interest in equipment
securing a loan or a finance lease
could adversely affect the issuing
entity’s ability or the indenture
trustee’s ability, upon exercising
remedies under the indenture,
to realize on that equipment and
could result in losses on your notes.	One or more of the originators will sell receivables to us and, in the case of loans and finance leases, will also assign the related security interests in the related equipment to us. In connection with our sale of those receivables to the issuing entity, we will also assign the related security interests in the related equipment to the issuing entity which will, in turn, pledge those receivables and related security interests in the equipment to the indenture trustee for your benefit. We will agree to file appropriate financing statements under the applicable uniform commercial code to perfect the security interest of the indenture trustee for your benefit. Our failure to file appropriate financing statements may result in neither the issuing entity nor the indenture trustee having a first priority perfected security interest in the related equipment. As liquidated damages, upon request of the issuing entity, we will be obligated to purchase any such receivable that we sold to the issuing entity, and for which the interests of the issuing entity or indenture trustee are materially and adversely affected by our failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related equipment, if such failure is not cured within the applicable grace period. Upon our request, the applicable originator will have a corresponding purchase obligation with respect to its transfer to us of those receivables.

As liquidated damages, upon request of the issuing entity, the servicer will also be obligated to purchase any receivable sold to the issuing entity by us for which the servicer fails to maintain a perfected security interest in the equipment securing such receivable, if such failure materially and adversely affects the interest of the issuing entity or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period.

If the issuing entity or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in the equipment related to loans and finance leases, the ability to realize on that equipment in the event of a default may be adversely affected. To the extent the security interest is perfected, the issuing entity or the indenture trustee will have a prior claim over subsequent purchasers of that equipment and holders of subsequently perfected security interests. However, as against liens for repairs of equipment or for taxes unpaid by an obligor under a receivable, or claims for fraud or negligence, the issuing entity or the indenture trustee could lose the priority of its security interest or its security interest in the equipment related to loans or finance leases owned by your issuing entity. We will not have any obligation to repurchase a receivable as to which any of these occurrences results in the issuing entity or the indenture trustee losing the priority of its security interest or its security interest in equipment after the date the security interest was assigned to the issuing entity or the indenture trustee.

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Failure to perfect the assignment
of a security interest in any of the
transportation equipment related to
loans or finance leases could
adversely affect the issuing entity’s
ability or the indenture trustee’s ability,
upon exercising remedies under
the indenture, to realize on that
transportation equipment and could
result in losses on your notes.	To the extent any of the receivables are secured by transportation equipment related to loans or finance leases, one or more of the originators will sell the receivables to us and will also assign the related security interests in that transportation equipment to us. In connection with our sale of the receivables to the issuing entity, we will also assign the related security interests in that transportation equipment to the issuing entity which will, in turn, pledge the receivables and assign the related security interests in that transportation equipment to the indenture trustee. The servicer will maintain on our behalf, physical possession of each receivable and any certificate of title relating to the applicable transportation equipment. Due to administrative burdens and expense, any certificates of title to that transportation equipment will not be amended or reissued to reflect the assignment to the issuing entity or the pledge to the indenture trustee. In the absence of such an amendment to any certificate of title, depending upon the particular state at issue, it is possible that neither the issuing entity nor the indenture trustee, will obtain a perfected security interest in that transportation equipment securing the receivables. As liquidated damages, upon request of the issuing entity we will be obligated to purchase any receivable that we sold to the issuing entity, and for which the interests of the issuing entity or the indenture trustee are materially and adversely affected by our failure to obtain a perfected security interest in our name in the transportation equipment relating to such receivable on the closing date, if such failure is not cured within the applicable grace period. Upon our request, the applicable originator will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.

As liquidated damages, upon request of the issuing entity, the servicer will be obligated to purchase any receivable sold to the issuing entity by us for which the servicer fails to maintain a perfected security interest in the transportation equipment securing such receivable (other than as a result of the failure to retitle the lienholder interest in the name of the indenture trustee), if such failure materially and adversely affects the interest of the issuing entity or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period. There can be no assurance, however, that we or the servicer, as the case may be, will have the funds available to make any such purchase.

If the issuing entity or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in any transportation equipment related to loans or finance leases, the ability to realize on such transportation equipment in the event of a default may be adversely affected. To the extent the issuing entity’s security interest in any transportation equipment related to loans or finance leases and the assignment thereof are perfected,

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the issuing entity will have a prior claim over subsequent purchasers of such transportation equipment and holders of a subsequently perfected security interest. However, as against liens for repairs or unpaid storage charges of any transportation equipment related to loans or finance leases or for taxes by an obligor under a receivable or against any such transportation equipment, or through fraud or negligence, the indenture trustee or the issuing entity could lose the priority of its security interest or lose its security interest in such transportation equipment. Notwithstanding the foregoing, neither we nor the servicer will have any obligation to purchase a receivable as to which any of the aforementioned occurrences result in the issuing entity’s losing the priority of its security interest or its security interest in such transportation equipment due to the creation of such a lien, or as a result of fraud or negligence (other than our fraud or negligence or the fraud or negligence of the servicer as the case may be) which is proven to have occurred after the closing date.

Failure to perfect the assignment of a
security interest in any of the maritime
assets could adversely affect the issuing
entity’s ability or the indenture trustee’s
ability, upon exercising remedies
under the indenture, to realize on the
maritime assets and could result
in losses on your notes.	To the extent any of the receivables are secured by maritime assets in excess of 5 net tons that are not inland barges, one or more of the originators will sell the receivables to us and will also assign the related first preferred ship mortgages in the maritime vessels to us. In connection with our sale of the receivables to the issuing entity, we will also assign the related first preferred ship mortgages to the issuing entity which will, in turn, pledge the receivables and related security interests in the maritime assets to the indenture trustee for your benefit. We will agree to submit appropriate security assignments of the first preferred ship mortgages over the maritime assets to the United States Coast Guard evidencing the assignments of the mortgages relating to the maritime assets within specified time periods after the closing date. Although the filings would perfect the security interest in the maritime assets, such filings would not cover any removable fixtures in the maritime assets. In addition, any defects in the mortgages may render the security interests invalid. If either of these cases occur, you could suffer losses on your notes. In order to alleviate these risks, we will agree to file financing statements under the uniform commercial code, with respect to the maritime assets, including any removable fixtures in the vessels not subject to the first preferred ship mortgage. This is done to provide backup security for the receivables. In connection with the sale of the receivables to the issuing entity, we will assign these uniform commercial code security interests to the issuing entity, which will in turn pledge the security interest to the indenture trustee for your benefit. Our failure to complete the filing of the security assignments for maritime assets registered in the United States may result in neither the issuing entity nor the indenture trustee, upon exercising remedies under the indenture, having a first priority perfected security interest in the related maritime assets. As liquidated damages, upon request of the issuing entity, we will be obligated to purchase any receivable that we sold to the issuing entity, and for which the interests of the issuing entity or indenture trustee are

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materially and adversely affected by our failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related maritime assets, if such failure is not cured within the applicable grace period. The applicable originator will have a corresponding purchase obligation with respect to its transfer to us of the receivables.

As liquidated damages, upon request of the issuing entity, the servicer will also be obligated to purchase any receivable sold to the issuing entity by us for which the servicer fails to maintain a perfected security interest in the vessel securing such receivable, if such failure materially and adversely affects the interest of the issuing entity or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period.

There can be no assurance, however, that we or the servicer, as the case may be, will have the means to make any such purchase.

If the issuing entity or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in a maritime asset, its ability to realize on that maritime asset in the event of a default may be adversely affected. To the extent the security interest is perfected and properly assigned, the issuing entity or the indenture trustee will have a prior claim over subsequent purchasers of the vessel and over all claims against the vessel except for fees allowed and costs imposed by the court in connection with arrest and the judicial sale of the vessel, maritime liens arising before the mortgage is filed with the United States Coast Guard, liens arising from maritime torts, including personal injury to seamen and pollution damages, maritime liens for wages of a stevedore employed by or on behalf of the vessel, for wages of the vessel’s crew, and for general average or for salvage, including contract salvage. In most instances, claims allowed by a court in connection with the arrest of a ship for maritime tort claims for pollution will exceed the amounts secured by the first preferred ship mortgage, in which case amounts available for payment or distribution on your notes would be reduced. In order to mitigate this possibility, the applicable originator requires marine insurance policies to be issued naming such originator as the loss payee and additional insured. The marine insurance policies would meet any liabilities, including pollution liability, up to a specified amount but do not cover any pre-existing claims arising prior to the issuance of the marine insurance policies. In addition, the marine insurance policies contain warranties, conditions and defenses, which enable the insurer, under certain circumstances, to deny coverage under the policy if, for example, the vessel owner has breached a warranty or condition of the marine insurance policy. In some but not all instances, the originator may require the borrower/vessel owner to carry additional insurance to protect the originator against a breach of the marine insurance policy by the vessel owner. To the extent any such pre-existing claims exist or amounts claimed are in excess of the specified amount covered under a marine insurance policy or the marine insurer can successfully deny coverage under a marine insurance policy, the amounts available for payment or distribution on your notes would be reduced.

Neither we nor the servicer will have any obligation to repurchase a receivable as to which any of these occurrences results in the issuing entity or the indenture trustee losing the priority or benefit of its security interest or its

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security interest in such maritime asset after the date the security interest was assigned to the issuing entity or the indenture trustee.

The costs involved in repossessing
equipment upon an obligor default
could result in reduced or delayed
payments on your notes.	Upon a default under a receivable that is a loan or a finance lease, the servicer, on behalf of the issuing entity, has the right to enforce the issuing entity’s security interest in the related equipment. The servicer, on behalf of the issuing entity, also has the right to repossess and sell the equipment relating to a true lease after a lessee defaults. If a defaulting obligor contests the enforcement of a security interest, it may be difficult, expensive and time-consuming to exercise these rights.

Direct costs may be incurred in connection with repossession of equipment, which include legal and similar costs and the costs of necessary maintenance to make the equipment available for sale, re-lease or disposition. These could be fairly substantial. In connection with the repossession of equipment, all outstanding mechanic’s and other liens may be required to be paid as well as, in some jurisdictions, taxes to the extent not paid by the obligor.

The exercise of rights and remedies (including repossession) upon an obligor default may also be subject to the limitations and requirements of applicable law, including the need to obtain a court order for repossession of the equipment. Accordingly, the issuing entity or, in the case of default under a true lease of titled transportation equipment, the titling trust may be delayed in, or prevented from enforcing, certain of its rights under a receivable and in selling the related equipment. These limitations and delays could adversely affect the issuing entity’s ability to make payments on the notes and therefore reduce or delay the amounts available for distribution to you on your notes.

A failure on the part of the obligors
under the contracts to keep the
equipment free from liens could
adversely affect any repossession of
the equipment and result in reduced
or delayed payments on your notes.	Liens and other charges are likely to arise over the life of the equipment. The sums for which these liens can be asserted may be substantial and in some jurisdictions may exceed the value of the charges incurred by the equipment in respect of which the lien is being asserted. Lienholders may have rights to detain or even, in some circumstances, sell or cause the forfeiture of the equipment. These rights, as well as, in some jurisdictions, repairer’s charges and similar mechanic’s liens, may have priority over the security interest of the issuing entity or the indenture trustee in the equipment subject to the receivables.

Under the terms of the receivables, the obligors will be required to bear responsibility for and discharge all liens of this nature arising during the term of their contracts. However, we cannot assure you that the obligors will comply with their obligations, and any failure to remove a lien could adversely affect the servicer’s ability to repossess or resell the related equipment if an obligor defaults.

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Our bankruptcy or the bankruptcy
of an originator may cause
payment delays or losses.	The originators other than the titling trust will sell to us, directly or indirectly, receivables and, in the case of true leases of equipment other than titled transportation equipment, the related equipment. To the extent described in the accompanying prospectus supplement, the undivided trust interest beneficiary of the titling trust will sell to us a SUBI. We, in turn, will sell those assets to each issuing entity. We intend to structure these transfers in a manner designed to ensure that they are treated as “true sales,” rather than secured loans. However, a court could conclude that we or an originator effectively still own the assets supporting any series of notes. This could happen if a court presiding over our bankruptcy or the bankruptcy of an originator were to conclude either that the transfers referred to above were not “true sales” or that the bankrupt party and the owner of the assets should be treated as the same person for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

—	the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code that permit substitution of collateral;

—	tax or government liens on an originator’s or our property that arose prior to the transfer of a receivable or a beneficial interest in a receivable, as applicable, to the issuing entity having a right to be paid from collections before the collections are used to make payments on the notes; or

—	the fact that the issuing entity might not have a perfected interest in (a) some equipment relating to loans or finance leases and subject to certificate of title statutes or (b) any cash collections on the receivables held by the servicer, the subservicer or any other subservicer on the servicer’s behalf at the time that a bankruptcy proceeding begins. See “Description of the Transaction AgreementS – Collections” for a description of the time the servicer are allowed to commingle collections with its funds;

Furthermore, if an originator becomes subject to a bankruptcy proceeding, such originator, as debtor-in-possession, or such originator’s bankruptcy trustee, may reject the leases of which the applicable originator is the lessor in reliance on its right, under federal bankruptcy or similar state laws, to reject an executory contract or unexpired lease which is considered to be a “true lease” under applicable law. Upon rejection, payments to the applicable originator under the rejected lease may terminate and your investment may be subject to losses.

The insolvency of an obligor may
reduce payments on your notes.	If an obligor becomes a debtor in federal bankruptcy proceedings or any similar applicable state law, the issuing entity or the titling trust, as applicable, may be delayed or prevented from enforcing certain of its rights under the receivables, and we, the issuing entity or the titling

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trust, as applicable, may be delayed or prevented from obtaining possession of the related equipment from the obligor.

An obligor or its bankruptcy trustee may reject an equipment lease under which it is a lessee. Upon rejection, payments by the obligor under the rejected lease will terminate, the leased property will no longer be property of the obligor’s estate and the stay, so long as it pertains to the recovery of the leased equipment, will be automatically terminated.

For any receivable that is a loan, the issuing entity will have a bankruptcy claim equal to the outstanding amount of the loan to the obligor. If the issuing entity’s security interest in the equipment was not perfected (or such perfection has been permitted to lapse), the issuing entity will have an unsecured claim against the obligor in the outstanding amount of its loan and will have no right to obtain possession of the underlying equipment. On the other hand, if the issuing entity’s security interest in the equipment was properly perfected and of first priority, and that perfection and priority has been maintained, the issuing entity will have a secured claim to the extent of the value of the equipment and an unsecured claim for the remainder. If the issuing entity has a valid secured claim, it will be difficult to predict in any given case whether the issuing entity will be able to obtain bankruptcy court permission to obtain relief from the automatic stay and regain possession of the equipment and the length of time it will take to obtain such permission. In the meantime, however, the bankruptcy court may: (1) order the obligor to make a cash payment or periodic cash payments to the titling trust or the issuing entity, as applicable, as adequate protection for a decrease in value of such entity’s interest in the equipment while the automatic stay is in effect; (2) substitute other collateral for the equipment so long as such substitute collateral provides adequate protection for the titling trust’s or the issuing entity’s interests, as applicable (which may not be equipment); or (3) grant other relief as the court deems will result in the realization by the titling trust or the issuing entity, as applicable, of the indubitable equivalent of such entity’s interest in the equipment.

Possible liability for third party
claims may cause payment delays
or losses.	The transfers of receivables and, if applicable, the related equipment from the originators other than the titling trust to us, the transfer of SUBIs from the undivided trust interest beneficiary of the titling trust to us, and the transfer of all of those assets from us to each issuing entity, are intended to reduce the possibility that cash flows from those assets will be subject to claims other than the rights of investors in the notes issued by the issuing entity and of the parties to the applicable transaction agreements. However, to the extent an originator violates federal or state laws applicable to the receivables, an issuing entity or the titling trust, as applicable, could be liable to the obligor, as an assignee of any of the affected receivables. Under the related transaction agreements, we must repurchase from the issuing entity any affected receivables and related equipment or, if those receivables are included in the SUBI for your series of notes, cause reallocation of those receivables and the related equipment from the SUBI to the undivided trust interest of the titling trust and pay the issuing entity an amount equal to the predetermined value of such receivables and

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related equipment, as applicable. Since repurchasing a receivable included in a SUBI requires not only a repurchase payment but also a reallocation of receivables and the related equipment from the SUBI to the undivided trust interest of the titling trust, additional risk is associated with the enforcement of that repurchase requirement. Additionally, if we fail for any reason to perform our repurchase or payment obligations, as applicable, you could experience delays or reductions in payments on your notes as a result of any liabilities imposed upon your issuing entity.

If ERISA liens are placed on the titling
trust assets, you could suffer a loss on
your investment.	Liens in favor of, or enforceable by, the Pension Benefit Guaranty Corporation could attach to the true leases of titled transportation equipment and the related equipment owned by the titling trust, including any titled transportation receivables and the related equipment allocated to any transaction SUBI, and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes General Electric Capital Corporation (“GE Capital) and its affiliates. However, because the collateral agent of the titling trust has a prior perfected security interest in the leases of titled transportation equipment and the related leased equipment owned by the titling trust, these liens would not have priority over the interest of the collateral agent of the titling trust in those assets. While we believe that the likelihood of this liability being asserted against the assets of the titling trust or, if so asserted, being successfully pursued, is remote, you cannot be sure the true leases of titled transportation equipment and the related equipment owned by the titling trust will not become subject to an ERISA liability. Also see “ - Failure to perfect the assignment of a security interest in equipment securing a loan or a finance lease could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on such equipment and could result in losses on your notes.”

Defaults on the receivables may
cause payment delays or losses.	The notes of your series will represent debt obligations solely of your issuing entity. The notes will not be insured by any of us, the servicer, any subservicer, your issuing entity or any other person or issuing entity and consequently, you will rely primarily upon collections on the receivables in your issuing entity and, if applicable, the receivables included in the related SUBI, for payments on your notes. Your notes may have the benefit of a cash reserve account, subordination of one or more other classes of notes and/or one or more other forms of credit enhancement specified in the related prospectus supplement. This credit enhancement will cover losses and delinquencies on the receivables up to some level. However, if the level of receivables losses and delinquencies exceeds the available credit enhancement, you may experience delays in payments on your notes or may not ultimately receive all interest and principal due on your notes.

Transfer of servicing may delay
your payments.	If the servicer or any subservicer on its behalf were to cease servicing the receivables or the related equipment, as applicable, or a successor servicer or subservicer therefor was not able to be appointed, delays in processing payments on the receivables and information regarding payments on the receivables, including, if applicable, residual

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Commingling of payments.

realizations on the related equipment, could occur. This could delay payments to you on your notes.

The servicer, on behalf of the issuing entity, will deposit, or cause to be deposited, all payments on, and proceeds of, the receivables and, if applicable, the related equipment collected during each fiscal month into the related collection account within two business days after receipt. However, provided that certain requirements for monthly or less frequent remittances as described herein and in the prospectus supplement are satisfied, then so long as such servicer is the servicer and (i) there exists no servicer default and (ii) each other condition to making monthly or less frequent deposits as may be specified by the rating agencies is satisfied, the servicer will not be required to deposit such amounts into the related collection account until, on or before the business day preceding the payment date. Pending deposit into the related collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit such funds, you might incur a loss.

Losses and delinquencies on
the receivables and the related
equipment may differ from the
originator’s historical loss and
delinquency levels.	We cannot guarantee that the delinquency and loss levels of receivables and, if applicable, the related equipment in your issuing entity’s asset pool, including, if applicable, in the related SUBI, will correspond to the historical levels the originator has experienced on its similar equipment receivables portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

—	changes in the local, regional or national economies; or

—	changes in particular industries.

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CHARACTERISTICS OF THE RECEIVABLES

We will provide information about each issuing entity’s pool of receivables and, if applicable, the related equipment in the applicable prospectus supplement. Your issuing entity’s pool of receivables may include or primarily consist of a SUBI. If your issuing entity’s assets will include or primarily consist of a SUBI, we will provide information regarding such SUBI in the accompanying prospectus supplement. Each issuing entity’s receivables pool will consist of one or more of the following types of assets (but not necessarily all of the following): loan receivables, lease receivables, security interests in, or ownership of the related new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment and a SUBI representing 100% beneficial interest in a portfolio of the true leases of new or used titled transportation equipment. The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over a designated floating rate, type of equipment, payment frequency and loan value and lease value, as applicable, of the receivables and the geographic distribution of the obligors related to the receivables. In no event will the receivables secured by equipment loans and leases secured by, or related to, new or used maritime assets and, in the case of true leases, the related equipment, exceed 49% of the net receivable value of the receivables, and in no event will the net receivable value of the receivables secured by equipment loans and leases secured by, or related to, “other equipment”, exceed 10% of the net receivable value of the receivables, in each case, as of the cut-off date. To the extent your issuing entity’s assets include beneficial interest in a SUBI, references to your issuing entity’s receivables and the related equipment in this prospectus and the accompanying prospectus supplement shall be deemed to refer to all the receivables and the related equipment owned by your issuing entity and all the receivables and the related equipment included in the related SUBI.

Equipment Loans and Lease Payments

Each issuing entity’s receivables consist of financing arrangements that can be categorized into two types, and each issuing entity may have one or both types of the following: (a) loan receivables, by which we mean amounts owed under a contract that takes the form of a promissory note, secured by specific equipment, that is financed under that note; or (b) lease receivables, by which we mean receivables that arise under a contract that takes the form of a lease, regardless of whether that lease would be characterized as a “finance lease” or a “true lease” for tax, accounting or other purposes. In a true lease other than TRAC lease, the applicable originator, as lessor, retains the residual risk in the equipment and claims the tax benefits associated with ownership of the equipment. As a general matter, in a true lease that is a TRAC Lease the lessee, retains the residual risk in the equipment but the applicable originator, as lessor, may claim the tax benefits associated with ownership of the equipment.

Leases of personal property may have one of two different characterizations for commercial law purposes:

—	“lease intended as security” – is a lease where the lessee is deemed to be the beneficial owner of, and the lessor (or its assignee) is deemed to hold a security interest in, the leased equipment. These leases are often referred to as “finance leases” and are referred to herein and in the accompanying prospectus supplement, if applicable, as “finance leases”; and

—	“true lease” – is a lease where the lessor (i.e., an originator and its assigns) is deemed to be the beneficial owner of the leased equipment.

A portion of the leases included directly in your issuing entity’s asset pool or, if applicable, allocated to the SUBI may consist of TRAC leases. TRAC leases generally provide that, in effect, upon the expiration of the lease term, the lessee is required to pay to the applicable originator the amount fixed by the lessee and the applicable originator at the inception of the related lease and specified therein (the “TRAC amount”). This obligation has the economic effect of allocating the residual value risk of the leased equipment to the lessee. Specifically, the terminal rental adjustment clause in a TRAC lease will specify that at the end of the term of the TRAC lease, the lessee will either purchase the leased equipment for the TRAC amount or return such equipment to the applicable originator which will then sell it to a third party. In the case such equipment is returned to the applicable originator for disposition (i) the proceeds of such disposition of the leased equipment will be applied to pay the applicable originator the TRAC amount and (ii) the lessee will be obligated to pay the applicable originator the excess of the TRAC amount over the sale proceeds or the lessee will be entitled to receive from the applicable originator the

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excess of the sale proceeds over such TRAC amount. A number of states have enacted statutory provisions which specify that a lease with a term like a TRAC lease is to be treated as “true lease” for purposes of commercial law.

Selection Criteria

We will select receivables (including any receivables included in the applicable SUBI, if applicable) to sell to each issuing entity using several criteria. These criteria will include that each receivable transferred to an issuing entity must:

(a)  be payable in United States dollars;

(b)  have an obligor which (i) is not a governmental or municipal issuer (other than United States governmental authorities) provided, that otherwise eligible receivables owing from state, local or municipal entities and not exceeding the limit on such receivables described in the related prospectus supplement are deemed eligible receivables, and (ii) is not domiciled outside of the United States and who does not have its primary address outside the United States;

(c)  have the equipment relating to such receivable located in the United States or Puerto Rico;

(d)  not be delinquent (i.e. not greater than 30 days past due and/or in non accrual status, or written off as uncollectible by the applicable originator );

(e)  have been originated or acquired in accordance with the applicable originator’s credit and collection policies;

(f)  if such receivable is a loan or a finance lease, grant a first priority perfected security interest in the related equipment, free and clear of all liens other than certain permitted encumbrances unless the receivable meets the applicable originator’s criteria to not file a financing statement with respect to the related equipment; and

(g)  not have an obligor that is shown in the applicable originator’s records as being the subject of a bankruptcy proceeding.

Additional criteria for any particular issuing entity’s receivables will be listed in the related prospectus supplement. We will not use selection procedures that we believe to be adverse to you in selecting the receivables that we sell to your issuing entity.

Each issuing entity’s receivables may include receivables with respect to which the initial payment has not been made.

Residual Valuation

A key input to the origination process for a lease is establishing the residual value of the related equipment. GE Capital Commercial Inc. (“GECCI”) has adopted the residual value policy specified in the GE Capital Bank Credit Policy 5.00, dated as of December 15, 2011 (as amended, supplemented or otherwise modified from time to time “Credit Policy 5.0”). Residual Values will be established by obtaining a primary data source that is generally accepted in the industry to establish market values of residuals, and by identifying one or two additional data sources to confirm market values. Expected and unexpected changes in the market are measured and adjusted where applicable. To the extent market conditions are consistent with historical data, values for similar equipment are expected to be consistent. To the extent there are unexpected changes to a specific market, a determination will be made whether the change is permanent or not. If the change is deemed to be permanent, future residual values will be adjusted accordingly and the portfolio will be examined for potential ASC 360 impairments. Notwithstanding, GE Capital Bank’s overarching approach is to set residuals using through-the-cycle principals. Residual values will be established by collateral type and matrices will be used for specific collateral types that meet certain thresholds of term, hours of use or dollar value. Matrices, or the process used by the Asset Management unit of GE Capital, the

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subservicer, to establish and update residual matrices for products approved by GE Capital Bank will be approved by GE Capital’s Chief Credit Officer and GE Capital Bank’s Chief Credit Officer annually, or sooner if market conditions warrant. Residual values that are specific exceptions to the established matrices will be subject to specific delegations of authority as determined by GE Capital Bank’s Chief Credit Officer. GECCI and each other subsidiary of GE Capital Bank that provides lease financing will develop an implementing requirement or guideline subject to approval by GE Capital Bank’s Chief Credit Officer. The guideline will establish minimum procedures to (i) govern the establishment, approval and communication of residuals by collateral type and terms of use, (ii) periodically validate and update residual tables and establish delegations of authority to perform same, and (iii) periodically report gains and losses realized from the disposition of off lease collateral against the booked residual value.

Security Interests / Residuals

To the extent an issuing entity’s receivables are equipment loans or arise under finance leases, the applicable originator will obtain a security interest in the related equipment, which it will sell to us, we will transfer to your issuing entity and your issuing entity will pledge to the indenture trustee for your series. No security interest may be obtained when the receivable relates exclusively to software. Whether the originator takes steps necessary to perfect its security interests in such equipment depends on the originating reporting category and the type and size of the transaction (the “Perfection Criteria”). Failure to take all steps necessary to perfect security interests in equipment may hinder the ability of your issuing entity to realize the value of equipment securing the receivables. See “RISK FACTORS” in this prospectus.

For Direct Origination receivables and subject to the Perfection Criteria, financing statements are filed on non-titled equipment in most instances. Perfection may also be achieved through alternative means, such as filing of collateral interests with the Department of Motor Vehicles, in the case of transportation assets. See “Origination of Receivables” in this prospectus. In instances when the Direct Origination receivables have been acquired from third parties and subject to the Perfection Criteria, the originator confirms that all steps have been taken by the third party originator to obtain or perfect the security interest in the related equipment, which perfected security interest is assigned to us.

For both Indirect Origination receivables and Direct Origination receivables, the general rule is to file financing statements for loans and finance leases in excess of $35,000 of equipment cost per contract. For true leases, GECCI or another originator files precautionary financing statements for transactions in excess of a higher threshold amount, which varies from $75,000 to $100,000. However, when GECCI or another originator acquires portfolios of leases originated by third parties, it may not confirm that all steps may have been taken by the third party originator to obtain or perfect the security interests in the related equipment. We will disclose in the applicable prospectus supplement if lease receivables from acquired portfolios make up a material portion of the issuing entity’s assets. See “Origination of Receivables” in this prospectus.

To the extent an issuing entity’s receivables are true leases for commercial law purposes, upon origination, the originator owns the leased equipment, rather than having a security interest in it. Originators other than the titling trust will sell us true leases of equipment other than titled transportation equipment and, to the extent set forth in the accompanying prospectus supplement, the related equipment and the undivided trust interest beneficiary of the titling trust (the “UTI beneficiary”) will sell us beneficial interests in true leases of titled transportation equipment and the related equipment. We will transfer the assets sold to us by the originators and, if applicable, the UTI beneficiary to the issuing entity to the extent described in the accompanying prospectus supplement.

Your issuing entity will arrange for the servicing of those receivables and the related equipment by GE Capital Bank or any other eligible servicer. GE Capital Bank will service all the assets that are owned or beneficially owned by your issuing entity pursuant to the terms of the servicing agreement between your issuing entity and GE Capital Bank (the “servicing agreement”). Under the master services agreement, GE Capital has been appointed to, among other things, act as subservicer on behalf of GE Capital Bank with respect to assets originated by GE Capital Bank’s subsidiaries, including all the receivables and the equipment that are owned by your issuing entity or which are included in the related SUBI, as applicable. The proceeds of any residual realizations, that your issuing entity receives from the sale, re-lease or other disposition of that equipment in any fiscal month, will be available to, or be the property of, the issuing entity to the extent specified in the applicable prospectus supplement.

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Interest and Amortization Types

An issuing entity’s receivables may include fixed rate receivables and floating rate receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are loans have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including true leases and finance leases, may not disclose an explicit interest rate, but they have an implicit interest rate that the applicable originator uses to calculate the periodic payments in a way similar to the way that it calculates periodic installment payments under a loan.

All of the receivables in each issuing entity will be either pre-computed receivables or simple interest receivables. The difference between these two types of receivables is the way that each installment payment is divided between principal and interest.

Under a pre-computed receivable, each installment payment is divided between interest and principal on a predetermined basis, without regard to the period of time that has elapsed since the prior payment was made. This allocation is made either on an actuarial basis or according to a variation on the rule of 78’s. (See the box below for an explanation of the difference).

In contrast, under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.

Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made.

Under an actuarial receivable, the interest component of each installment equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by an appropriate fraction. On a receivable that requires payments every month, the appropriate fraction would be1/12, since that is the portion of a year that elapses between the required payment dates. On a receivable that requires payments every three months, the appropriate fraction would be 3/12, or 1/4.

Under a rule of 78’s receivable, the interest component of each installment is determined using a method equivalent to the rule of 78’s. The rule of 78’s is a method of calculating the unearned portion of the pre-computed finance charge on receivables repayable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the pre-computed finance charge at any time is equal to that portion of the finance charge which the sum of the number of months the obligations are outstanding after the calculation date (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78) bears to 78.

If a pre-computed receivable is prepaid in full, the obligor is entitled to a rebate equal to the portion of the total amount of payments that is allocable to unearned add-on interest. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of the rebate on a pre-computed receivable is determined based upon whether the receivable is an actuarial receivable or a rule of 78’s receivable and the requirements of the law of the state where the obligor is located; however, the rebate for certain pre-computed receivables may, in some circumstances, be an amount approximately equal to the remaining

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scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule.

The amount of the rebate under a rule of 78’s receivable generally will be less than the amount of the rebate on an actuarial receivable for the same amount and generally will be less than the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule. These amortization features and related rebates for pre-computed receivables should not result in shortfalls of principal payments on your notes because the portion of the interest payments on these receivables that give rise to rebate requirements are essentially treated as principal paydown for purposes of the notes.

Payment Terms

The receivables primarily have either quarterly or monthly payment schedules. Most of the receivables require level payments. In certain cases, the payment terms of receivables permit an obligor to skip specified payments to accommodate the seasonal or other cash flow fluctuations of the obligor’s business.

Most of the receivables either do not permit voluntary prepayment or require additional payments to compensate the holder of the receivable in the event of a voluntary prepayment. However, some receivables may permit voluntary prepayment by the obligor, with no such compensation.

Lessor / Lessee Ongoing Obligations

The leases under which your issuing entity’s receivables arise will generally be documented as “triple net leases.” Accordingly, the lessees under such leases will generally be responsible for paying all the applicable taxes, and obtaining and maintaining adequate insurance in connection with the possession and operation of the equipment, as well as for maintaining, registering or certificating (as applicable) such equipment. Additionally, a lessee under a typical lease owned or beneficially owned by your issuing entity is required to notify the lessor of changes in the leased equipment’s location and obtain the lessor’s written permission to any rent or sub-lease of the leased equipment to a third party.  Furthermore, under the typical terms of such lease, the lessee is also responsible for compliance with the return conditions set forth in the lease upon ultimate return of the leased equipment. Such return conditions may include usage limitations, normal “wear and tear” conditions, payment of de-installation costs and costs associated with delivery of the related equipment to warehouses or other venues.

Insurance

Obligors may be required to obtain and maintain physical damage insurance with respect to the equipment related to your issuing entity’s receivables in a minimum amount equal to the unpaid balance of such receivables, the stipulated loss value of the related equipment, or such other amount as the applicable originator may specify. To the extent physical damage insurance is required, an obligor may also be required to deliver to the applicable originator policies or certificates of insurance evidencing such coverage and naming such originator as a loss payee or, in certain cases, provide for coverage to such originator regardless of the breach by the obligor of any warranty or representation made therein, or provide that coverage may not be canceled or altered by the insurer except upon prior written notice to the applicable originator within a specified period of time.

Extension Procedures

The servicer may, on behalf of the issuing entity, agree to extend a receivable when payment delinquencies result from temporary interruptions in an obligor’s cash flow. In an extension, one or more payments are moved to a future date, which may be before or after the original final maturity of the receivable. The servicer is not permitted to extend the final payment date for any receivable beyond the maturity date specified in the applicable prospectus supplement.

An obligor may be charged an extension fee, which is usually payable at the time a receivable is extended. Interest continues to accrue on the unpaid balance of the receivable during the period that payments are not required.

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Non-Accrual and Write-Off Policy

Receivables will be placed on non-accrual status when collectability of principal and interest in full becomes in doubt. This generally will occur when a receivable becomes 90 days past due. A receivable the related obligor of which has filed for bankruptcy generally will be placed on non-accrual status. Receivables that are current or less than 90 days past due may be placed on non-accrual status if circumstances place in question the ability to collect principal and interest on such receivables in full. Receivables will remain in non-accrual status until they become current, the related obligor has sustained repayment performance for a reasonable period of time and the related obligor demonstrates a continued capacity to repay. A sustained period of repayment performance generally would be a minimum of six months. Receivables on which principal or interest is past due and has not been paid for a period of 180 days that are not well secured and in the process of collection, are considered bad debts for which the remaining exposure net of collateral value is written off to the reserve for receivables losses account. Fraudulent receivables are written off no later than 90 days after discovery of fraud. Receivables in bankruptcy under Chapter 7 of the United States Bankruptcy Code are written off within 60 days of receipt of notification of filing from the bankruptcy court.

ORIGINATION OF RECEIVABLES

The receivables acquired by your issuing entity and the receivables included in the beneficial interest acquired by your issuing entity, were originated by GECCI and other affiliated originators (each a “GECCI Originator”), as may be specified in your prospectus supplement. Each of the GECCI Originator’s originates and acquires receivables in several ways:

—	Such GECCI Originator makes equipment loans and leases directly to persons who are primarily end-user purchasers of new and used transportation equipment, maritime assets, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment using standard documentation, except where revisions have been negotiated and approved (“Direct Originations”).

—	Such GECCI Originator makes equipment loans and leases indirectly to end-user purchasers of industrial equipment, construction equipment, technology and telecommunications equipment utilizing long-term partner relationships with equipment manufacturers, vendors and dealers (“Indirect Originations”). Indirect Originations are generally governed by a “program” agreement, which defines the working relationship between the partner and the applicable GECCI Originator. Some of the program agreements include loss sharing, residual sharing or other arrangements through which the partner agrees to participate in the risk of receivables originated under the agreement.

—	Such GECCI Originator acquires receivables originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, such GECCI Originator reviews all or a sample of the third party documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with their standards.

Credit Approval Process

GE Capital Bank promulgated Credit Policy 5.0 to apply to and be implemented by GE Capital Bank and its subsidiaries.

Pursuant to Credit Policy 5.0 and other associated policies, the applicable originator must identify and analyze the material bases of the investment, including the obligor, collateral, industry, legal, compliance, reputational, and environmental risk, as appropriate. All known and contingent liabilities and material risks must be considered. Individual risk procedures and authority delegations are implemented where appropriate within the business segment origination process.

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The GE Capital Bank Credit Policy 5.0 and other associated policies describe the practices used to identify, monitor, measure and control credit risk in a manner that is consistent with GE Capital Bank’s overall credit risk profile. These practices include:

•	establishing GE Capital Bank’s credit risk strategy and profile, including limits to single obligors, industries, collateral types and geographic exposures;

•	monitoring GE Capital Bank’s credit risk profile through rigorous portfolio and investment monitoring;

•	establishing rigorous origination criteria to ensure appropriate risk and reward measures are met, and are in compliance with the defined investment authorities;

•	defining escalation procedures and circumstances that may require senior management, GE Capital Bank’s board of directors, or GE Capital Bank’s Chief Credit Officer to take action to change GE Capital Bank’s credit risk position;

•	establishing criteria to ensure risk data is accurate and appropriately maintained;

•	establishing requirements to ensure the most efficient and effective collections management; and

•	assessing compliance with all of the foregoing through periodic risk and control-based internal audit testing.

The following is a summary of GE Capital Bank Credit Policy 5.0 and other associated policies and procedures:

GE Capital Bank deploys and utilizes the following two underwriting methodologies: automated risk scoring models and discrete investment approval.

Automated risk scoring models are used in decision strategies or as enablers of manual underwriting for certain investment profiles to improve the decision cycle time and simplify the equipment acquisition process for the dealers and obligors. Proprietary business segment models tailored to the unique operations of GE Capital Bank are used to approve investment decisions. Among other things, the applications use auto-decision technology and/or “workflows” to approve or decline a credit application, based on GE Capital Bank’s credit approval hierarchy, and serve as an online repository of all credit application data. The credit system that utilizes automatic risk scoring models uses a proprietary model of statistically based data that includes, among other things, business tenure, credit experience, payment performance, and limited financial and personal credit information, if supplied, to generate a credit decision.

In general, for receivables less than either $500,000 or $1,000,000 (depending on the financing program), credit evaluation is based on an automated credit system that is employed to process applications, which arrive by telephone, facsimile machine, the internet or other means. The credit system uses GE Capital Bank’s proprietary risk scoring models. Applications are referred for manual evaluation if the credit system lacks sufficient information to render a decision, the aggregate exposure to the customer is greater than $1,000,000 or the standard business practice for a particular program relationship is to do so.

In general, for all receivables greater than $500,000 or $1,000,000 (depending on the financing program), primary responsibility for credit approval, monitoring and review are placed with risk analysts. Risk analysts evaluate each applicant based on the obligor and any guarantor’s assets, liabilities, income, credit history and other relevant demographic, business, personal and collateral information. In cases where receivables originated by unaffiliated companies are acquired, GE Capital Bank applies the same credit approval standards to those receivables. In general for all receivables greater than $1,000,000, the applicant is required to provide information, which may include the following:

—	details of the financing request;

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—	two years of financial statements;

—	bank, trade and other references; and

—	in the event there are guarantees to be provided, bank references and two years of financial statements of each guarantor.

Each application subject to discrete investment approval is submitted, along with related materials, to a risk analyst for review. Each risk analyst is required to evaluate each discrete investment approval underwriting based on the obligor and any guarantor’s assets, liabilities, income, credit history and other relevant demographic, business, personal and collateral information, and prepare a credit evaluation which may include:

—	a summary of the proposed terms of the financing;

—	a description of the obligor’s business, including its managerial experience;

—	financial statement and cash flow analysis of the applicant and any guarantors;

—	an analysis of recent profits and losses, margin trends and portfolio comparisons of obligors in the same industry;

—	an evaluation of the related collateral; and

—	an analysis of GE Capital Bank’s aggregate potential exposure to the obligor.

When the risk analyst with the appropriate credit authority has completed his or her review, a decision is made to approve, reject or escalate the application in accordance with the credit policies described below.

Applications that were not supported either by the automated risk scoring models or, in the case of applications subject to discrete investment approval, by such risk analyst that reviewed such applications, may become subject to an approval escalation process. If such approval escalation process is applied to any of those applications, those applications will be directed to a risk analyst at the appropriate credit authority at the applicable originator who may approve such applications after taking into account a variety of non-exclusive compensating factors such as additional down payment, additional collateral, a security deposit or a personal guarantee or after exercising discretion granted to such risk analyst under GE Capital Bank’s underwriting and receivable management policies and procedures (including, the authority to waive the restriction for which the related application was not supported by the automated risk scoring models).

In addition to the financial information provided by the applicant, each GECCI Originator utilizes proprietary and third party vended financial models to evaluate the credit application and establish a credit rating for the obligor. The financial models consider data such as failure rates in the obligor’s industry, the average years in business of companies in the obligor’s industry, the level of profitability of companies in the obligor’s industry and variations in the obligor’s industry according to geographical location. These financial models, in conjunction with the financial information provided by the applicant, provide the GECCI Originators with a comprehensive view of the risk profile of the obligor and are an integral part of its credit approval process.

The maximum amount that a GECCI Originator will finance under a receivable varies based on the obligor’s credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule, the length of the receivable and GE Capital Bank’s existing exposure to the obligor. If approved, documentation is prepared and forwarded to funding specialists who book the receivable on to the applicable accounting system. Funds are disbursed based on the obligors’ instructions.

Obligors are provided with options for remitting payments including checks, direct debit or wire transfer. Most obligors choose to remit payment by check. Under an arrangement with a collecting financial institution, obligors remit funds to a designated postal address at that institution. Employees of that institution process the

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checks for clearing and post the balances to the account of the applicable GECCI Originator. The collecting institution then transmits to the applicable GECCI Originator, in electronic format, a notification of daily balances posted to the applicable account. This information is used by that GECCI Originator to update its receivables account database on a daily basis. At the end of each business day, all amounts on deposit with the applicable GECCI Originator are transferred into one or more accounts of GE Capital Bank.

In cases where receivables originated by unaffiliated companies are acquired by a GECCI Originator, the acquiring entity applies the same credit approval standards to those receivables. More specifically, to the extent there are discrepancies between an obligor’s receivables account on the applicable database and the collecting institution’s records, the acquiring GECCI Originator hires an unaffiliated company to investigate the discrepancy and reconcile the accounts.

Credit Authorities

The credit authorities are set forth in GE Capital Bank Credit Policy 5.0, which GE Capital Bank’s board of directors approved for delegation to management of GE Capital Bank subject to General Provisions of 5.0 Investment Authorities granted to GE Capital.

Credit authority is segmented by aggregate GE Capital Bank exposure to the obligor, transaction size and equipment type. Based upon the segmented approach, the following maximum credit authorities have been established:

Authority:	Amount:
GE Capital Bank Board of Directors	Above $200 million
Chairman/President and Chief Credit Officer of GE Capital Bank	Up to $200 million
Risk Analyst or Risk Manager	Up to $75 million

The credit authorities are approved by GE Capital Bank’s board of directors. At least annually, GE Capital Bank’s chief credit officer or such person’s delegates are responsible for establishing credit authorities in line with GE Capital Bank’s credit risk limits. GE Capital Bank’s board of directors ultimately approves credit authorities. Any changes to the credit authorities, including for new products, must be reapproved through GE Capital Bank’s board of directors. For individually managed clients, each credit approval must consider GE Capital Bank’s consolidated total direct exposure to the obligor. In this regard, the applicable GECCI Originator must conduct a GE Capital Bank-wide risk exposure search utilizing GE Capital Bank’s corporate database tool and take it into account when determining the appropriate credit authority level. Any changes in credit authority must first be approved by a chief credit officer.

Policy 6.0 is a portfolio management tool that facilitates management of credit risk by setting out performance standards applicable to respective asset types, monitoring actual performance against such targets, and facilitating control of corrective action when actual performance varies from standards.

Asset and Portfolio Control

The Chief Credit Officer at GE Capital Bank is responsible for ensuring that appropriate controls exist to monitor compliance with GE Capital Bank Credit Policy 5.0. Various operational review processes exist to further test compliance with delegated authorities. Additionally, in accordance with GE Capital Bank’s annual risk assessment and audit plan, various teams outside of the originating business unit perform independent reviews to evaluate the extent to which GE Capital Bank Credit Policy 5.0 and practices are being appropriately implemented and followed.

The integrity of the automated risk scoring models used to process prospective customer applications is periodically validated under the GE Capital Bank’s Model Governance Policy. This validation is performed to ensure that the scores and decisions that are generated by the automated risk scoring models are accurate and fully aligned with the model development specifications. Additionally, risk analysts from the various business units of GE Capital Bank are also required to perform unit validation.

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Delinquencies and Net Losses

In the prospectus supplement for your notes, we provide you with certain historical information concerning delinquencies and net losses on the entire portfolio of receivables of the originators in the prospectus supplement for your notes. This information may exclude any category of receivables not included in your issuing entity. We will also provide you with certain static pool information in the prospectus supplement for your notes.

Delinquency and Loss Mitigation Strategy

In order to reduce potential losses on the receivables, GE Capital Bank utilizes a dual approach to manage delinquencies and mitigate losses, namely:

—	an identification process; and

—	a prevention and resolution process.

Identification Process

GE Capital Bank utilizes a statistically-based analysis of economic leading indicators and emerging portfolio trends that highlights any weaknesses in an industrial sub-sector in the form of a Reporting 6.0 risk bulletin. The use of risk bulletins are important not only to provide feedback to the credit authorities as part of the credit approval process in GE Capital Bank Credit Policy 5.0, but also to serve as an early warning system of potential losses with respect to current obligors. Analysis of industry trends is used in conjunction with customer behavior scoring models that are intended to identify in advance obligors that are likely to default on their obligations.

Prevention and Resolution Process

Central collections departments service the receivables of the originators and utilize the following servicing standards depending on the type of receivable.

From time to time (generally less than 2.5% of the GE Capital Bank portfolio in the aggregate) the originator has contracted with third parties to execute early stage collection tactics designed to improve customer contact and determine reasons for delinquency. All third party activity is governed by service agreements between the applicable originator and the servicing party and maintains the standards and integrity of processes applied to that originator directly. In all cases, the applicable originator maintains management oversight of collection activity.

In general, for all Direct Origination receivables, after an account is 10-days past due or an applicable grace period has expired, the obligor is contacted by telephone to remind it of the obligation to make payment, including any applicable late charges. In general for Indirect Origination receivables, after an account is 5 days past due the obligor is contacted by telephone reminding it of the obligation to make payment, including any applicable late charges.

In certain instances, the obligor may request an extension of payment terms from the applicable originator. Generally extensions are subject to evaluation of the request, and updated financial and other information before making a determination. In consideration for the extension, the obligor may be required to pay an extension fee as noted above in “Characteristics of the Receivables – Extension Procedures”. In the event the extension is granted, interest will continue to accrue on the unpaid balance.

After efforts to cure the delinquency have been exhausted, the obligor is sent a formal default notice and generally given 10 days to cure the default. If payment is not received within a defined (generally 10-day) cure period, then a variety of options are available for recovery of the debt. These include:

—	Referral to Global Restructuring Solutions.

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The Global Restructuring Solutions Group (“GRS”) of the Commercial Lending and Leasing Division of GE Capital in the Americas (“GECA”) specializes in formulating restructuring and workout arrangements for troubled companies with outstanding balances greater than $500,000. GRS is engaged proactively to manage accounts deemed to have a favorable prospect of collection when the account is either delinquent or not delinquent, but subject to financial or operating distress that may render the account in default or imminent default.

If GRS determines that a restructuring solution is not viable, then it may either refer the matter back to the collections department for further action or it may refer the matter directly to outside counsel.

—	Repossession of Equipment.

In certain instances, the collections department will instruct a repossession agent to repossess the equipment underlying the receivable. This approach is common in cases where the collateral is not essential to the business of the obligor and where repossession is feasible without damaging the equipment. Once the equipment is recovered either pursuant to a court order or pursuant to repossession, the collections department will transfer the equipment to the applicable originator’s asset management group to sell the equipment. Amounts recovered from the sale are applied to the debts owed to the applicable originator. To the extent there is still a deficiency in the amount recovered from the proceeds of the sale, then the collections department may instruct outside counsel to pursue the outstanding amount by obtaining a deficiency judgment against the obligor or any guarantor. For more information on deficiency judgments, please refer to “Deficiency Judgment and Excess Proceeds; Other Limitations” in this prospectus.

—	Referral to Outside Counsel.

In cases where the collateral is essential to the business of the obligor, for example, trailers belonging to an obligor in the transportation industry, the obligor may not surrender possession of the collateral. In these cases, the matter is referred to outside counsel to commence litigation proceedings to recover the equipment. Litigation may also be pursued against personal guarantors or in various other circumstances.

•	Referral to a Collection Agency.

After the outstanding balance of a receivable has been written off in full, the receivable may be referred to a collection agency to continue the collection effort. Generally, the collection agency is given authority to settle an account at any time. If there is a possible settlement below their stated authority, then the collection agency is required to obtain the originator’s approval to settle. Recovery payments on equipment loans that have been written off are remitted to the originator on a monthly basis. In certain instances, receivables may be referred to a collection agency prior to a write-off. In those instances, recovery payments are remitted to the originator promptly upon receipt.

USE OF PROCEEDS

We will apply the net proceeds from the issuance of notes to buy receivables and, to the extent specified in the accompanying prospectus supplement, the related assets and the related SUBI from the originators and the UTI beneficiary, as applicable, and, to the extent specified in your prospectus supplement, to make deposits in various bank accounts, which may include, any pre-funding account for your issuing entity or reserve account for the issuing entity to the extent described in the prospectus supplement for your series.

IMPORTANT PARTIES

GECB Equipment Funding, LLC

We are a Delaware limited liability company formed on November 16, 2012. We will sell the receivables and, to the extent specified in the accompanying prospectus supplement, the related SUBI and sell or pledge, as applicable, any residual interests in the related equipment to each issuing entity and act as each issuing entity’s managing member. We are a wholly-owned subsidiary of GECCI, which, in turn, is a wholly owned subsidiary of

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GE Capital Bank, a Utah-chartered industrial bank, which is a wholly owned indirect subsidiary of GE Capital. We are organized for the limited purpose of buying receivable, related equipment residuals and beneficial interests in receivables and related equipment, directly or indirectly, from GECCI and its affiliates, and transferring or pledging those receivables and residual interests to issuing entities that issue notes backed by such receivables. The depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets. The notes issued by the issuing entity do not represent an interest in or an obligation of the depositor. Our principal executive offices are located at 6510 Millrock Drive, Suite 200, Salt Lake City, UT 84121, and our telephone number is (801) 733-2820. You can find more information about our legal separateness from GECCI, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under “Legal Aspects of the Receivables – Bankruptcy Related Considerations” in this prospectus.

GE Capital Commercial Inc.

GECCI, a Delaware corporation, is a direct subsidiary of GE Capital Bank and an indirect subsidiary of GE Capital. GECCI’s primary business purpose is to originate senior secured commercial loans and commercial equipment leases. GE Capital Bank acquired Citicorp Leasing, Inc. (“Citicorp Leasing”) on August 1, 2008, in conjunction with GE Capital and GE Capital Bank’s purchase of Citigroup Inc.’s middle market leasing and lending business. Immediately prior to Citicorp Leasing’s name change to GECCI, seven other subsidiaries of Citigroup, Inc. were merged into Citicorp Leasing.

The Issuing Entities

Your issuing entity will be either a new trust or limited liability company formed by us. Your issuing entity will issue one series of notes, in one or more classes, at prices and on terms set forth in the accompanying prospectus supplement. Your issuing entity may also issue certificates representing an equity interest in your issuing entity. If any such certificates are issued by your issuing entity, those certificates will be described in the accompanying prospectus supplement but will not be offered to the public.

The Titling Trust

The titling trust is a Delaware statutory trust and is governed by the amended and restated trust agreement, dated as of November 19, 2012, between GECCI, as UTI beneficiary, and Wilmington Trust Company, as trustee (in such capacity, the “titling trust trustee”). The titling trust was created to avoid the administrative difficulty and expense associated with retitling leased titled transportation equipment in connection with the securitization thereof, and its primary business purpose is to take assignments of, and serve as record holder of title to leases related to, titled transportation equipment and the other assets directly related to such leases in order to facilitate sale or financing transactions in connection with the issuance of asset-backed securities involving such assets, including the securitization thereof. The UTI beneficiary is the beneficiary of all the assets of the titling trust that have not been allocated to any SUBI (“UTI”).

For more information on the titling trust, please refer to “Description of the Transaction Agreements – Agreements of the Titling Trust” and “LEGAL ASPECTS OF THE RECEIVABLES – The Titling Trust.”

The Owner Trustee or Managing Member and the Indenture Trustee

We will identify the owner trustee for your trust or managing member of your limited liability company and the indenture trustee for your notes in your prospectus supplement. The obligations of the indenture trustee and the owner trustee or managing member, as applicable, in connection with the issuance of the related notes is limited solely to its express obligations under the related agreements.

An owner trustee or managing member, as applicable, may resign at any time, in which event the owners of the issuing entity must appoint a successor owner trustee or managing member, as applicable. The administrator of the issuing entity, on behalf of the issuing entity, may also remove the owner trustee or managing member,

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as applicable, if the owner trustee or managing member, as applicable, ceases to be eligible to continue as owner trustee or managing member, as applicable, or if the owner trustee or managing member, as applicable, becomes insolvent. In that case, the administrator, on behalf of the issuing entity, must appoint a successor trustee or managing member, as applicable.

An indenture trustee may resign at any time by notifying the issuing entity in writing, and may be removed by the issuing entity if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If an indenture trustee resigns or is removed, the issuing entity must appoint a successor indenture trustee. In addition, noteholders of not less than 66⅔% of the outstanding principal balance of the notes may remove the indenture trustee by so notifying the indenture trustee in writing and may appoint a successor indenture trustee.

No resignation or removal of an owner trustee or managing member, as applicable, or an indenture trustee, as the case may be, or appointment of a successor owner trustee or managing member, as applicable, or successor indenture trustee, as the case may be, will become effective until the successor owner trustee or managing member, as applicable, or successor indenture trustee has accepted its appointment.

DESCRIPTION OF THE NOTES

Each issuing entity will issue one or more classes of notes pursuant to an indenture between the issuing entity and an indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. In addition to the notes offered by this prospectus, each issuing entity may issue one or more additional classes of notes that may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. Those additional classes of notes may be issued under the related indenture or under a separate agreement. We summarize the material terms of the notes and indentures below. This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.

Principal and Interest on the Notes

We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on, each class of notes of a series in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series. Each series may include one or more classes of notes of a type known as “strip notes.” Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.

The Indenture

Modification of Indenture. The indenture for each issuing entity may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the issuing entity and the indenture trustee. However, the following changes may not be made to any indenture without the consent of each affected noteholder:

(1)  any change to the due date of any installment of principal of or interest on any note or any reduction of the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;

(2)  any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;

(3)  any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;

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(4)  any modification of the provisions of the indenture regarding the voting of notes held by you, the applicable issuing entity or any other obligor on the notes;

(5)  any modification of the provisions of the indenture which affects the calculation of the amount of any payment of interest or principal due on any note on any payment date or which affects your rights to the benefit of any provisions for the mandatory redemption of the notes;

(6)  any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or

(7)  any change that adversely affects the status or priority of the lien of the indenture on any collateral.

Also an issuing entity and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, for the purpose of:

(1)  correcting or amplifying the description of any property at any time subject to the lien of the applicable indenture, or better to assure, convey and confirm to the indenture trustee a Lien on any property subject or required to be subjected to the lien of the indenture;

(2)  evidencing the succession, in compliance with the provisions of the applicable indenture, of another person to the applicable issuing entity, and the assumption by any such successor of the covenants of the issuing entity under the applicable indenture and in the notes;

(3)  adding to the covenants of the issuing entity, for your benefit, or to surrender any right or power herein conferred upon the applicable issuing entity;

(4)  mortgaging or pledging any property to or with the applicable indenture trustee;

(5)  replacing any cash reserve account with another form of credit enhancement; provided, the rating agency condition is satisfied;

(6)  curing any ambiguity, correcting or supplementing any provision in the applicable indenture or in any supplemental indenture that may be inconsistent with any other provision in the applicable indenture or in any supplemental indenture, or making any other provisions with respect to matters or questions arising under the applicable indenture or in any supplemental indenture; provided, that such action does not materially adversely affect your interests as noteholders;

(7)  evidencing and providing for the acceptance of the appointment under the applicable indenture by a successor or additional indenture trustee with respect to the notes or any class thereof and to add to or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the applicable issuing entity under the applicable indenture by more than one indenture trustee, pursuant to the requirements of the applicable indenture;

(8)  modifying, eliminating or adding to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted and to add to the applicable indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939; or

(9)  reflecting any change in GE Capital’s fiscal calendar (as long as the applicable issuing entity provides an officer’s certificate to its indenture trustee certifying that such amendment will not adversely affect in any material respect the interests of noteholders).

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Events of Default; Rights upon Event of Default. Any one of the following events will be an event of default for the notes in your series:

—	the issuing entity fails to pay any interest on any note within 5 days after its due date;

—	the issuing entity fails to pay any installment of the principal of any note on its due date;

—	the issuing entity materially defaults in observance or performance of any of its other covenants in the indenture for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

—	the issuing entity fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

—	the issuing entity becomes bankrupt or insolvent or is liquidated.

You should note, however, that until the maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose. Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose. Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the maturity date for that class of notes.

If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes shall be required to, declare the principal of the notes of that series to be immediately due and payable; provided that the indenture trustee shall, at the direction of holders of 66⅔% of the outstanding principal balance of the notes, or if specified in your prospectus supplement, holders of 66⅔% of the outstanding principal balance of one or more classes of those notes, be required to, exercise all rights, remedies, powers, privileges and claims of the issuing entity against the servicer or the transferor under or in connection with the servicing agreement and the purchase and sale agreement, including the right or power to terminate or to take any action to compel or secure performance or observance by the servicer or the transferor of each of their obligations to, or for the benefit of, the issuing entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the servicing agreement or the purchase and sale agreement, and any right of the issuing entity to take such action shall be suspended. The holders of a majority in principal amount of those notes may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or of exercising any power conferred on it. The declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default. Noteholders’ voting rights may vary by class.

If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on the issuing entity’s property, exercise remedies as a secured party, sell the related receivables or make demand upon the issuing entity by written notice that the issuing entity deliver the receivables files to it. However, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the

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outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or (iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66⅔% of the outstanding principal amount of those notes.

Each indenture will provide that, subject to the duty of the indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. The issuing entity is required to reimburse the indenture trustee for any losses and expenses incurred without willful misconduct, negligence or bad faith. Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.

No noteholder will have the right to take legal action under the related indenture, unless:

—	the noteholder gives the indenture trustee written notice of a continuing event of default;

—	the holders of at least 66⅔% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and offered reasonable indemnity to the indenture trustee;

—	the indenture trustee has not received a direction not to take legal action from the holders of at least 66⅔% of the outstanding principal amount of the notes in that series;

—	the indenture trustee has failed to take legal action within 60 days after the receipt of any such written notices; and

—	In addition, the noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their issuing entity unless noteholders representing not less than 66⅔% of the notes of each class of notes have consented thereto in writing.

For purposes of determining whether the requisite percentage of noteholders has consented to, or has given direction to the indenture trustee to take, any action, any notes held by the related issuing entity or any of its affiliates will be disregarded.

None of the owner trustee or managing member for any issuing entity, the related indenture trustee in its individual capacity, any owner of an issuing entity or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such issuing entity contained in the applicable indenture.

Certain Covenants. In its indenture, each issuing entity will agree not to consolidate with or merge into any other issuing entity, unless:

—	the issuing entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

—	that issuing entity expressly assumes the issuing entity’s obligations relating to the notes;

—	immediately after the transaction, no event of default would have occurred and not have been remedied;

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—	the issuing entity has been advised that the ratings of the notes of the particular series then in effect would not be reduced or withdrawn by the applicable rating agencies as a result of the transaction; and

—	the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would not (i) result in the issuing entity being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for United States federal income tax purposes, and (ii) cause the noteholders or beneficial owners of notes previously issued to be deemed to have sold or exchanged such notes under Section 1001 of the Code.

Each issuing entity will also agree not to take the following actions:

—	sell or otherwise dispose of any of its assets, except as permitted by its transaction documents;

—	claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law;

—	assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the collateral;

—	engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning (and beneficially owning), selling and managing ownership (and beneficial ownership) of, the receivables, the related equipment and the interests in the property constituting the collateral and, the issuance of the notes;

—	dissolve or liquidate or reorganize in whole or in part, except as contemplated by its transaction documents;

—	permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture;

—	make any loan or advance to any affiliate of the issuing entity or to any other person;

—	make any expenditure (by long term or operating lease or otherwise) for capital assets (either realty or personalty);

—	permit any lien, claim or other encumbrance to affect its assets or any part of the issuing entity, any interest in its assets or the issuing entity or any related proceeds;

—	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its indenture and its other transaction documents;

—	remove the managing member or trustee, as applicable, without cause unless the rating agency condition shall have been satisfied in connection with such removal; or

—	(i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any ownership or equity interest or security in or of the issuing entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security, (iii) set aside or otherwise segregate any amounts for any such purpose or (iv) make payments to or distributions from the collection account, in each case, except in accordance with the indenture.

Each issuing entity may engage in only the activities described in the related prospectus supplement.

Annual Compliance Statement. Each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.

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Indenture Trustee’s Annual Report. The indenture trustee for each issuing entity will be required to mail each year to all of the related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture. An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.

ADMINISTRATIVE INFORMATION ABOUT THE NOTES

Denominations

We will identify minimum denominations for purchase of notes in the related prospectus supplement. If we do not specify any denomination, then the notes will be available for purchase in minimum denominations of $250,000 and in greater $1,000 denominations.

Fixed Rate Notes

Each class of notes may bear interest at a fixed rate per annum. We will identify the applicable interest rate for each class of fixed rate notes in the applicable prospectus supplement. Interest on each class of fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.

Floating Rate Notes

Each class of notes may bear interest for interest periods specified in the applicable prospectus supplement at a floating rate per annum equal to:

—	a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as “LIBOR”), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another index rate we specify in the applicable prospectus supplement;

—	plus or minus a “spread” of a number of basis points (i.e., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

—	or multiplied by a “spread multiplier,” which is a percentage that we will specify in the applicable prospectus supplement.

In the prospectus supplement for any floating rate notes we may also specify either or both of the following for any class:

—	a maximum, or ceiling, on the rate at which interest may accrue during any interest period; and

—	a minimum, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate notes will in no event be higher than the maximum rate permitted by applicable law.

Each issuing entity that issues floating rate notes will appoint a calculation agent to calculate interest rates on each class of its floating rate notes. The applicable prospectus supplement will identify the calculation agent for each class of floating rate notes in the offered series. Determinations of interest by a calculation agent will be binding on

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the holders of the related floating rate notes, in the absence of manifest error. All percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.

Global Notes

The Clearing Organizations. Unless otherwise specified in the related prospectus supplement, investors may hold their notes in global form, directly or indirectly, through one or more of three major securities clearing organizations:

—	in the United States, The Depository Trust Company (commonly known as “DTC”); or

—	in Europe, either Clearstream Banking, société anonyme (commonly known as “Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear system (“Euroclear”).

Each of these securities clearing organizations holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes for global notes in the participants’ accounts. This eliminates the need for physical movement of certificates representing the securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream is a limited liability company organized under the laws of Luxembourg as a professional depository. It settles transactions in a number of currencies, including United States dollars. Clearstream provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream’s participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968. It settles transactions in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing. Euroclear interfaces with domestic markets in many countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The board of the cooperative establishes policy for Euroclear. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of securities. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of Euroclear from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.

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Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Global Note Clearance Mechanics. If issued in global form, the classes of a series of notes will be initially issued through the facilities of The Depository Trust Company, or DTC. No global certificate representing global notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes issued in global form and will be considered the sole representative of the beneficial owners of notes for all purposes. All notes, whether in global or definitive form, shall be issued in "Registered Form" as defined in the Code.

The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system for global notes is used because it eliminates the need for physical movement of certificates representing the notes. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer global notes.

Purchasers of global notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of global notes in Europe may hold interests in the global notes through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global notes, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

Transfers between DTC’s participants will occur in accordance with DTC rules. Transfers between Clearstream’s participants and Euroclear’s participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding global notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Credits or other transactions in securities settled during any processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Purchases of global notes under the DTC system must be made by or through DTC participants, which will receive a credit for the global notes on DTC’s records. The ownership interest of each actual securityholder is in turn to be recorded on the DTC participants’ and indirect participants’ records.

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Noteholders will not receive written confirmation from DTC of their purchase, but noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the noteholder entered into the transaction. Transfers of ownership interests in the global notes are to be accomplished by entries made on the books of DTC participants acting on behalf of noteholders. Noteholders will not receive certificates representing their ownership interest in notes, unless the book-entry system for the notes is discontinued. Because of this, unless and until definitive notes for such series are issued, noteholders will not be recognized by the applicable indenture trustee or trustee or managing member, as applicable, as “noteholders.” Hence, unless and until definitive notes are issued, noteholders will only be able to exercise their rights as noteholders indirectly through DTC and its participating organizations. Definitive notes will only be issued under the circumstances specified under “ – Definitive Notes” below.

To facilitate subsequent transfers of global notes, all global notes deposited by DTC participants with DTC are registered in the name of DTC’s nominee. The deposit of global notes with DTC and their registration in the name of its nominee effects no change in beneficial ownership. DTC has no knowledge of the actual holders of global notes. Its records reflect only the issuing entity of the DTC participants to whose accounts such securities are credited, which may or may not be the securityholders. The DTC participants are responsible for keeping account of their holdings on behalf of their customers.

Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.

Neither DTC nor its nominee will consent or vote with respect to notes. Under its usual procedures, DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date, which assigns its nominee’s consenting or voting rights to those DTC participants to whose accounts the notes are credited on the record date (identified in a listing attached thereto).

Principal and interest payments on global notes cleared through DTC will be made to DTC. DTC’s practice is to credit participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to noteholders will be governed by standing instructions and customary practices and will be the responsibility of the DTC participant and not of DTC, the indenture trustee or the issuing entity, subject to any statutory or regulatory requirements that are in effect from time to time. Payment of principal and interest to DTC is the responsibility of the paying agent under the related indenture, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to global noteholders is the responsibility of DTC participants and indirect participants.

Principal and interest payments on global notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in “U.S. Federal Income Tax Consequences.” Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under a related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

We obtained the information in this section concerning DTC, Clearstream and Euroclear and their respective global note systems from sources that we believe to be reliable, but we take no responsibility for its accuracy.

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Definitive Notes

Global Notes initially cleared through DTC will be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, only if:

—	the administrator for any issuing entity advises the related indenture trustee or the related trustee or managing member, as applicable, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such notes, and the administrator is unable to locate a qualified successor;

—	the administrator for any issuing entity at its option advises the indenture trustee in writing that it elects to terminate the global note system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the global notes agree to initiate a termination; or

—	after the occurrence of an event of default or a servicer default with respect to a series of notes, noteholders representing at least a majority of the outstanding principal amount of the notes in that series advise the applicable trustee or managing member, as applicable through DTC in writing that the continuation of a book-entry system for the global notes through DTC (or a successor thereto) with respect to the notes is no longer in the best interest of their holders.

If any of these events occur, the applicable indenture trustee will be required to notify all holders of the global notes in the affected series through clearing organization participants of the availability of definitive notes. Upon surrender by DTC of the global certificates representing the corresponding notes and receipt of instructions for re-registration, the applicable indenture trustee will reissue the notes to the noteholders as definitive notes.

Principal and interest payments on all definitive notes will be made by the applicable indenture trustee in accordance with the procedures set forth in the related indenture or the servicing agreement directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date specified for the notes in the related prospectus supplement. Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable indenture trustee. The final payment on any definitive note, however, will be made only upon presentation and surrender of the definitive note at the office or agency specified in the notice of final distribution to the applicable noteholders.

Definitive notes will be transferable and exchangeable at the offices of the applicable indenture trustee or of a registrar named in a notice delivered to holders of definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the applicable indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.

List of Noteholders

Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.

Reports to Noteholders

On or prior to each payment date for the notes of an issuing entity, the issuing entity shall or shall cause the servicer to, prepare and provide to the issuing entity’s indenture trustee (with a copy to the rating agencies) a statement to be delivered to the related noteholders. These reports will be available online at http://www.ge.com/abs. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was

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inactive at the time the electronic version of this prospectus was created. Passwords for this website can be obtained by contacting Investor Relations at (203) 357-4328. Each of these statements will include, to the extent applicable to the particular series or class of notes, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:

(1)  the applicable payment date;

(2)  the amount of any principal payment on each class of notes;

(3)  the amount of any interest payment on each class of notes;

(4)  the outstanding aggregate receivable value of receivables and, in the case of true leases, the related equipment (including any leases of titled transportation equipment and related equipment included in the applicable SUBI) as of the opening of business on the first day of the fiscal month in which such determination date occurs;

(5)  the aggregate outstanding principal balance and the note pool factor (as described below) for each class of notes after giving effect to all payments reported under clause (2) above;

(6)  the amount of the servicing fee paid to the servicer for the prior calendar month;

(7)  the amount of the administration fee paid to the administrator for the prior calendar month;

(8)  the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

(9)  the amount of outstanding servicer advances, if any, made by the servicer on such payment date, the amount of advances, if any, reimbursed on such payment date and the amount of advances, if any, which remain unreimbursed as of the end of such payment date;

(10)  the amount of collections and other funds available to make payments on the notes on the applicable payment date received by us during the related collection period;

(11)  the amount of defaulted receivables, if any, during the prior fiscal month;

(12)  any material breaches of receivables representations or warranties or covenants in the transaction documents;

(13)  the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us or the servicer during the prior fiscal month;

(14)  the residual value realization rate of the equipment related to the receivables other than TRAC leases during the related collection period; and

(15)  any performance measurements described in the prospectus supplement.

Each amount described in subclauses (2), (3), (4), (6) and (7) will be expressed as a dollar amount per $1,000 of the initial principal balance of the related notes.

The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes. Each note pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes.

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A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder’s note and (ii) the applicable note pool factor.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuing entity, the applicable indenture trustee, on behalf of the issuing entity, will mail to each person who at any time during such calendar year has been a noteholder with respect to such issuing entity and received any payment thereon, a statement containing certain information for the purposes of such noteholder’s preparation of Federal income tax returns.

DESCRIPTION OF THE TRANSACTION AGREEMENTS

We summarize below the material terms of the agreements under which the UTI beneficiary and the originators will sell receivables, related equipment and SUBIs, as applicable, to us, and we will transfer them to each issuing entity, and under which GE Capital Bank will agree to service the receivables and the related equipment, including any leases of titled transportation equipment and the related equipment included in the related SUBI, as applicable. GE Capital will subservice the issuing entity’s receivables and, if applicable, the related equipment, including any leases of titled transportation equipment and the related equipment included in the related SUBI, and administer the issuing entity, and has agreed to provide administration services to the collateral agent of the titling trust, including with respect to any assets included in the SUBI related to your issuing entity. We will disclose any additional material terms relating to a particular issuing entity’s agreements in the related prospectus supplement. We have filed forms of these agreements as exhibits to the registration statement of which this prospectus is a part. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

Regular Sales of Receivables, Beneficial Interest in Receivables and Related Equipment

We buy receivables or, in the case of true leases of titled transportation equipment, beneficial interests in receivables without recourse to the originator or the UTI beneficiary, as applicable, for defaults by the obligors. For administrative convenience and to avoid expenses associated with retitling leased titled transportation equipment, the titling trust is listed on the certificate of title and serves as record holder of title in the related equipment. The titling trust issues an undivided trust interest representing the entire undivided trust interest in the true leases of titled transportation equipment and the related equipment to the UTI beneficiary, which sells us beneficial interests in those receivables. Since no certificate of title needs to be assigned, held or otherwise transferred for non-titled lease equipment, we buy those receivables directly from the originator. Similarly, in the case of receivables arising under true leases of any equipment other than titled transportation equipment, we also buy the related equipment and, in the case of true leases of titled transportation equipment, beneficial interest in such equipment, in each case, without recourse to the originator or the UTI beneficiary, as applicable. However, the UTI beneficiary and any such originator represents and warrants to us on each purchase date as to the receivables being sold on that date, among other things, that each of the receivables meets our eligibility requirements and the information the UTI beneficiary or such originator, as applicable, has provided to us about the receivables is correct in all material respects. The receivables we buy under these purchase agreements and the receivables allocated to SUBIs the beneficial interest in which we buy in such purchase agreements are originated by the originators or, in the case of any originator that is not the titling trust, may have been acquired by such originator from an unaffiliated seller. The originators other than the titling trust may also sell receivables to another one of their subsidiaries, and we may buy the receivables from that subsidiary on substantially the same terms as our purchases from such originators.

We then sell the assets that we have acquired as described above to one of the issuing entities pursuant to a purchase and sale agreement. These sales are also made without recourse. If the issuing entity will issue notes, it will pledge its assets to the indenture trustee to secure the notes issued pursuant to the related indenture. The issuing entity will, concurrently with this sale, execute and deliver the related notes to us as consideration for the receivables sold by us to the issuing entity. We will apply the net proceeds received from the issuance of its notes to pay the UTI beneficiary and the originators for the related receivables, the related equipment and the SUBIs, as applicable, and, to the extent specified in the related prospectus supplement, to make a deposit in a pre-funding account and initial deposits in other trust accounts. If there is a pre-funding account, the originators will sell, directly or indirectly, additional receivables and, in the case of true leases of equipment other than titled transportation equipment, the

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related equipment to us, and we will in turn sell them to the issuing entity from time to time during a pre-funding period, as described further in the related prospectus supplement.

Among other things, we will represent and warrant that each of the receivables meets the eligibility criteria described herein under “Characteristics of the Receivables – Selection Criteria” and other eligibility criteria relating to various legal matters. If we breach any of our representations or warranties made in a sale agreement, and our breach is not cured by the last day of the second (or, if we elect, the first) month following the discovery by or notice to the indenture trustee of the breach, as liquidated damages, upon request of the issuing entity, we will be obligated as of such last day to:

•	in the case of any receivable materially and adversely affected by our breach that is not related to titled transportation equipment, repurchase such receivable and, if such receivable is a true lease, the related equipment at the predetermined value of such receivable and, if applicable, the related equipment; and,

•	in the case of any receivable materially and adversely affected by our breach that is related to titled transportation equipment, to cause the titling trust to reallocate such receivable and the related equipment from the applicable SUBI to the UTI and pay the issuing entity an amount equal to the predetermined value of such receivable and the related equipment.

In either case, as specified in the related prospectus supplement, upon our request, the originators other than the titling trust will have a corresponding repurchase obligation and the UTI beneficiary will have a corresponding payment obligation with respect to the affected assets.

The obligors on the receivables are not notified that their receivables or beneficial ownership interests in receivables, as applicable, have been transferred by the applicable originator or the UTI beneficiary, as applicable, to us or by us to the issuing entity. However, each originator marks its accounting records to reflect these transfers, and, except in the case of any receivables included in any SUBI, Uniform Commercial Code financing statements reflecting these transfers are filed.

We have an option to purchase all of the remaining receivables and, if applicable, the related equipment and the related SUBI owned by your issuing entity after the outstanding aggregate receivable value of such receivables and the related equipment (including, if applicable, the receivables and the related equipment included in the related SUBI) equals 10% or less of the aggregate receivable value of the receivables and the related equipment (including, if applicable, the receivables and the related equipment included in the related SUBI) measured for each such asset at the time of the applicable cut-off date.

Accounts

The issuing entity will establish and maintain the following bank accounts:

—	a collection account, into which all payments made on or with respect to the related receivables will be deposited;

—	a note distribution account, into which amounts available for payment to the noteholders will be deposited and from which those payments will be made;

—	if so specified in the prospectus supplement, a reserve account; and

—	if so specified in the prospectus supplement, a pre-funding account.

We will describe any other accounts to be established for an issuing entity in the related prospectus supplement.

Funds held in an issuing entity’s bank accounts will be invested in the following types of investments (the “Permitted Investments”):

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(a)  obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

(b)  repurchase agreements on obligations specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated in the highest rating category by the applicable rating agency;

(c)  federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State thereof or of any United States branch or agency of a foreign commercial bank; provided that the short-term debt obligations of such depository institution or trust company are rated in the highest rating category by the applicable rating agency;

(d)  commercial paper (having original maturities of not more than 30 days) which on the date of acquisition are rated in the highest rating category by the applicable rating agency;

(e)  securities of money market funds rated in the highest rating category by the applicable rating agency at the time of such investment (or in the event that the rating methodology or symbols of such rating agency changes, then a rating in one of the top three rating categories from such rating agency); and

(f)  any other investment permitted by each of the applicable rating agencies as set forth in writing delivered to the indenture trustee.

Permitted Investments described in clauses (e) and (f) will be made only so long as making such investments will not require the issuing entity to register as an investment company, in accordance with the Investment Company Act of 1940. During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates. Except as described below with respect to cash reserve accounts, the investments made in each issuing entity’s bank accounts are limited to obligations or securities that mature on or before the business day preceding the next payment date.

In the event of defaults on investments made in an issuing entity’s bank accounts, investors in the notes could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.

Each issuing entity’s bank accounts will be maintained in one of the following forms:

—	a segregated deposit account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated in the highest rating category from each applicable rating agency;

—	a segregated account which may be an account maintained in the corporate trust department of the Indenture Trustee, which is maintained with a depository institution or trust company whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade;

—	a segregated trust account or similar account maintained with a federally or state chartered depository institution whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade’s subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b) in effect on the closing date; or

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—	as any other segregated account the deposit of funds in which has been approved by the applicable rating agencies.

Servicing Procedures

The receivables and the related equipment owned by your issuing entity, or if applicable, the leases of titled transportation equipment and the related equipment included in the related SUBI, will be serviced by GE Capital Bank or any other eligible servicer. In the case those receivables and equipment are to be serviced by GE Capital Bank, GE Capital, as the subservicer under the master services agreement, will provide to your issuing entity all the services to be provided by the servicer under the servicing agreement, including, if applicable, any services required to be performed by the servicer in connection with the related SUBI.

Pursuant to the master services agreement between the servicer and GE Capital and any other agreement into which the servicer may enter with any other subservicer, the servicer and the applicable subservicer have agreed or will agree, as applicable, to conduct the servicing, administration and collection and take, or cause to be taken, all actions that may be necessary or advisable to collect all payments on your issuing entity’s receivables (including, if applicable, the receivables included in the related SUBI) that it would take if the receivables were owned by it and that are consistent with your issuing entity’s credit and collection policies. In addition, if an issuing entity’s assets include receivables arising under true leases (including such receivables that are included in the related SUBI), the subservicer on behalf of the servicer will provide remarketing services for the related equipment.

Each issuing entity will adopt the credit and collection policies of GE Capital Bank as such policies may be in effect from time to time. For purposes of servicing, administering and collecting the receivables, and remarketing the related equipment, as applicable, the issuing entity and the servicer will agree that the issuing entity’s credit and collection policies will be the same as those of GE Capital Bank. The servicer, on behalf of the issuing entity, may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. However, no such arrangement will be permitted to extend the final payment date of any receivable beyond the maturity date specified for the related notes in the applicable prospectus supplement. If the servicer, on behalf of the issuing entity, repossesses on the collateral for a receivable, that servicer may sell the collateral at a public or a private sale, or take any other action permitted by applicable law.

Collections

The issuing entity will deposit, or cause to be deposited by the servicer all payments received on an issuing entity’s receivables during a fiscal month into the related collection account within two business days after receipt. However, at any time when there exists no servicer default with respect to the servicer and each other condition to making deposits less frequently than daily as may be specified by the applicable rating agencies or set forth in the related prospectus supplement is satisfied, the issuing entity will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. Pending deposit into the collection account, the issuing entity may or may cause the servicer to, invest or otherwise use collections at such issuing entity’s, or servicer’s, own risk, as applicable, and for such issuing entity’s, or the servicer’s, own benefit, as applicable, and the collections will not be segregated from such issuing entity’s, or the servicer’s, own funds, as applicable. If the issuing entity or the servicer acting at the request of the issuing entity were unable to remit such funds, noteholders might incur a loss. To the extent described in the related prospectus supplement, the servicer, on behalf of the issuer, may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuing entity to secure timely remittances of collections on the related receivables.

At any time when the issuing entity is permitted to remit collections once a fiscal month, the issuing entity will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same fiscal month.

Residual Realizations

The servicer will obtain residual realizations on each issuing entity’s behalf in these primary forms:

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—	rent received from the original lessees when they continue to use equipment on a month-to-month or similar basis after expiration of the related lease but without executing a new lease;

—	purchase prices received from the original lessees upon exercise of end-of-term purchase options, except that payments received upon exercise of “dollar out” or other nominal consideration purchase options are not treated as residual realizations; and

—	amounts received from the sale, re-lease or other disposition of equipment to someone other than the original lessee after expiration of the related lease term except that with respect to any equipment related to a TRAC lease any amount in excess of the predetermined value for TRAC leases of the disposed equipment will be remitted to the relevant lessee.

In the case described in the second and third bullet points above, amounts are net of any refurbishing and remarketing expenses.  Refurbishing and remarketing expenses are generally payable to third parties who contract with the servicer, and remarketing expenses are generally calculated as a percentage of the proceeds of sale, re-lease or other disposition.  The servicer utilizes a variety of remarketing channels to optimize the proceeds from the liquidation of the equipment related to the receivables.  Those channels include direct sale to end-users, re-deployment to third-party users, dealer / manufacturer consignment and remarketing programs, and auction sales conducted by other persons on behalf of the servicer.

Servicing Compensation

With respect to each issuing entity, the servicer will be entitled to receive a servicing fee for each fiscal month in an amount equal to a percentage per annum specified in the related prospectus supplement of the outstanding aggregate receivable value of the issuing entity’s receivables (including, if applicable, any leases of titled transportation equipment included in the related SUBI) as of the first day of the applicable fiscal month. The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement including, but not limited to, late fees, prepayment charges, modification fees and other ancillary amounts. Any fees agreed to between the servicer on the one hand and the subservicer and any other subservicer that the servicer may engage on the other, shall be paid solely by the servicer.

Servicing Advances

The servicer may, but shall have no obligation to, make a servicer advance in the manner and to the extent provided in the servicing agreement, but only to the extent the servicer, in its sole discretion, expects to be reimbursed for such advance. If the servicer elects to make a servicer advance, prior to the close of business on each determination date, the servicer will determine the amount of the advance that it has elected to make on the related transfer date. The servicer shall include information as to such determination in the servicer’s certificate furnished by it and will transfer to the collection account on the transfer date in next day funds the amounts applicable to such determinations appearing in such servicer’s certificate. The servicer shall be reimbursed for outstanding servicer advances as provided in your prospectus supplement and interest will accrue on such advance as provided in your prospectus supplement.

Evidence as to Compliance

Each servicing agreement will require the servicer to deliver to the trustee, on or before the 90th day following the end of each issuing entity’s fiscal year, and, if required, file with the SEC as part of a report on Form 10-K filed on behalf of each issuing entity, a report on assessment of compliance with the servicing criteria described in the following paragraph. Each assessment will encompass all the receivables and the related equipment owned by such issuing entity and any receivables and related titled transportation equipment included in a SUBI related to such issuing entity and, in any event, include:

—	a statement of the servicer’s responsibility for assessing compliance with the applicable servicing criteria;

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—	a statement that the servicer used the criteria described in the following paragraph to assess compliance with the applicable servicing criteria;

—	the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year; and

—	a statement that a registered public accounting firm has issued an attestation report on the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year.

The servicer will use the criteria required by law, which includes the following criteria, among others, for purposes of preparing the assessment of compliance described in the preceding paragraph:

—	policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the applicable servicing agreement and the other related agreements;

—	if any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with those servicing activities;

—	payments on trust assets are deposited into the appropriate accounts within the time periods specified in the applicable servicing agreement and other related agreements;

—	reports to noteholders are timely and accurately prepared pursuant to the applicable servicing agreement and other related agreements;

—	amounts due to noteholders are remitted within the timeframes specified in the applicable servicing agreement and the other related agreements; and

—	any additions, removals or substitutions to the asset pool, are made, reviewed and approved pursuant to the applicable servicing agreement and the related agreements.

The servicing agreement provides that on or before the 90th day following the end of such issuing entity’s fiscal year, the servicer, the subservicer and any other subservicer that is not unaffiliated with the servicer and that services less than 10% of the issuing entity assets, will provide an officer’s certificate to the indenture trustee to the effect that:

—	a review of the servicer’s activities during the applicable fiscal year and of its performance under the applicable servicing agreement has been made under the officer’s supervision; and

—	to the best of the officer’s knowledge, based on the officer’s review, the servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects or, if there has been a failure to fulfill any of the servicer’s obligations in any material respect, specifying the nature and status of the failure.

The servicer’s obligation to deliver to the indenture trustee any assessment or attestation report described above and, if required, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer on or before the 90th day following the end of each issuing entity’s fiscal year.

Appointment of Subservicers and Delegation of Servicing Duties

The servicer has appointed GE Capital to perform all of the servicer’s obligations under the servicing agreement, including, if applicable, all such services relating to the leases of titled transportation equipment and the related equipment included in the related SUBI. GE Capital will perform such obligations in accordance with the master services agreement. In addition to the appointment of the subservicer under the master services agreement, the servicer may at any time appoint other subservicers to perform such services. In any event, under the master

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services agreement and any other agreement into which the servicer may enter with any sub-servicer, the servicer remains or shall remain, as applicable, obligated and be liable to the issuing entity for the servicing of the receivables and, in the case of true leases, managing of the related equipment in accordance with the servicing agreement without diminution of those obligations and liabilities by virtue of the appointment of the applicable subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables and/or managing the related equipment, as applicable. The fees and expenses of each applicable subservicer shall be as agreed between the servicer and any such subservicer from time to time and the issuing entity shall not have any responsibility therefor.

Resignation, Liability and Successors of the Servicer

The servicer will not be permitted to resign from its obligations and duties as servicer for any issuing entity (including, if applicable, as servicer of any receivables and related titled transportation equipment included in such issuing entity’s SUBI), except as provided under the servicing agreement. No resignation will become effective until a successor servicer has assumed such servicer’s servicing obligations and duties. Pursuant to the servicing agreement, upon compliance with procedural requirements specified in the servicing agreement, any of the following will be the successor of the servicer under the applicable servicing agreement:

—	any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party,

—	any entity succeeding to the business of the servicer, or

—	any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by GE Capital, which assumes the obligations of the servicer.

Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any issuing entity for taking any action or for refraining from taking any action under the servicing agreement or for errors in judgment. However, the servicer will not be protected against any liability that would otherwise be imposed by reason of willful, misfeasance, bad faith or gross negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

Servicer Default

The following events will constitute “servicer defaults” under each servicing agreement:

—	the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a 3 business day cure period after discovery or notice;

—	the servicer breaches its obligations under the such servicing agreement, subject to materiality limitations and a 60 day cure period after notice; and

—	bankruptcy or insolvency of the servicer.

Rights upon Servicer Default

If a servicer default under the servicing agreement occurs and remains unremedied, the indenture provides that the related issuing entity will promptly exercise its rights to terminate the servicer with respect to certain servicer defaults set forth in your prospectus supplement and if any other servicer default occurs under the servicing agreement, prior to terminating the servicer, the indenture requires the issuing entity to obtain the consent of holders of notes of the related series evidencing at least 50% in outstanding principal amount of such notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement). In that event, a successor

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servicer appointed by the issuing entity will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements. If a successor servicer has not been appointed and accepted its appointment at the time when the servicer ceases to act as servicer, the indenture trustee will automatically be appointed as the successor servicer. If the indenture trustee is unwilling or unable to act as successor servicer, it may resign, after which the issuing entity will appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of equipment receivables.

Waiver of Past Defaults

With respect to each issuing entity, such issuing entity may, upon obtaining the consent of the holders of notes of such series evidencing at least 50% in outstanding principal amount of such notes, waive any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. None of these waivers will impair the issuing entity’s rights with respect to subsequent defaults.

Amendment

Each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series. However, no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or (b) reduce the required percentage of the notes that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes, as the case may be, of such series.

In addition, each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders, to substitute or add credit enhancement for any class of notes, so long as the applicable rating agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of any class of notes in the related series.

Termination

With respect to each issuing entity, our obligations and the obligations of the servicer, the subservicer, the related owner trustee or managing member, as applicable, and the related indenture trustee pursuant to the issuing entity’s transaction agreements will terminate upon (a) the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any such remaining receivables and (b) the payment to noteholders of the related series of all amounts required to be paid to them pursuant to the transaction agreements. The servicer will provide notice of any termination of such obligations to the owner trustee or managing member, as applicable. The issuing entity will mail notice of any such termination to the indenture trustee and the noteholders.

Administration Agreement

GE Capital Bank will enter into an administration agreement with each issuing entity under which such originator will act as administrator for the issuing entity. The administrator will also perform, on behalf of the issuing entity, administrative obligations required by the related indenture and the other transaction documents.

Agreements Relating to the Titling Trust

The following summary describes certain terms of:

—	the amended and restated trust agreement, dated as of November 19, 2012 (the “titling trust agreement”) between GECCI, as UTI beneficiary, and Wilmington Trust Company, as trustee, as may be amended, supplemented or otherwise modified from time to time;

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—	the amended and restated collateral agency agreement, dated as of November 19, 2012 (the “titling trust collateral agency agreement”), between the titling trust and GE Title Agent LLC, as collateral agent, pursuant to which the collateral agent serves as nominal secured party as to certificates of title of titled transportation equipment which is held in the name of the titling trust, as it may be amended, supplemented or otherwise modified from time to time; and

—	The collateral agent administration agreement, dated as of November 19, 2012 (in this section “Agreements Relating to the Titling Trust,” the “collateral agent administration agreement”), between the collateral agent and GECCI, as administrator, as it may be amended, supplemented or otherwise modified from time to time, pursuant to which GECCI will perform certain administration duties with respect to the transaction SUBI.

The Titling Trust’s Assets. Pursuant to the titling trust agreement, the titling trust will acquire, either directly or through an assignment, the following assets:

—	cash;

—	lease contracts of motor vehicles, vehicles that are subject of leases, other equipment and/or other tangible property or assets, together with all non-severable appliances, instruments, accessories, furnishings, other equipment, additions, parts and improvements from time to time constituting a part thereof and all accessions thereto (“leased transportation assets”) and any and all amounts payable under any lease, including, without limitation, payments under any terminal rental adjustment clause provisions, monthly rental, interim financing and interim interest, and reimbursement for payments made by the titling trust under such lease for obligations of the obligor under such lease, including amounts for personal property tax, sales tax, violations, certificates of title and other fees or expenses;

—	each certificate of title or other evidence of ownership of a leased transportation asset issued by the Registrar of Titles in the respective jurisdiction in which each such leased transportation asset is registered, which certificate of title will reflect, as the owner of such leased transportation asset, “GE CF Trust,” any trustee of the titling trust or such other similar designation as may be acceptable to any applicable department, agency or official in each state responsible for accepting applications for, and maintaining records regarding, certificates of title and liens thereon;

—	all of the titling trust’s rights with respect to any lease contract or leased transportation asset, including, without limitation, the right to proceeds arising from all vendor repurchase obligations, if any, relating to any lease contract or leased transportation asset under any vendor, all warranty and indemnity provisions contained in, or to be provided pursuant to, purchase agreements that relate to any leased transportation asset and all claims against the applicable manufacturer or distributor and any guaranty or other credit enhancement given in connection with any lease contract, together with all rights, powers, privileges, licenses, easements, options and other benefits of the beneficiary of the guaranty thereunder and any collateral given as security therefor, to the extent pertaining to such lease contract;

—	any insurance policy and rights thereunder or proceeds therefrom, including, without limitation, any residual value insurance policy, any policy of comprehensive, collision, public liability, physical damage, personal liability, general liability, excess or umbrella liability, credit accident or health, credit disability or credit life insurance maintained by the UTI beneficiary, GE Capital, Colonial Pacific Leasing Corporation, GE Capital Bank any obligor or any affiliate of any such person to the extent that any such policy covers or applies to any lease contract, leased transportation assets or the ability of any obligor to make required payments with respect to the related lease contract or related leased transportation assets;

—	any security deposit due to the lessor under the related lease contact in accordance with the terms of such lease contract;

—	any other right to any payment relating to a leased transportation asset or the related lease;

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—	any permitted agreement; and

—	all proceeds of any of the foregoing.

Limitations on Titling Trust Activity. Except as provided in, or otherwise expressly contemplated by, the titling trust agreement or any SUBI, the titling trust will not (i) issue beneficial or other interests in the titling trust assets or securities of the titling trust other than beneficial ownership interest in all of the titling trust’s assets that have not been allocated to a SUBI (“UTI assets”) and one or more SUBIs; (ii) except for self-funded lease loans and intercompany advances, borrow money on behalf of the titling trust; (iii) underwrite securities; (iv) have any employees; (v) own any real property or (vi) except for permitted agreements set forth in the titling trust agreement, enter into any agreements or contracts.

Undivided Trust Interest. GECCI currently holds the UTI. The UTI is a separate series of the titling trust, and as such, separate and distinct records will be maintained for such series and the assets associated with such series will be held and accounted for separately from the other assets of the titling trust. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the UTI or the UTI assets will be enforceable against such assets only, and not against any SUBI. Except to the extent required by law or specified in the titling trust agreement, the UTI will not be subject to the claims arising from or with respect to any SUBI. No creditor or holder of a claim relating to assets allocated to the UTI will be entitled to maintain any action against, or recover any assets allocated to, any SUBI in respect of such claim (whether or not such assets were UTI assets at any time since such claim arose).

Creation of SUBI . From time to time, GECCI may identify and allocate on the books and records of the titling trust one or more separate portfolios of titling trust assets, theretofore constituting all or a portion of the UTI, which the titling trust trustee will thereafter designate and account for separately within the titling trust as portfolio assets attributable to a new undivided beneficial interest in the titling trust (SUBI). Upon their allocation as SUBI and notification thereof to the titling trust trustee, such UTI assets will cease to be assets of, or allocated to, the UTI. The beneficial interest in such SUBI will constitute a separate “undivided beneficial ownership interest” in the portion of the titling trust assets comprised of assets allocated to such SUBIs. Each SUBI will be represented and created by the execution of the UTI beneficiary of a SUBI delivered to a titling trust, which will specify: the terms of the related SUBI; the titling trust assets to be initially included in the related SUBI; the arrangements, if any, whereby additional titling trust assets may be added subsequently to the related SUBI; the provisions under which proceeds of the related SUBI will be collected and other relevant terms and provisions specific to such SUBI, all as may be prescribed and established by GECCI.

Duties of the Titling Trust Trustee. The titling trust trustee will at all times: (i) be a bank or trust company organized under the laws of the United States or one of the 50 states of the United States or the District of Columbia, (ii) have capital and surplus of at least $50,000,000, and (iii)  satisfy the provisions of Section 3807 of Chapter 38 of Title 12 of the Delaware Code, including without limitation, having a principal place of business, or will have appointed a co-trustee with a principal place of business, in the State of Delaware. The titling trust trustee need not meet the qualifications set forth in clause (i) above if the titling trust trustee has appointed a trust agent that meets such qualifications.

Except as provided in the related prospectus supplement, the titling trust trustee undertakes to perform such duties, and only such duties, as are specified in the titling trust agreement or as it may be directed to perform by the UTI beneficiary in a manner not contrary to the terms of the titling trust agreement, from time to time.

Title to Titling Trust Assets; Retitling of Titling Trust Assets . Legal title to the UTI assets or to any assets allocated to any SUBI will be vested at all times in the titling trust or, if required by applicable law, in the titling trust trustee or a co-trustee or a separate trustee, as the case may be. A titling trust trustee, or any such co-trustee or separate trustee, will at all times hold the UTI assets or assets allocated to any SUBI, as the case may be, on behalf of the UTI beneficiary or the applicable SUBI holder. The UTI holder or, in certain circumstances, a SUBI holder may at any time, at its option, to be exercised by written notice delivered to the titling trust trustee, with a copy to the applicable servicer, request that titled transportation equipment included in the UTI certificate or allocated to a SUBI be retitled in the name of such holder (or a person designated by such holder), that a lien be noted on the certificate of title therefor in the name of such holder (or such designee) and that possession of such certificate of

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title and/or the other titled transportation equipment included in the UTI or SUBI, as applicable, be transferred to such holder (or such designee) free and clear of the interest of the titling trust. Except as otherwise provided in the related SUBI, such holder will indemnify the titling trust and the titling trust trustee for, and hold the titling trust and the titling trust trustee harmless against, and pay any and all expenses, costs, liabilities, losses and claims incurred by the titling trust trustee as a result of or relating to such retitling or transfer, or any action or inaction such holder will take as the registered owner of such titled transportation equipment, including sales and transfer taxes and registration fees.

The Collateral Agency Agreement. Pursuant to the collateral agency agreement, the titling trust will grant to the collateral agent, for the benefit of the secured parties, a continuing first priority security interest in the titled transportation equipment allocated to the applicable SUBI. The collateral agent agrees that its security interest in any SUBI will be solely for the respective benefit of the applicable secured party including, with respect to each such SUBI, the related issuing entity. The collateral agent will from time to time execute and deliver such assignments, terminations or other documents relating to the titling or transfer of such certificates of title as the UTI beneficiary may reasonably request, and all costs and expenses related to such execution and delivery by the collateral agent will be paid by or on behalf of the titling trust. The collateral agent may resign at any time by giving written notice thereof to the titling trust, the secured parties and GECCI not less than 60 days prior to the effective date of such resignation; provided, that the collateral agent may not resign until such time as a successor has assumed such collateral agent’s duties, responsibilities and obligations under the collateral agency agreement. In the event of any such resignation, the collateral agent will thereupon take any and all actions requested by the titling trust or the secured parties in connection therewith, all at the expense of the titling trust.

The Collateral Agent Administration Agreement. GECCI has entered into an administration agreement with GE Title, as collateral agent under which GECCI will perform the administrative duties of the collateral agent, under the Collateral Agency Agreement. The administrator will perform, on behalf of the titling trust, administrative obligations required by the related indenture and other transaction documents. GE Capital will perform, pursuant to and under the terms of the master services agreement, all of GECCI’s duties under the Collateral Agent Administration Agreement.

CREDIT AND CASH FLOW ENHANCEMENT

We will describe the amounts and types of credit enhancement arrangements and the provider of the credit enhancements, if applicable, with respect to each class of notes of a given series in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of notes, cash reserve accounts, over-collateralization, demand notes, letters of credit, credit or liquidity facilities, residual receipts, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of notes may cover one or more other classes of notes of the same series, and credit enhancement for a series of notes may cover one or more series of notes. Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act unless exempt from such registration.

Subordination

If specified in the related prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes. In this case, scheduled payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If stated in the prospectus supplement, losses on defaulted equipment loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes in a series, the circumstances in which this subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

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Cash Reserve Accounts

If so provided in the applicable prospectus supplement, an issuing entity will establish for a series or class of notes a reserve account.

The issuing entity may initially fund any reserve account by a deposit on the applicable closing date in an amount set forth in the applicable prospectus supplement. As further described in the applicable prospectus supplement, the amount on deposit in the reserve account may be increased on each payment date up to a balance specified in the applicable prospectus supplement by the deposit of collections on the related receivables, and the related equipment remaining after all higher priority payments on that payment date. To the extent permitted by the applicable rating agencies, funds in an issuing entity cash reserve account may be invested in securities that will not mature prior to the next payment date. As a result, the amount of cash in a cash reserve account at any time may be less than the balance of the cash reserve account. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the reserve account to holders of notes, to that issuing entity or to any of that issuing entity’s transferees or assignees. If the amount required to be withdrawn from any cash reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the cash reserve account, a temporary shortfall in the amounts paid or distributed to the related noteholders could result, which could, in turn, increase the average life of the related notes.

The issuing entity may at any time, without consent of the noteholders, sell or otherwise transfer its rights to any cash reserve account, if (a) the applicable rating agencies confirm in writing that doing so will not result in a reduction or withdrawal of the then-current rating of any class of notes, (b) the issuing entity provides to the owner trustee or managing member, as applicable, and the indenture trustee a written opinion from independent counsel to the effect that the transfer will not cause the issuing entity to be treated as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes and (c) the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the issuing entity.

Over-Collateralization

If specified in the related prospectus supplement, credit enhancement for a series of notes may be provided by overcollateralization where the aggregate receivable value exceeds the outstanding principal balance of the notes.

Demand Notes

If specified in the related prospectus supplement, credit enhancement may be provided for a series of notes by a demand note where, upon losses, the maker of the demand note would be subject to a draw by the issuing entity upon repayment terms specified in the related prospectus supplement.

Letters of Credit

If specified in the related prospectus supplement, credit enhancement for a series of notes may be provided by the issuance of one or more letters of credit by a bank or financial institution specified in the relevant prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, as specified in the prospectus supplement. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series will be described in the prospectus supplement.

Credit or Liquidity Facilities

If specified in the related prospectus supplement, a credit or liquidity facility may be used to provide fundings to cover liquidity shortfalls or, in the case of credit facilities, credit-related shortfalls.

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Residual Receipts

If specified in the applicable prospectus supplement, residual receipts on the equipment, if such equipment was not originally transferred to the issuing entity, may be contributed or otherwise transferred by the transferor to that issuing entity. We will describe in the applicable prospectus supplement the circumstances and manner under which contributions or transfers of residual receipts may be made to the issuing entity.

Surety Bond

If so specified in the related prospectus supplement, a surety bond will be purchased for the benefit of the holders of any class of notes to assure distributions of interest or principal with respect to that class of notes in the manner and amount specified in the accompanying prospectus supplement.

If a surety bond is provided for any series or class, the provider of surety bond will be permitted to exercise the voting rights of the noteholders of the applicable class to the extent described in the prospectus supplement. For example, if specified in the related prospectus supplement, the provider of the surety bond, rather than the noteholders, may have the sole right to:

—	consent to amendments to the indenture or direct the issuing entity to take any action under the sale agreement, the servicing agreement or any other applicable document;

—	if an event of default occurs, accelerate the notes or direct the indenture trustee to exercise any remedy available to the noteholders; or

—	waive any event of default or early amortization event for that series.

Guaranteed Investment Contract

If specified in the related prospectus supplement, the issuing entity may enter into a guaranteed investment contract or an investment agreement with an entity specified in such prospectus supplement. Pursuant to the agreement, all or a portion of the amounts which would otherwise be held in the collection account would be invested with the entity specified in the prospectus supplement and earn an agreed rate of return. The issuing entity would be entitled to withdraw amounts invested pursuant to the agreement in the manner specified in the prospectus supplement. The prospectus supplement for a series pursuant to which such an agreement is used will contain a description of the terms of the agreement.

Swaps or Other Interest Rate Protection Agreements

If specified in your prospectus supplement, the related issuing entity will, on or prior to the closing date, enter into one or more swap agreements or other interest rate protection agreements to protect against basis risk with one or more counterparties for purposes of managing the issuing entity’s interest rate risk exposure relating to differences in the basis upon which interest accrues on the receivables and the basis upon which interest accrues on the notes.

Repurchase Obligations

If specified in the related prospectus supplement, a repurchase obligation may be used to require a counterparty to provide liquidity or credit enhancement by agreeing to repurchase receivables that have been sold to the issuing entity.

General

The presence of a cash reserve account and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood of receipt by the noteholders of the full amount of payments on the notes and to decrease the likelihood that the noteholders will experience losses. The credit enhancement for

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a class or series of notes generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest on the notes. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of notes, noteholders of any one class or series will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other classes or series.

The issuing entity may replace the credit enhancement for any class of notes with another form of credit enhancement without the consent of noteholders, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of their rating of any class of notes of the related series.

LEGAL ASPECTS OF THE RECEIVABLES

Bankruptcy Related Considerations

We and the originators will take steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by any of the originators under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities or the assets and liabilities of the issuing entity with those of GECCI, the UTI beneficiary or any originator. These steps include the creation of the issuing entity as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement or trust agreement containing restrictions on the nature of the issuing entity’s business. Our organizational documents also contain such restrictions as well as a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our members. Moreover, as described in the “ – Titling Trust,” the titling trust agreement contains a deemed release and waiver of holders of UTI certificates and other SUBIs, whereby such holders are deemed, by virtue of the acceptance of the UTI or the related SUBI, as applicable, and their respective certificates, to have released and waived all claims against or with respect to titling trust assets allocated to other UTIs and SUBIs and, if such release and waiver is not given effect, to subordinate such claims to the claims of the beneficial owners of such other portfolios. However, there can be no assurance that our activities would not result in a court concluding that our assets and liabilities or the issuing entity’s assets and liabilities should be consolidated with those of the UTI beneficiary, GECCI or any originator in a proceeding under any insolvency law.

Each originator that sells receivables and, in the case of true leases of any equipment other than titled transportation equipment, the related equipment to us and the UTI beneficiary that sells SUBIs each of which is representing a 100% beneficial interest in the true leases of titled transportation equipment and the related equipment allocated thereto to us will warrant that each such sale is a valid sale. If any such originator or the titling trust were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy or the debtor itself were to take the position that one or more of the transfers of receivables, the related equipment and the SUBI, as applicable, should instead be treated as a pledge of such assets to secure a borrowing, then delays in payments of collections to an issuing entity (and in payments on the notes) could occur. If the court ruled in favor of the creditor, owner trustee, managing member or an originator, reductions in the amount of such payments could result in delays on your series of notes or or losses on your series of notes. If any transfer of assets referred to above, or any of our transfers of assets to an issuing entity, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of such assets may have priority over that issuing entity’s interest in those assets. If those transfers are treated as sales, the receivables, the related equipment and the SUBIs, as applicable, would not be part of the transferor’s bankruptcy estate and would not be available to the transferor’s creditors, except under limited circumstances. In addition, cash collections on the receivables may, under some circumstances, be commingled with the funds of the servicer and, in the event of the bankruptcy of the servicer, an issuing entity or the collateral agent on behalf of the indenture trustee may not have a perfected interest in those collections.

In addition, if any transfer of assets referred to above was not treated as a sale, the applicable originator, as debtor-in-possession in a bankruptcy case, or such originator’s bankruptcy trustee, may reject certain leases and executory contracts relating to such assets where that originator is a lessor or a lender. Upon such rejection, payments to the applicable originator under the rejected lease or executory contract may terminate.

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The Titling Trust

Structural Considerations. Unlike structured financings in which the holders of the notes have a direct ownership interest in the underlying assets being securitized, your issuing entity will not have legal title to the SUBI assets allocated to all SUBIs. Instead, the titling trust will hold the legal title to the titling trust assets, including all assets allocated to all SUBIs, and the titling trust trustee will take actions with respect thereto in the name of the titling trust on behalf of, and as directed by, the beneficiaries of the titling trust. Each issuing entity may be the owner of a SUBI representing a 100% beneficial interest in the true leases of titled transportation equipment and the related equipment allocated thereto, and the indenture trustee will take action with respect thereto in the name of the issuing entity. Beneficial interests in the true leases of titled transportation equipment and the related equipment represented by a SUBI, rather than direct legal ownership, are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the titled transportation equipment in the name of the transferee. The UTI trustee will segregate the assets allocated to a particular SUBI from the other titling trust assets on the books and records each maintains for these assets. Neither the titling trust servicer nor any holders of other beneficial interests in the titling trust will have rights in that SUBI, and payments made on any titling trust assets, other than assets allocated to that that SUBI, generally will not be available to make payments on the related series of notes or to cover expenses of the titling trust allocable to that SUBI. The collateral agent will be the nominal secured party of the certificates of title relating to the titled transportation equipment owned by the titling trust and will have a security interest in the true leases of such equipment and in any other related assets owned by the titling trust; provided that the collateral agent agrees that its security interest in any SUBI is solely for the benefit of the person (a titling trust trustee or any other party) that was added to the collateral agency agreement as a secured party with respect to such SUBI.

Allocation of Titling Trust Liabilities. The titling trust assets are and may in the future continue to be comprised of several SUBIs, together with the UTI assets. The UTI beneficiary may in the future pledge the UTI as security for obligations to third-party lenders, and may in the future create and sell or pledge other SUBIs in connection with other financings. Pursuant to the titling trust agreement, except to the extent required by law, by the titling trust agreement, a SUBI or any assets included in such portfolio will not be subject to claims, debts, liabilities, expenses or obligations arising from, or with respect to, the titling trust, any titling trust trustee, the UTI or any other SUBI. No creditor or holder of a claim relating to assets allocated to any SUBI will be entitled to maintain any action against or recover any assets allocated to the UTI or any other SUBI. Notice of this limitation on inter-series liabilities will be set forth in the certificate of trust of the titling trust as filed in the Office of the Secretary of State of the State of Delaware pursuant to Section 3804 of to Chapter 38 of Title 12 of the Delaware Code (the “Statutory Trust Statute”), and upon the giving of such notice in the certificate of trust, the statutory provisions of Statutory Trust Statute relating to limitations on inter-series liabilities (and the statutory effect under the Statutory Trust Statute) will become applicable to the titling trust, each SUBI and the UTI. Each of the titling trust agreement and each SUBI deems the holder of the UTI and SUBI holders by virtue of the acceptance of the UTI or SUBI, as applicable, to have released and waived all claims against or with respect to titling trust assets allocated to other UTIs and SUBIs and, if such release and waiver is not given effect, to subordinate such claims to the claims of the beneficial owners of such other portfolios. Similarly, you will be deemed to have waived any claim they might otherwise have with respect to the UTI assets or any assets allocated to any other SUBI. See “Description of the Transaction Agreements – Agreements of the Titling Trust” in this prospectus.

Perfection and Priority with Respect to Receivables

A purchaser of equipment loans who gives new value and takes possession of the chattel paper or the promissory note or obtains control of the chattel paper that evidences the equipment loans in good faith, in the ordinary course of the purchaser’s business and without knowledge that the purchase violates the rights of an issuing entity as secured party, may have priority over the interest of the related issuing entity in the receivables. Any sale by an originator of equipment loans that had previously been sold to an issuing entity would be a violation of the originators’ contractual obligations.

Dodd-Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal

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Deposit Insurance Corporation (“FDIC”) authority to act as receiver of bank holding companies and non-bank financial companies, and their respective subsidiaries, in specific situations under the “Orderly Liquidation Authority” (“OLA”) implemented by Title II of the Dodd-Frank Act as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations, only some of which have been issued, and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including GE Capital, GECCI, the titling trust and any other originator, the depositor, your issuing entity or any of their respective creditors.

Potential Applicability to GE Capital, GECCI, the Depositor and Your Issuing Entity. There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, as a “covered financial company,” the Secretary of the Treasury, in consultation with the President of the United States, must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the United States Bankruptcy Code or other applicable law would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would avoid or mitigate these adverse effects.

Your issuing entity, the depositor or any originator that is a subsidiary of GE Capital could also potentially be subject to the provisions of OLA as a “covered subsidiary” of GE Capital. For your issuing entity, the depositor or any such originator to be subject to receivership under OLA as a covered subsidiary of GE Capital the FDIC would have to be appointed as receiver for GE Capital under OLA as described above, and the FDIC and the Secretary of the Treasury would have to jointly determine that (a) your issuing entity, the depositor or such originator, as applicable, is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of GE Capital. If the FDIC is appointed as receiver under OLA for your issuing entity, the depositor, any such originator or your issuing entity, as applicable, will be considered a covered financial company under OLA, and the FDIC will have all the powers and rights with respect to such covered financial company under OLA.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of GE Capital or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to GECCI, any other subsidiary originator, the depositor or your issuing entity or, if it were to apply, that the timing and amounts of payments on your notes would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of GE Capital or of a covered subsidiary, including the depositor, your issuing entity or any subsidiary originator, under OLA, the FDIC would have various powers, including the power to repudiate any contract to which GE Capital or such covered subsidiary was a party, as applicable, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of GE Capital or such covered subsidiary’s affairs, as applicable. In January 2011, the-then Acting General Counsel and previous General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion covering, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company or a covered subsidiary, which could include GE Capital or its covered subsidiaries (including the depositor, your issuing entity and any subsidiary originator), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to the contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets

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from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving GE Capital or its subsidiaries (including the depositor, your issuing entity and any subsidiary originator), are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by your issuing entity could be delayed or reduced.

We will structure the transfers of receivables, the related equipment and the SUBI, as applicable, under the receivables sale agreement and the receivable purchase and sale agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, GECCI believes that the FDIC would not be able to recover the assets transferred under the receivables sale agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the purchaser under the receivables sale agreement would be treated as having made a loan to GECCI, a covered subsidiary originator of GE Capital, secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans. Upon such repudiation, any legally enforceable and perfected security interest in the collateral remains and such security interest secures the lenders’ claim for repudiation damages as described below.

In addition, if we were placed in receivership under OLA as a covered financial company, the FDIC could assert that we effectively still own the transferred assets because the transfers of those assets by us to your issuing entity were not true sales. In such case, the FDIC recharacterize the transaction as a secured loan from your issuing entity and repudiate the secured loan, and your issuing entity would have a secured claim in our receivership for “actual direct compensatory damages” as described below. Furthermore, if your issuing entity were placed in receivership under OLA, the FDIC could repudiate the issuance of the notes as a secured loan. In such event, you would have a secured claim for damages in the receivership of your issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” as determined below. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the receivables sale agreement and the receivables purchase and sale agreement are respected as legal true sales, as receiver for GE Capital or a covered subsidiary (including the depositor, your issuing entity or any subsidiary originator) the FDIC could:

—	require your issuing entity or any other transaction party to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

—	if your issuing entity were subject to receivership under OLA, require the indenture trustee for the related notes to go through an administrative claims procedure to establish its rights to payments on the notes; or

—	enforce a stay for period not to exceed 90 days or act to enforce contractual provisions or exercise legal remedies against GE Capital or such covered subsidiary (including the depositor, your issuing entity or any subsidiary originator); or

—	repudiate GE Capital Bank’s ongoing servicing obligations under the servicing agreement or GE Capital’s ongoing subservicing obligations under the applicable subservicing agreement, which obligations may include, in each case, the servicer’s or the subservicer’s, as applicable, duty to collect and remit payments or otherwise service the receivables; or

—	prior to any such repudiation of a servicing or a subservicing agreement, prevent any of the indenture trustee or the noteholders from appointing a successor servicer.

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There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which GE Capital or a covered subsidiary (including the depositor, your issuing entity or any subsidiary originator) subject to OLA is a party, or to obtain possession of or exercise control over any property of GE Capital or any covered subsidiary or affect any contractual rights of GE Capital or a covered subsidiary (including the depositor, your issuing entity or any subsidiary originator) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s contracts or property is comparable to the “automatic stay” under the United States Bankruptcy Code.

If the FDIC, as receiver for GE Capital, any originator, the depositor or your issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on the notes issued by your issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the United States Bankruptcy Code. If GE Capital or any of its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by GE Capital or those affiliates perfected for purposes of state law and the United States Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the FDIC Counsel issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the United States Bankruptcy Code. In addition, the FDIC has issued a final rule that went into effect on August 15, 2011, and that, among other things, codified the FDIC Counsel’s interpretation. Based on the FDIC Counsel’s interpretation of the preference provisions of OLA and the final rule, the transfer of the receivables by the applicable transferor perfected by the filing of a UCC financing statement against that transferor would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the United States Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to this advisory opinion or the final rule, payments or distributions of principal and interest on the notes issued by your issuing entity could be delayed or reduced.

Security Interests in Financed Equipment

In some states, receivables like the ones that may be included in your issuing entity’s pool of assets evidence the credit sale of the related equipment. In those states, receivables also constitute personal property security agreements and include grants of security interests in the equipment under the Uniform Commercial Code. All finance leases and beneficial interests in finance leases, as applicable, that will be transferred to an issuing entity will have either bargain purchase options or be conditional sale contracts, which under applicable state law standards should be deemed to be finance leases.

Perfection of security interests in the equipment (including, with respect to maritime assets that are either inland barges or are less than 5 net tons (determined in a manner prescribed by 46 CFR Part 69) (the “UCC Vessels”) is generally governed by the Uniform Commercial Code. Each of the originators takes appropriate action under the laws of each state in which the obligor is located to perfect its security interest in the transportation equipment with respect to the transportation equipment that may be perfected by the filing of financing statements under the applicable Uniform Commercial Code. Each of the originators will retain physical possession of the receivables and the related certificates of title that it originated. Each of the applicable originators or, in the case of leases of titled transportation equipment, the collateral agent, will obtain a first priority perfected security interest in the leased equipment. In the case of finance leases, the applicable originators require the lessees to be named as the owner on the certificates of title and to have the applicable originator named as holder of a security interest. Notwithstanding the foregoing, under the laws of some other states, perfection and priority of security interests in maritime assets other than UCC Vessels (“Documentable Vessels”) and perfection of security interests in certain transportation

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equipment would be governed by certificate of title registration laws of the state in which the equipment is located would be governed by federal law. the security interest in the equipment assigned to us under the applicable receivables sale agreement to the issuing entity. Pursuant to the indenture, the issuing entity will pledge its security interest in the equipment assigned to it pursuant to the receivables purchase and sale agreement to the indenture trustee. Pursuant to a supplement to the titling trust collateral agency agreement, the security interest of the collateral agent in leases of titled transportation equipment and the related equipment that were allocated to the related SUBI will be held for the benefit of your issuing entity. The certificates of title for the titled transportation equipment will at all times reflect the titling trust’s ownership of, and the collateral agent’s lien on, such titled transportation equipment. Accordingly, the indenture trustee will be the secured party of record with respect to transportation equipment securing loans and finance leases that we sold to your issuing entity, and the collateral agent of the titling trust will be the secured party of record with respect to the titled transportation equipment included in the related SUBI.

Pursuant to a receivables sale agreement, each originator that sells us loans and finance leases will assign to us its security interest in the related equipment. Pursuant to a receivables purchase and sale agreement, we will assign

Under Title 46 of the United States Code (46 U.S.C. §§ 31301 et seq.), in the absence of an assignment of record of a first preferred ship mortgage, the assignment of the related equipment loan by itself will not convey a first preferred ship mortgage on the Documentable Vessel and the issuing entity will not have a perfected security interest in the Documentable Vessel. Accordingly, each of the applicable originators will make the appropriate filings with the United States Coast Guard in the case of Documentable Vessels. Under Title 46 of the United States Code, a first preferred ship mortgage supersedes all claims against the vessel, including a perfected state law security interest, a state or federally created lien or forfeiture rights (so long as the secured party is innocent of wrongdoing) other than preferred maritime liens, which are maritime liens arising before the mortgage is filed with the United States Coast Guard, maritime liens arising from maritime tort, including personal injury and pollution claims, maritime liens for wages of a stevedore employed by or on behalf of the vessel, for wages of the vessel’s crew, for general average and for salvage, including contract salvage.

Due to administrative burden and expense, except as noted above, no action will be taken to record the transfer of security interests from the originators to us or from an originator to one of its subsidiaries and ultimately to us or, in any case, from us to the issuing entity of any transportation equipment that secures a loan or a finance lease. In most states, an assignment of a security interest in transportation equipment owned under a certificate of title like the transfers referred to above is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the transportation equipment, or, if applicable, the notation of the applicable originator’s lien on the certificates of title, will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of financed transportation equipment or subsequent lenders who take a security interest in financed transportation equipment. However, by not identifying an issuing entity as the secured party on the financing statement or certificate of title, the security interest of the issuing entity in financed transportation equipment could be defeated through fraud or negligence.

With respect to any transportation equipment that is subject to a certificate of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the transportation equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the transportation equipment, or, in the case of transportation equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the transportation equipment in the state of relocation. In states that do not require a certificate of title for registration of transportation equipment, re-registration could defeat perfection. Moreover, the State of New York recently passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle issued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or error, a lien on titled transportation equipment included in the related SUBI could be released without prior payment in full of the lease.

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We will represent to each issuing entity that, as of the date the related receivable or the beneficial interest in the related receivable, as applicable, is sold to such issuing entity, each security interest in financed equipment is or will be prior to all other present liens on and security interests in the financed equipment. However, liens for repairs or taxes could arise at any time during the term of a receivable. Under the laws of most states, such liens take priority even over perfected security interest in equipment. Also, error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies could impair an issuing entity’s or the collateral agent’s, as applicable, security interest. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the issuing entity’s losing the priority of its security interest or its security interest in the financed equipment after the date the security interest was assigned to the issuing entity.

As liquidated damages, upon request of any issuing entity, we are required to purchase from that issuing entity any receivable owned by that issuing entity or, in the case of any receivable included in the related SUBI (if any), cause the UTI beneficiary to reallocate that receivable and the related titled transportation equipment from that SUBI to the UTI and pay to the issuing entity the predetermined value of such receivable and related equipment, in each case, as to which necessary perfection actions have not been taken prior to the time of sale of such receivable or beneficial interest therein, as applicable, to the issuing entity, if the failure to take those actions will materially adversely affect the interest of the issuing entity in the receivable and the failure is not cured within a specified grace period. Correspondingly, upon our request, each originator that sells receivables to us is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us and the UTI beneficiary that sells beneficial interests in leases of titled transportation equipment and the related equipment to us is required to reallocate any such receivable and the related equipment from that SUBI to the UTI and pay to us the predetermined value of any such receivable and related equipment. In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed equipment.

Beneficial Interests in Titled Transportation Agreement

The titling trust is the owner of record of the titled transportation equipment that is included in the related SUBI. Pursuant to the receivables sale agreement, the UTI beneficiary will sell to us all of its right, title and interest in and to the related SUBI, which will be a beneficial (but not a legal) ownership interest in the leases of titled transportation equipment and the related equipment included in the related SUBI. Pursuant to the receivables purchase and sale agreement, we will sell to your issuing entity all of our right, title and interest in and to the related SUBI. Pursuant to the indenture, your issuing entity will pledge to the indenture trustee all of its right, title and interest in and to the related SUBI. Notwithstanding these conveyances, the titling trust will continue to be reflected as the owner of record on the certificate of title with respect to each titled transportation equipment, the titled transportation equipment will remain at all times the property of the titling trust as the lessor of that equipment, and the obligor under the related lease will have no right, title or interest in such titled transportation equipment except to use such titled transportation equipment pursuant to the terms of the lease agreement between the titling trust and that obligor.

Rejection of Leases

When we sell loans or receivables arising under finance leases to an issuing entity, we also assign the issuing entity any security interest that we hold in the related equipment or other collateral. When we sell receivables arising under true leases to an issuing entity, we also sell, or grant a security interest in, the related equipment to the issuing entity to the extent specified in the related prospectus supplement.

In the event that an originator were to become a debtor in a bankruptcy case, a bankruptcy trustee might attempt to reject any true leases or executory contracts relating to loans under which an issuing entity’s receivables arose and might attempt to characterize as true leases some or all leases that we consider to be finance leases so that those leases could also be rejected. To the extent that a bankruptcy trustee was successful in rejecting leases or executory contracts, all remaining scheduled payments under the rejected leases or executory contracts would be cancelled.

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Third Party Liabilities

State laws differ as to whether anyone suffering injury to person or property involving leased maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent the leases are deemed to be true leases and the issuing entity with respect to any equipment other than titled transportation equipment, and the titling trust, with respect to titled transportation equipment is, or is deemed to be, the owner of such equipment, the applicable state law may permit such an action and if such action is successful, the titling trust or the related issuing entity, as applicable and its assets may be subject to liability to the injured party.

Vicarious Tort Liability. Although the titling trust will have legal title to the titled transportation equipment, if any, allocated to the related SUBI and your issuing entity will have a beneficial interest in such equipment, the related lessees and their respective invitees will operate that titled transportation equipment. State laws differ as to whether anyone suffering injury to person or property involving a leased motor vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act (as discussed below), the titling trust and the titling trust assets may be subject to liability to that injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) provide that the lessor’s liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several). For example, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the leased motor vehicle by any person using the vehicle with the owner’s permission. The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident, and the owner’s liability for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the leased motor vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court. In contrast to California and many other states, in New York, the holder of title of a motor vehicle, including a titling trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of that motor vehicle. It is not clear whether there is a limit on an owner’s liability. In the context of the denial of a motion brought by a defendant to dismiss a claim based on the negligent use or operation of a motor vehicle, the Court of Appeals of New York ruled that a finance company acting as an agent for a titling trust may be considered an “owner” of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease. As a result of the ruling in New York, losses could arise if lawsuits are brought against either the titling trust or GE Capital, as agent of the titling trust, in connection with the negligent use or operation of any leased motor vehicles owned by the titling trust, including the leased motor vehicles allocated to the transaction SUBI. This case was decided prior to the enactment of the Transportation Act. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act was intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on a titling trust. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that these laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a relatively recent case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. In 2010, a similar decision was issued by the U.S. Court of Appeals for the 8th Circuit. While the outcome in

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these cases upheld federal preemption under the Transportation Act, the outcome of cases that are pending in other jurisdictions and their impact are uncertain at this time. In addition, there is currently pending in the U.S. Supreme Court a petition for a writ of certiorari challenging the validity on constitutional grounds of the section of the Transportation Act that preempts those state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased. If the U.S. Supreme Court grants certiorari and holds the aforementioned provision unconstitutional, then the titling trust may become subject to claims under state and local laws imposing vicarious tort liability.

ERISA Liens. Moreover, liens in favor of the Pension Benefit Guaranty Corporation which are prior to the security interest of the collateral agent of the titling trust could attach to the titled transportation leases and the related equipment included in the transaction SUBI if the collateral agent of the trust did not have a prior perfected lien on such leases and the related agreement and could be used to satisfy unfunded pension obligations of any member of a controlled group that includes GE Capital and its affiliates under its defined benefit pension plans. However, the collateral agent of the titling trust will have a perfected security interest in all the leases of titled transportation equipment and the related equipment owned by the titling trust, including any leases of titled transportation equipment and related equipment allocated to any transaction SUBI, that will be senior in priority to the interests of the Pension Benefit Guaranty Corporation or judgment lien. Also see “ – Security Interests in Financed Equipment.”

Repossession

Upon a default by an equipment purchaser, the holder of a receivable that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform self-help repossession unless it would constitute a breach of the peace. Self-help is accomplished simply by retaking possession of the financed or leased equipment. Some jurisdictions require that the obligor be notified of the default and be given time to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order. Although self help is an available remedy it is rarely used. In most cases, a notice of default is sent to the obligor and legal counsel is instructed to commence legal proceedings to recover the equipment.

Notice of Sale; Redemption Rights

The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent installments or the unpaid balance.

Uniform Commercial Code Considerations

Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any “unconscionable” lease or “unconscionable” provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults and leases where the lessee is a “merchant lessee.” However, each originator that sells a lease will represent that, to the best of their knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the applicable originator of any defects. Article 2A does, however, recognize typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

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Deficiency Judgments and Excess Proceeds; Other Limitations

In the case of a defaulted receivable, the proceeds of resale of the related equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.

Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to leases, some jurisdictions require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the “Code”, proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer Brown LLP, special Federal tax counsel to the depositor, as qualified in this summary. Mayer Brown LLP have prepared or reviewed the statements in this prospectus under the heading “U.S. Federal Income Tax Consequences,” and are of the opinion that they are correct in all material respects.

The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes as a position in a “straddle” for tax purposes or as a part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes and one or more other investments, trusts and estates and pass-through issuing entities, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes is limited to the Federal income tax

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consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code.

Each issuing entity will be provided with an opinion of Mayer Brown LLP regarding certain Federal income tax matters discussed below. An opinion of Mayer Brown LLP, however, is not binding on the Internal Revenue Service, called the “IRS,” or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuing entity, the notes and related terms, parties and documents refer, unless otherwise specified, to each issuing entity and the notes and related terms, parties and documents applicable to that issuing entity.

Tax Characterization of the Issuing Entity

Mayer Brown LLP is of the opinion that the issuing entity will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the issuing entity agreement and related documents.

If the issuing entity were taxable as a corporation for Federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the issuing entity could materially reduce cash available to make payments on the notes and distributions on the certificates could be liable for any tax that is unpaid by the issuing entity.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The issuing entity will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer Brown LLP is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations, called the “OID Regulations,” relating to original issue discount, or “OID.” This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 1/4% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note for more than its principal amount, you generally will be subject to the premium amortization rules of the Code.

If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, called a “Short-Term Note”, you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general,

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be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.

Sale or Other Disposition. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer’s ordinary income tax rate if the note is held for not more than 12 months and at a maximum rate of 15% if the note is held for more than 12 months.

Medicare Tax . If you are a U.S. person within the meaning of 7701(a)(30) of the Code and are an individual, estate or trust and your income exceeds certain thresholds, you will be subject to an additional 3.8% Medicare tax on some or all of your ‘‘net investment income.’’ Net investment income will generally include interest on, and gain from the disposition of, the notes unless such interest income or gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). You should consult your tax advisor regarding the effect this Medicare tax may have, if any, on your acquisition, ownership or disposition of the notes.

Foreign Holders. Except as described below with respect to the requirements imposed by Sections 1471-1474 of the Code (“FATCA”), if you are a nonresident alien, foreign corporation or other non-United States person, called a “foreign person,” interest paid to or accrued by you (including OID) generally will be considered “portfolio interest” and generally will not be subject to U.S. Federal income tax and withholding tax provided that the income is not effectively connected with your conduct of a trade or business carried on in the United States and:

(i)        you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of us (or of a profits or capital interest in the issuing entity if characterized as a partnership);

(ii)       you are not a controlled foreign corporation that is related to us (or the issuing entity if treated as a partnership) through stock ownership;

(iii)      you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

(iv)      the interest is not contingent interest described in Section 871(h)(4) of the Code.

To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuing entity with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W 8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement.

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If you are a foreign person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the issuing entity or its paying agent, as the case may be, with a properly executed:

—	IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

—	IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If an amount in respect of such 30% withholding tax were to be deducted or withheld from interest paid or accrued on the notes as a result of your failure or inability to comply with these rules, neither the issuing entity nora ny paying agent nor any other person would, pursuant to the conditions of the notes, be required to pay additional amounts as a result of the deduction or withholding of such tax.

If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States Federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest payments on the Notes, neither your issuing entity nor any paying agent nor any other person would, pursuant to the conditions of the Notes, be required to pay additional amounts as a result of the deduction or withholding of such tax.

If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States Federal income and withholding tax; provided that:

—	the gain is not effectively connected with the conduct of a trade or business in the United States by you, and

—	if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.

Backup Withholding. If you are not an exempt holder you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the issuing entity will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. Information returns will be sent annually to the IRS and to each note holder setting forth the amount of interest paid on the notes owned by that note holder and the amount of tax withheld on those payments.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer Brown LLP, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes might be treated as equity interests in the issuing entity. In this case, the issuing entity would be treated as a corporation (if it is publicly traded and does not meet certain qualifying income tests) or as a partnership. If the issuing entity is treated as a corporation, any taxes paid would reduce the amount available for payment on the notes. Even if the issuing entity is treated as a partnership, treatment of your notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of issuing entity expenses.

FATCA . Under FATCA, unless a “grandfather rule” applies to any particular issuance of notes, your issuing entity may be required to withhold amounts on certain payments to holders of notes (including intermediaries) who do not provide certain information to your issuing entity, which may include the name, address, taxpayer

63

identification number and certain other information with respect to direct and certain indirect U.S. Holders. Under FATCA, the “grandfather rule” exempts from FATCA withholding payments related to obligations outstanding on January 1, 2014 unless such obligation is significantly modified (and is thus treated as being reissued for U.S. federal income tax purposes) after such date. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on the notes as a result of a holder's failure to comply with these rules or as a result of the presence in the payment chain of an intermediary that does not comply with these rules, neither your issuing entity nor any paying agent nor any other person would, pursuant to the conditions of the notes, be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. If applicable, FATCA withholding is scheduled to apply to payments of U.S. source dividends, interest, and other fixed payments beginning January 1, 2014 and to payments from the disposition of property producing such payments (e.g. notes) beginning January 1, 2017. Noteholders should consult their own tax advisers on how these rules may apply to payments they receive under the notes.

STATE TAX CONSEQUENCES

The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes.

Certain ERISA CONSIDERATIONS

The prospectus supplement for each series of notes will specify whether the notes offered by that prospectus supplement are eligible for purchase by employee benefit plans.

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit pension, profit-sharing or other employee benefit plans, as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, individual retirement accounts and specified types of Keogh plans or other plans that are subject to Section 4975 of the Code, and other entities such as collective investment funds or insurance company general or separate accounts that are deemed to hold “plan assets” of these plans and accounts (each of the foregoing, a “Benefit Plan Investor”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental or non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed herein.

Certain transactions involving the purchase, holding or transfer of the notes might be deemed to constitute or result in prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that purchased notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the United States Department of Labor (as modified by Section 3(42) of ERISA) (the “Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial

64

equity features. For additional information regarding the equity or debt treatment of the notes, see “CERTAIN ERISA CONSIDERATIONS” in the prospectus supplement.

However, without regard to whether the notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of notes by, or on behalf of, a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the seller, the originator, the servicer, the subservicer, the underwriters, the trustee, the managing member of the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptions for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption.

By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the note with the assets of a Benefit Plan Investor or any governmental plan, non-U.S. plan or church plan that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) (x) such note is rated at least “BBB-” or its equivalent by a nationally recognized statistical rating organization at the time of purchase or transfer and (y) the acquisition, holding and disposition of the note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a violation of Similar Law. Benefit Plan Investors may not acquire the notes at any time that the notes do not have a current investment grade rating from a nationally recognized statistical rating agency.

A plan fiduciary considering the purchase of notes should consult its legal and tax advisors with respect to the potential applicability of ERISA and the Code to such investments and the consequences of such an investment under ERISA and the Code. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of ERISA, an investment in the note or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.

PLAN OF DISTRIBUTION

We will enter into one or more underwriting agreements with respect to the notes of each series. In each underwriting agreement, we will agree to cause the related issuing entity to sell to the underwriters, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes of the related series set forth in the underwriting agreement and in the related prospectus supplement. In each of the underwriting agreements with respect to any given series of notes, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes described therein which are offered hereby and by the related prospectus supplement if any of such notes are purchased.

Each prospectus supplement will either set forth the price at which each class of notes being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be

65

determined at the time of such sale. After the initial public offering of any notes the public offering prices and concessions may be changed.

Each underwriting agreement will provide that we and GE Capital will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

Each issuing entity may, from time to time, invest the funds in its issuing entity accounts in eligible investments acquired from underwriters.

Pursuant to each of the underwriting agreements with respect to a given series of notes, the closing of the issuance of each class of notes subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements. The place and time of delivery for the notes in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

LEGAL OPINIONS

Certain legal matters relating to the notes of any series will be passed upon for the related issuing entity, us and the servicer by Mayer Brown LLP. Certain legal matters relating to the notes of any series will be passed upon for the underwriters by Bingham McCutchen LLP. Certain federal income tax and other matters will be passed upon for each issuing entity by Mayer Brown LLP.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any issuing entity until we terminate offering the notes.

We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the issuing entities we originate. These Current Reports are also incorporated into this prospectus by reference and made a part hereof.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:

GE Capital Commercial Inc.
6510 Millrock Drive

Suite 200
Salt Lake City, UT 84121

(801) 733-2820

66

INDEX OF TERMS

Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

Benefit Plan Investor	64
Clearstream	33
Code	60, 64
collateral agent administration agreement	46
Credit Policy 5.0	16
Direct Originations	20
Documentable Vessels	56
Dodd-Frank Act	52
DTC	33
ERISA	64
Euroclear	33
Euroclear Operator	33
FACTA	62
FDIC	53
GE Capital	13
GE Capital Financial Originator	20
GECA	25
GECCI	16
GRS	25
Indirect Originations	20
IRS	61
leased transportation assets	46
LIBOR	32
master services agreement	2
OID	61
OID Regulations	61
OLA	53
Perfection Criteria	17
Permitted Investments	39
PTCE	65
Regulation	64
servicer	2
servicer defaults	44
servicing agreement	17
Short-Term Note	61
Similar Law	65
SUBI	1, 3, 47
subservicer	2
titling trust	3
titling trust agreement	45
titling trust collateral agency agreement	46
titling trustee	26
TRAC amount	15
Transportation Act	4
UCC Vessels	55
UTI	26
UTI assets	47
UTI beneficiary	17

67

[FORM OF EQUIPMENT RECEIVABLE PROSPECTUS SUPPLEMENT]
SUBJECT TO COMPLETION, DATED [●] [●], 201[●],
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [●] [●], 201[●],

$[●]

[GE Equipment [●] Trust [●]-[●]] [GE Equipment [●], LLC [●]-[●]]

Issuing Entity

GECB Equipment Funding, LLC

Depositor

GE Capital Commercial Inc.

[Add Name of Notes]

Sponsor

Consider carefully the risk factors be ginning on page S-[●] in this prospectus supplement and on page [●] in the prospectus .

The notes represent debt obligations of the issuing entity only. The notes do not represent obligations of or interests in CEF Equipment Holding, L.L.C., General Electric Corporation, [●] or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

•	The notes are backed by a pledge of the issuing entity’s assets. The issuing entity’s assets primarily consist of:

•	[equipment loans;] [and]
•	[equipment leases;] [and]
•	[[security interests in][, or ownership of,] the related [transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, maritime assets and other equipment];] [and]
•

[a series special unit beneficial interest (a “Series 201[●]-[●] SUBI”) issued by GE CF Trust representing a 100% beneficial interest in a portfolio of true leases of new or used titled transportation equipment and the related equipment, including lease payments and the right to payment received from the sale or other disposition of the titled transportation equipment, the aggregate receivable value of which, as of the [initial] cut-off date, was $[●]].

•	The issuing entity will issue the following classes of notes, which are offered under this prospectus supplement—

Class A Notes	Class B Notes		Class C Notes
Principal Amount $	$		$
Interest Rate %		%		%
Maturity Date ,		,		,
Price to Public(1)%		%		%
Underwriting Discount(2)%		%		%
Proceeds to Depositor(3)%		%		%

(1)	Plus accrued interest, if any, from [●] [●], 201[●]. Total price to public (excluding such interest) is $[●]
(2)	Total Underwriting Discount is $[●]
(3)	Total Proceeds to Depositor is $[●]

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. Certificates are not offered under these documents. [The Series 201[●]-[●] SUBI will be held by the issuing entity and will be pledged under the indenture to secure the notes.]

Credit Enhancement

•	[A cash reserve account will be established with an initial balance of $[●] (or [●]% of the aggregate receivable value as of the [initial] cut-off date).]
•	The Class C Notes are subordinated to the Class A Notes and the Class B Notes, and provide additional credit enhancement for the Class A Notes and the Class B Notes. The Class B Notes are subordinated to the Class A Notes, and provide additional credit enhancement for the Class A Notes. [Each class of notes also benefits from overcollateralization and excess spread.]
•	[Other support for the notes includes [●] and is provided by [●].]
•	[The issuing entity will enter into a swap agreement with [●] described under “The Swap Agreement.”]

Distributions on the notes [and from the Series 201[●]-[●] SUBI] will be on the [●] of each month or, if the [●] is not a business day, on the next business day, beginning [●] [●], 201[●].

Delivery of the notes, in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, société anonyme, and/or the Euroclear System on or about [●] [●], 20[●] against payment in immediately available funds.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[UNDERWRITER]	[UNDERWRITER]

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

This prospectus supplement is being delivered to you solely to provide you with information about the offering of these notes referred to in this prospectus supplement and to solicit an offer to purchase these notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of these notes, until we have accepted your offer to purchase these notes.

These notes are being sold when, as and if issued. The depositor is not obligated to issue these notes or any similar security and the underwriters’ obligation to deliver these notes is subject to the terms and conditions of its underwriting agreement with the depositor and the availability of these notes when, as and if issued by the depositor. You are advised that the terms of these notes, and the characteristics of the asset pool backing them, may change (due, among other things, to the possibility that receivables that comprise the pool [or that are included in the special unit beneficial interest portfolio allocated to the transaction] may become delinquent or defaulted or may be removed or replaced and that similar or different receivables and, in the case of leases, related equipment [or] [interests in the related equipment] may be added to the pool, and that one or more classes of notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that these notes may not be issued that have the characteristics described in this prospectus supplement and the accompanying prospectus. The underwriters’ obligation to sell any of these notes to you is conditioned on the receivables and these notes having the characteristics described in this prospectus supplement. If for any reason the depositor does not deliver these notes, the underwriters will notify you, and none of the depositor, the sponsor or any underwriter will have any obligation to you to deliver all or any portion of the notes which you have committed to purchase, and none of the depositor, the sponsor or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

We are not offering these notes in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until [●] [●], 201[●] (90 days after the commencement of this offering).

We tell you about the notes in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of notes.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-[●] in this prospectus supplement and under the caption “Index of Terms” beginning on page [●] in the accompanying prospectus.

We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions.

Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other

ii

factors we believe are appropriate. Whether actual results and development will conform with our expectations and predictions is subject to a number of risks and uncertainties.

All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the issuing entity, GE Capital Commercial Inc., any other originator or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

iii

SUMMARY OF PARTIES TO THE TRANSACTION	S-1

SUMMARY OF TERMS	S-2

RELEVANT PARTIES	S-2
RELEVANT AGREEMENTS	S-2
RELEVANT DATES	S-3
DESCRIPTION OF THE NOTES	S-4

RISK FACTORS	S-17

THE ISSUING ENTITY AND OTHER PARTIES	S-27

General	S-27
Capitalization of the Issuing Entity	S-28
Affiliations Among Transaction Parties	S-28
[The Owner Trustee] [Managing Member]	S-29
[The Swap Counterparty	S-29
Sponsor	S-29
Servicer	S-30
Depositor	S-30

THE RECEIVABLES POOL	S-31

[The Series 201[●]-[●] SUBI	S-31

Static Pool Information	S-42

Delinquencies, Net Losses and Residual Realizations	S-42

REPURCHASES OF RECEIVABLES	S-46

ORIGINATION OF RECEIVABLES	S-46

REVIEW OF POOL ASSET DISCLOSURE	S-46

WEIGHTED AVERAGE LIFE OF THE [NOTES]	S-47

DESCRIPTION OF THE NOTES	S-49

General	S-49
Payments of Interest	S-49
Payments of Principal	S-50
Certain Definitions	S-51
Cut-off Dates	S-53
Record Dates	S-54
[Mandatory Redemption	S-54
Optional Redemption	S-54
Registration of Notes	S-54
The Indenture Trustee	S-54
Fees and Expenses	S-55

DESCRIPTION OF THE TRANSACTION AGREEMENTS	S-56

Servicing Compensation and Payment of Expenses	S-56
Subservicing	S-56
Servicer Advances	S-56
Early Termination of Receivables	S-57
Removal of Receivables	S-57
Acquisition of Third Party Originated Receivables	S-57
Repossession	S-58
Non-Accrual and Write-Off Policy	S-58
[Sales of Additional Receivables	S-58
Available Amounts	S-58
Priority of Distributions	S-59
[Negative Carry Account	S-60
[Cash Reserve Account	S-61

[THE SWAP AGREEMENT	S-62

Definitions	S-62
Early Termination of Swap Agreement	S-63
Defaults Under the Swap Agreement	S-63
Swap Termination Events	S-64
Swap Counterparty Downgrade	S-64
Governing Law	S-64

LEGAL PROCEEDINGS	S-65

LEGAL INVESTMENT	S-65

CAPITAL REQUIREMENTS DIRECTIVE	S-65

U.S. FEDERAL INCOME TAX CONSEQUENCES	S-65

CERTAIN ERISA CONSIDERATIONS	S-65

Plan of distribution	S-68

Class A Notes	S-68
Class B Notes	S-68
Class C Notes	S-69

WHERE YOU CAN FIND MORE INFORMATION	S-70

INDEX OF TERMS	S-71

SCHEDULE I STATIC POOL DATA	S-73

iv

SUMMARY OF PRIMARY PARTIES TO THE TRANSACTION*

*	This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

S-1

SUMMARY OF TERMS

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides a brief description of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

RELEVANT PARTIES

Issuing Entity	[GE Equipment [●] Trust [●]-[●]]
[GE Equipment [●] LLC [●]-[●]]

Depositor	GECB Equipment Funding, LLC

Sponsor	GE Capital Commercial Inc.

Servicer and Administrator	GE Capital Bank (f/k/a GE Capital Financial Inc.)

Sub-servicer and Sub-Administrator	General Electric Capital Corporation

Indenture Trustee	[●]

[Titling Trust]	[GE CF Trust]

Originators	GE Capital Commercial Inc. [name of any other originator of more than 10% of pool assets]

[Owner Trustee]
[Managing Member]	GECB Equipment Funding, LLC

[UTI Beneficiary]	[GE Capital Commercial Inc., as UTI beneficiary of the titling trust]

[Titling Trust Trustee]	[Wilmington Trust Company]

[Swap Counterparty]	[●]

RELEVANT AGREEMENTS

Indenture	The indenture is between the issuing entity and the indenture trustee. The indenture provides for the terms relating to the notes.

[Trust Agreement]
[Limited Liability
Company Agreement]	[The trust agreement is between the depositor and the owner trustee. The trust agreement governs the creation of the trust and provides for the terms relating to certificates, which, under no circumstances, will be offered to the public.] [The limited liability company agreement governs the formation of the issuing entity by the depositor and provides for the terms relating to the certificates, which, under no circumstances, will be offered to the public.]

S-2

Sale Agreement	The sale agreement is [among] [between] GE Capital Commercial Inc., (“GECCI”) [,both in its capacity as UTI beneficiary and in its individual capacity], as seller, [●] and [●], [each] as seller and GECB Equipment Funding, LLC, as purchaser. The sale agreement governs the [sale of [the] receivables [and, in the case of receivables that are leases of equipment other than titled transportation equipment, the related equipment,] by the originators [other than the titling trust] to [●]] [and] [the sale of a series special unit beneficial interest representing beneficial ownership of leases of titled transportation equipment and the related equipment allocated to the transaction from the titling trust (the “Series 201[●]-[●] SUBI”)] to GECB Equipment Funding, LLC].

Purchase and Sale Agreement	The purchase and sale agreement is between GECB Equipment Funding, LLC, as seller and the issuing entity, as purchaser. The purchase and sale agreement governs the transfer of receivables [and, in the case of receivables that are leases of equipment other than titled transportation equipment, the related equipment[, and the Series 201[●]-[●] SUBI] from GECB Equipment Funding, LLC to the issuing entity.

Servicing agreement	The servicing agreement is between the servicer and the issuing entity. The servicing agreement governs the servicing of the receivables owned by the issuing entity [and, receivables in which the issuing entity has a beneficial interest] and the remarketing of the related equipment by the servicer on behalf of the issuing entity.

Administration Agreement	The administration agreement is between GE Capital Bank, as administrator and the issuing entity. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuing entity.

Master Services Agreement	The Amended and Restated Service Agreement, dated as of July 31, 2008 (as may be amended, supplemented, or otherwise modified, from time to time) is between GE Capital Bank and General Electric Capital Corporation. The master services agreement governs the subservicing of the receivables serviced by the servicer under the servicing agreement [(including any receivables included in the Series 201[●]-[●] SUBI)], the remarketing of the related equipment by the subservicer on behalf of the servicer and the sub-administration of the issuing entity.

[Swap Agreement]	[The issuing entity will enter into an interest rate swap agreement with the swap counterparty.]

RELEVANT DATES

Closing Date	[●] [●], 201[●]

Cut-off Date	[●] [●], 201[●]

Payment Dates	Payments on the notes will be made on the [●] day of each calendar month (or, if not a business day, the next business day), beginning on [●] [●], 201[●].

S-3

Maturity Dates	The outstanding principal balance, if any, of each class of notes will be payable in full on the date specified for each below:

Class	Maturity Date
Class A	[●] [●], 20[●]
Class B	[●] [●], 20[●]
Class C	[●] [●], 20[●]

Record Date	So long as the notes are in book-entry form, the issuing entity will make payments and distributions on the notes to the holders of record on the [●] day preceding the payment date. If the notes are issued in definitive form, the record date will be the last day of the month preceding the payment or distribution date.

DESCRIPTION OF THE NOTES

Offered Notes	We are offering [three] classes of notes issued by the issuing entity:

Class	Initial Principal Amount	Interest Rate
A	$	%
B	$	%
C	$	%

The notes will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.

Assets of the Issuing Entity	The issuing entity will possess only the following property:

•	[a pool of receivables arising under [loans] [and] [leases] and related collections (excluding interest collections on the receivables prior to the [initial] cut-off date [and, with respect to additional receivables, prior to the date specified in the applicable sale agreement])];

•	[the [loans,] [leases] and other agreements that give rise to those receivables;]

•	[the leased equipment with respect to receivables arising out of leases [of equipment other than titled transportation equipment];]

•	[a series special unit beneficial interest representing a 100% beneficial interest in a portfolio of true leases of new or used titled transportation equipment and the related equipment, including lease payments, TRAC payments and the right to payment received from the sale or other disposition of the titled transportation equipment];

•	bank accounts established for the issuing entity;

•	[security interests in the equipment financed with respect to the receivables that are loans[,] [security interests in leases of titled

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transportation equipment included in the Series 201[●]-[●] SUBI] and any guaranties of the receivables;]

•	any property obtained in a default situation under those security interests and proceeds from liquidation of that property;

•	[net swap receipts and swap termination payments received from the swap counterparty;]

•	[the cash reserve account and deposits therein]; and

•	rights to proceeds from certain insurance policies covering equipment financed under the receivables or the related obligors. The depositor has not requested that any credit be given to the residual values of the equipment when determining credit enhancement. While investors will be entitled to receive any amounts received in connection with residual realizations, no particular value should be assumed with respect to such amounts.

The Receivables	The pool consists of middle market equipment [loan] [and] [lease] receivables [and, in the case of leases of equipment other than titled transportation equipment, the related equipment] [and] the Series 201[●]-[●] SUBI representing a 100% beneficial interest in a portfolio of middle market true leases of new or used titled transportation equipment and the related equipment]. The [loans] [and] [leases] are made to obligors located in the United States of America and are managed by GECCI via various service level agreements with GE Capital Bank. The aggregate receivable value of the receivables [and, in the case of leases, the related equipment] [(including the leases of titled transportation equipment and the related equipment beneficial interest in which is represented by the Series 201[●]-[●] SUBI)] as of the [initial] cut-off date was $[●], out of which [[●]% of the are loans (of which [●]% are finance leases) and [●]% are true leases. [●]% of the true leases are “open-end leases” / TRAC leases and [●]% of the true leases are “closed-end leases.”]

When used in this prospectus supplement, unless explicitly provided otherwise or the context requires otherwise: [(i) the term “loans” shall mean both loans and finance leases, (ii) the term “leases” shall mean true leases, (iii) the term “open-end leases” or “TRAC Leases” shall mean leases where the lessee is required to cover the shortfall between the residual value of the sold property and sale proceeds, (iv) the term “closed-end leases” shall mean leases where the lessor retains the residual risk in the leased property and claims the tax benefits associated with ownership thereof and] (v) the term “obligor” shall refer to the [lessee under a lease] [or] [the borrower under a loan][, as applicable].

[The aggregate receivable value is an amount equal to the sum of the loan value of the loans plus the lease value of the leases. [The aggregate receivable value includes the lease value of the leases and the related equipment allocated by the titling trust to the Series 201[●]-[●] SUBI.] The net receivable value is an amount equal to the aggregate receivable value minus the aggregate book residual value.] As of the [initial] cut-

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off date, the allocation of the aggregate receivable value between the leases and the loans is set-out below:

Collateral Type	U.S. Dollar Amount	Percent of Aggregate Receivable Value
Loan value	$ [●]	[●]%
Lease value of closed-end leases	$ [●]	[●]%
Lease value of open-end/TRAC leases	$ [●]	[●]%
Aggregate receivable value	$ [●]	[●]%
Book residual value	$ [●]	[●]%
Net receivable value	$ [●]	[●]%

As of the cut-off date, the portion of the aggregate receivable value attributable to the residual value of leased equipment [(including the titled transportation equipment included in the Series 201[●]-[●] SUBI)] constitutes [●]% [PERCENTAGE TO BE LESS THAN 20%] of the aggregate receivable value. The amount of notes issued by the issuing entity will be approximately equal to [●]% of the net receivable value. As such, the book residual value of the leases approximately equals overcollateralization on the closing date.

The loan value of a loan generally is: (A) in the case of a loan accruing interest on a precomputed basis, (i) the present value of the future scheduled payments discounted monthly at its annual percentage rate plus (ii) any past due scheduled payments reflected on the servicer’s records plus (iii) the unamortized amounts of any purchase premiums minus (iv) the unamortized amounts of any purchase discounts, and (B) in the case of a loan accruing interest on a simple interest basis, (i) the balance reflected on the servicer’s records plus (ii) the unamortized amounts of any purchase premiums minus (iii) the unamortized amounts of any purchase discounts. Defaulted receivables that are loans shall be deemed to have a loan value equal to the outstanding loan value at the time it became a defaulted receivable less the amount written-off as uncollectible in accordance with the credit and collection policy.

The lease value of a lease generally equals the sum of (i) the present value of the future scheduled payments payable under such lease discounted monthly at the implicit rate of return of such lease, as determined by the applicable originator plus (ii) any past due scheduled payments reflected on the servicer’s records plus and (iii) the present value of the book residual value of the leases, which is an amount equal to the expected future value of the related equipment at the end of such lease term, as determined at the time of origination by the applicable originator in accordance with its typical practices and policies, discounted monthly at the implicit rate of return of such lease, as determined by the applicable originator. Defaulted receivables that are leases shall be deemed to have a lease value equal to the lease value at the time it became a defaulted receivable less the amount written-off as uncollectible in accordance with the credit and collection policy.

As of the [initial] cut-off date, the receivables had the following characteristics:

•	number of receivables [●]

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•	average net receivable value [●]

•	percentage of receivables that are loans (but are not finance leases) by net receivable value [●]%

•	percentage of receivables that are finance leases by net receivable value [●]%

•	percentage of receivables that are true leases by net receivable value [●]%

•	percentage of true leases that are “open-end leases” / “TRAC leases” by net receivable value [●]%

•	percentage of true leases that are “closed-end leases” by net receivable value [●]%

•	[aggregate book residual value of equipment $[●]]

•	percentage of receivables by net receivable value that bear interest at a fixed rate [●]%

•	percentage of receivables by net receivable value that bear interest at a floating rate (including hybrids) [●]%

•	weighted average remaining term to maturity [(where residual realizations occur in last month of lease term)] [●] months

•	weighted average original term to maturity [●] months

•	weighted average seasoning [●]

•	weighted average implicit rate of the receivables[2]

•	distribution by type of equipment as a percentage of the net receivable value:

○	[transportation equipment]	[●]%
○	[industrial equipment]	[●]%
○	[furniture and fixtures]	[●]%
○	[construction equipment]	[●]%
○	[technology and telecommunications equipment]	[●]%
○	[maritime assets]	[●]%
○	other	[●]%

The receivables are described in more detail in “CHARACTERISTICS OF THE RECEIVABLES” in the accompanying prospectus. See “THE RECEIVABLES” in this prospectus supplement for more information on the receivables.

2 Based on the interest rate or discount rate used by the applicable originator to determine periodic payments on the receivables.

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[The Series 201[●]-[●] SUBI	The Series 201[●]-[●] SUBI will be created by the UTI beneficiary’s identification and allocation of leases of titled transportation equipment and the related equipment theretofore constituting all or a portion of the undivided trust interest in the titling trust to a separate portfolio of the titling trust, which the titling trust trustee will designate as the Series 201[●]-[●] SUBI. The Series 201[●]-[●] SUBI will be represented and created by the UTI beneficiary’s execution of a SUBI delivered to the titling trust, which will include a list of the leases of titled transportation equipment that shall have been allocated to the Series 201[●]-[●] SUBI and specify the terms and provisions applicable to the Series 201[●]-[●] SUBI. The Series 201[●]-[●] SUBI will be sold by the UTI beneficiary to the depositor under the sale agreement and will be further transferred by the depositor to the issuing entity under the purchase and sale agreement. The issuing entity will grant to the indenture trustee a security interest in the Series 201[●]-[●] SUBI. The Series 201[●]-[●] SUBI will be serviced by the servicer solely pursuant to the terms of the servicing agreement and sub-serviced by the sub-servicer pursuant to the master services agreement. No additional leases of titled transportation equipment, titled transportation equipment or other assets will be allocated from the undivided trust interest of the titling trust to the Series 201[●]-[●] SUBI following the closing date. In certain circumstances described in “—Removal of Receivables” below, leases of titled transportation equipment and the related equipment may be removed from the Series 201[●]-[●] SUBI and reallocated to the undivided trust interest of the titling trust. If any leases of titled transportation equipment and the related equipment are removed from the Series 201[●]-[●] SUBI, the depositor will pay to the issuing entity an amount equal to the purchase price of the re-allocated leases of titled transportation equipment and the related equipment. [Insert disclosure regarding any other terms and provisions that are applicable to the Series 201[●]-[●] SUBI.]

In addition to the SUBI representing the Series 201[●]-[●] SUBI described above, the titling trust agreements applicable to the Series 201[●]-[●] SUBI are as follows:

•	Titling Trust Agreement : The titling trust agreement is between the UTI beneficiary and Wilmington Trust Company, as trustee. The titling trust agreement governs the formation and operation of the Titling Trust and, among other things, the creation of the Series 201[●]-[●] SUBI.

•	Titling Trust Collateral Agency Agreement : The titling trust collateral agency agreement is between the titling trust and GE Title Agent LLC, as collateral agent. The titling trust collateral agency agreement governs the creation and maintenance of a security interest in favor of the collateral agent and, with respect to the leases of titled transportation equipment and the related equipment included in the Series 201[●]-[●] SUBI, the issuing entity.

•	Titling Trust Collateral Agent Administration Agreement : The Titling Trust Collateral Agent Administration Agreement is between the collateral agent and GECCI, as administrator.

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The titling trust collateral agent administration agreement governs the performance by the administrator of certain duties of the collateral agent, including its administrative duties with respect to the Series 201[●]-[●] SUBI.

The Series 201[●]-[●] SUBI will be held by the issuing entity and will be pledged under the indenture to secure the notes.]

Removal of Receivables	In the event that a receivable [that is not included in the Series 201[●]-[●] SUBI] becomes a delinquent receivable or the obligor thereon becomes subject to a bankruptcy proceeding, the depositor has an assignable option to purchase that receivable and, if applicable, the related equipment from the issuing entity at a price equal to the purchase amount for such receivable and its related equipment, as applicable. [In the event that a receivable included in the Series 201[●]-[●] SUBI becomes a delinquent receivable or the obligor thereon becomes subject to a bankruptcy proceeding, the depositor has an assignable option to purchase the beneficial interest in such receivable and the related titled transportation equipment from the issuing entity at a price equal to the purchase amount for such receivable and the related titled transportation equipment. If the depositor (or any assignee of the depositor) exercises its option to purchase the beneficial interest in the affected receivable and the related titled transportation equipment from the issuing entity then, contemporaneously with such purchase, the depositor (or any assignee of the depositor) may sell the beneficial interest in such affected receivable and the related titled transportation equipment to the initial beneficiary and the initial beneficiary will reallocate the related receivable and the related titled transportation equipment from the Series 201[●]-[●] SUBI to the undivided trust interest of the titling trust.]

The issuing entity will require the depositor to repurchase a receivable and the related equipment, as applicable, [or, in the case of a receivable included in the Series 201[●]-[●] SUBI, the beneficial interest in such receivable and the related equipment] that[, in either case,] is materially and adversely affected by a breach by the depositor of its representations and warranties under the purchase and sale agreement.

Following certain business events related to the originators that originated such receivables, the issuing entity may also sell receivables and the related equipment to third parties [or, in the case of receivables included in the Series 201[●]-[●] SUBI, will agree to the reallocation of such receivables and the related titled transportation equipment from the Series 201[●]-[●] SUBI to the undivided trust interest of the titling trust if, prior to or contemporaneously with such reallocation, the issuing entity is paid an amount equal to the purchase amount of such reallocated receivables and related titled transportation equipment.] See “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Removal of Receivables.”

Servicing	The servicer of the receivables [and, in the case of leases of equipment other than titled transportation equipment, the related equipment] [(including the receivables and the related equipment allocated to the Series 201[●]-[●] SUBI)] is GE Capital Bank (in such capacity, the “servicer”). The servicer will be responsible for servicing, managing and administering those receivables and related interests, and enforcing

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and making collections on those receivables [and the related equipment] on behalf of the issuing entity. The servicer on behalf of the issuing entity will also remarket or arrange for others to remarket equipment related to any receivable owned by the issuing entity or in which the issuing entity has a beneficial interest. All the services to be provided by the servicer under the servicing agreement will be provided by General Electric Capital Corporation, as subservicer, in accordance with the master services agreement. Under the servicing agreement, the servicer shall be entitled to a servicing fee equal to [●]% per annum of the aggregate receivable value as of the first day of each fiscal month (fiscal months are determined in accordance with the fiscal calendar of GE Capital Bank). In addition, the servicer shall be entitled to collect and retain as additional servicing compensation in respect of each collection period, any late fees, prepayment charges and other administrative fees and expenses or similar charges collected during that period. The servicer has the option to make advances for delinquent scheduled payments only if it determines in its sole discretion that advances will be recoverable in future periods. The fees and expenses of the subservicer shall be as agreed between the servicer and its subservicer in the subservicing agreement and the issuing entity shall not have any responsibility therefor.

Administration	The administrator is GE Capital Bank. The administrator will be responsible for performing the duties of the issuing entity under the indenture. The administrator shall be entitled to a administration fee of $[●] per annum, 1/12 of which is payable in arrears on each payment date. All the services to be provided by the administrator under the administration agreement will be provided by General Electric Capital Corporation, as sub-administrator, in accordance with the master services agreement.

Subordination	The Class C Notes will be subordinated to the Class A Notes and the Class B Notes, and the Class B Notes will be subordinated to the Class A Notes as follows:

•	no interest will be paid on the Class C Notes on any payment date until all accrued and unpaid interest on and, in certain circumstances, principal of, the Class A Notes and the Class B Notes has been paid in full;

•	no principal will be paid on the Class C Notes on any payment date until the principal due on the Class A Notes and the Class B Notes on that payment date has been paid in full;

•	no interest will be paid on the Class B Notes on any payment date until all accrued and unpaid interest on and, in certain circumstances, principal of, the Class A Notes has been paid in full; and

•	no principal will be paid on the Class B Notes on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.

Payments of Interest	The interest rate for each class of notes is set forth on the front cover of this prospectus supplement. The interest accrual period for each class

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of notes will be the period from (and including) the preceding payment date to (but excluding) that payment date. The interest on the Class [●] Notes [and the floating rate notes] will be calculated on the basis of the actual number of days in the applicable interest accrual period and a 360-day year. This means that the interest due for each class of floating rate notes and the Class [●] Notes on each payment date will be the product of: (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate, and (iii) the actual number of days since the previous payment date (or, in the case of the first payment date, since the closing date) divided by 360. [The floating rate notes will continue to accrue interest at their respective interest rates even if the swap agreement is terminated.] Interest on the fixed rate notes (other than the Class [●] Notes) will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due for each class of fixed rate notes (other than the Class [●] Notes) on each payment date will be the product of: (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate, and (iii) 30 (or, in the case of the first payment date, the number of days since the closing date on the basis of a 30-day month) divided by 360.

Payments of Principal	Prior to an event of default and acceleration of maturity of the notes, payments in respect of principal on the notes will be made, to the extent of funds available for such purpose as described under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Distributions” below, sequentially to the earliest maturing class of notes monthly on each payment date in the following order of priority:

•	To the Class A Noteholders, until the outstanding principal balance of the Class A Notes has been reduced to zero;

•	To the Class B Noteholders, until the outstanding principal balance of the Class B Notes has been reduced to zero; and

•	To the Class C Noteholders, until the outstanding principal balance of the Class C Notes has been reduced to zero.

After an event of default and acceleration of maturity of the notes, payments of principal will be made as described under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Distributions below.”

On the applicable maturity date for each class of notes, the principal amount payable will be the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal balance of the maturing class of notes to zero.

See “DESCRIPTION OF THE NOTES—Payments of Principal” in this prospectus supplement for additional details.

Events of Default	The notes are subject to events of default described under “DESCRIPTION OF THE NOTES” in the accompanying prospectus. These include:

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•	the issuing entity fails to pay any interest on any note within five days after its due date;

•	the issuing entity fails to pay any installment of the principal of any note on its due date;

•	bankruptcy, insolvency or similar events relating to the issuing entity; and

•	breach by the issuing entity of its other covenants under the indenture, or material breach of a representation or warranty made by the issuing entity under the indenture, subject to applicable grace periods.

If an event of default is not remedied as provided in the indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount of those notes, [or, holders of a majority in principal amount of one or more class of notes] shall be required to, declare the principal of the notes to be immediately due and payable. See “DESCRIPTION OF THE NOTES—INDENTURE” in the accompanying prospectus, and “DESCRIPTION OF THE NOTES—TRANSACTION AGREEMENTS” in this prospectus supplement for additional details and special priority rules that would apply after an event of default has occurred and the maturity of the notes has accelerated.

Optional Redemption	Any class of notes that remain outstanding on any payment date on which we exercise our clean-up call will be paid in whole on that payment date at a redemption price [for such class] equal to the [outstanding principal balance of that class of notes] plus accrued and unpaid interest thereon. We cannot exercise our clean-up call until the aggregate receivable value declines to 10% or less of the aggregate initial aggregate receivable value, measured on the [initial] cut-off date.

[Mandatory Redemption	The issuing entity will have a pre-funding period. On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the issuing entity’s pre-funding account after any purchase of receivables on that date will be applied to the notes then outstanding in whole or in part in the same sequence and proportions that would apply in a normal principal payment.]

[Pre-Funding	[We will sell the issuing entity equipment loans and equipment leases [and] [, the related equipment] [and/or beneficial interests in leases of titled transportation equipment and the related equipment] during a pre-funding period beginning on the closing date and ending not later than the close of business on the payment date on [●], 20[●].

The issuing entity will pay for the subsequent receivables, related equipment or beneficial interests therein, as applicable, with funds on deposit in a pre-funding account established by the issuing entity, with an initial deposit of $[●]. We expect to sell subsequent related equipment or beneficial interests therein, as applicable, to the issuing entity with an aggregate receivable value approximately equal to the amount deposited in the pre-funding account. Prior to being used to purchase such assets, funds on deposit in the pre-funding account will

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be invested from time to time in highly rated short-term notes. [●]% of the receivable pool will be represented by the pre-funding account. The pre-funding period will also terminate early if the balance in the pre-funding account is reduced to less than $100,000 or if certain defaults or other adverse events occur. The pre-funded amount will represent [●]% of the amount of the notes offered in this prospectus supplement. Any balance remaining in the pre-funding account at the end of the pre-funding period will be payable to the noteholders as principal.

There are no required characteristics of the receivables transferred to the issuing entity during the pre-funding period, except that each additional receivable must satisfy the eligibility criteria in the sale agreement between us and the issuing entity at the time of its addition. The issuing entity will not be able to purchase receivables from us during the pre-funding period unless the originators have eligible receivables which they are able to transfer to us.]

[Negative Carry Account	We anticipate that the average interest rate earned by the issuing entity on investment of funds in the pre-funding account may be less than the weighted average interest rate on the notes. To provide a source of funds to cover any shortfall resulting from this difference, the issuing entity will deposit $[●] into the issuing entity’s negative carry account.]

Credit Enhancement

[Cash Reserve Account	As credit enhancement for the notes, a cash reserve account will be established by the issuing entity. The cash reserve account will be funded as follows:

•	On the closing date, the depositor will deposit $[●] ([●]% of the aggregate receivable value as of the [initial] Cut-Off Date) into the cash reserve account.

•	[On the date of each subsequent sale of receivables to the issuing entity, the issuing entity will transfer cash or highly rated, short-term notes having a value approximately equal to [●]% of the aggregate receivable value of the receivables purchased from the pre-funding account to the cash reserve account.]

•	On each payment date after any draw has been made on the cash reserve account, available collections remaining after other more senior payments have been made will be deposited into the cash reserve account to the extent necessary to maintain a specified minimum balance.

Funds on deposit in the cash reserve account will be available on each payment date to cover shortfalls in payments of interest and principal on the notes.]

[Overcollateralization	[●]% of any excess spread amount received by the issuing entity will be used to pay principal on the notes, which will cause the net receivable value to exceed the outstanding principal balance of the notes to the extent such amounts of excess interest exceed writedowns of the

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[Excess Spread

receivables attributable to defaults. Any resulting overcollateralization will benefit the notes.]

We expect interest collections on the receivables to be in excess of certain fees and expenses of the issuing entity and interest on the notes. These amounts of excess interest are available to cover principal payable as a result of writedowns of the receivables pool attributable to defaults.]

[Subordination	The subordination of the Class C Notes to the Class A Notes and Class B Notes as described herein will provide additional credit enhancement for the Class A and Class B Notes. The subordination of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes.

As described in “DESCRIPTION OF THE NOTES—Payments of Interest” and “DESCRIPTION OF THE NOTES—`Payments of Principal,” the Class C Notes will bear all losses on the receivables before the Class B Notes and the Class B Notes will bear all losses before the Class A Notes. The subordination is intended to enhance the likelihood of the senior Notes receiving expected payments of interest and principal.]

[Describe other forms of credit enhancement and any enhancement provider referenced in Item 1114(b) of Regulation AB.]

Priority of Distributions	On each payment date after payment to the servicer of an amount equal to any accrued but unpaid servicing fees [and reimbursement of any unreimbursed servicer advances], available collections, plus funds transferred from various issuing entity accounts as described above, will be applied to the following (in the priority indicated):

(1) to the indenture trustee, all accrued and unpaid trustee fees and expenses (not to exceed $[●] per annum).

(2) administration fees;

(3) [to pay the swap counterparty any amounts due to swap counterparty under the swap agreement not including any swap termination payments payable under clause (4) below;]

(4) accrued and unpaid interest on the Class A Notes [and any swap termination payments owed by the issuing entity to the swap counterparty pro rata; provided that, any amounts allocable to interest on the Class A Notes which are not needed to pay interest due on such Notes will be applied to pay the portions of any swap termination payments remaining unpaid, if any];

(5) to pay principal on the Notes in the priority specified above under “—Payments of Principal” in an amount equal to the excess of the outstanding principal balance of the Class A Notes over the aggregate receivable value at the end of the related collection period;

(6) accrued and unpaid interest on the Class B Notes;

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(7) to pay principal on the Notes in the priority specified above under “—Payments of Principal” in an amount equal to the excess of the outstanding principal balance of the Class A Notes and the Class B

Notes over the aggregate receivable value at the end of the related collection period;

(8) accrued and unpaid interest on the Class C Notes;

(9) to pay principal on the notes in the priority specified above under “—Payments of Principal” in an amount equal to the amount by which the outstanding principal balance of all the notes exceeds the excess of the aggregate receivable value at the end of the related collection period over the overcollateralization amount on such payment date (after giving effect to any principal payments under clause (5) and clause (7) on such payment date);

(10) [to pay 50% of the remaining available amount, after giving effect to the payments made pursuant to clauses (1) through ([9]) above, as principal in the amount and priority specified above under “—Principal”;]

(11) [to the cash reserve account, to the extent necessary to maintain a specified balance;]

(12) to the indenture trustee, any accrued and unpaid trustee fees and expenses not previously reimbursed; and

(13) the remaining balance, if any, to the issuing entity.

See “Description of the Transaction Agreements—Distributions” for additional details and for special priority rules that would apply in a default situation.

[Swap Agreement	The issuing entity will enter into a swap agreement with General Electric Capital Corporation, or a swap counterparty with (i) a Moody’s long term debt rating, shelf rating or counterparty rating of at least “[●]”, and if a short term rating has been provided, such rating is at least “[●]”, and (ii) an S&P long term debt rating or counterparty rating of at least “[●]”, and if a short term rating has been provided, such rating is at least “[●]”, and (iii) if such entity or its credit support provider has a Fitch long term unsecured debt rating, such rating is at least “[●]”, and if a short term rating has been provided, such rating is at least “[●]”. [The swap agreement will include confirmations for [three] separate swap transactions, under which the issuing entity will receive amounts based on LIBOR and pay amounts based upon a fixed rate of interest, an index based upon the interest rates on the hybrid receivables, and one-year reset indices, respectively.]

For a description of the swap agreement, see “SWAP AGREEMENT.” For information regarding the credit ratings of the swap counterparty, see “THE ISSUING ENTITY AND OTHER PARTIES”.]

Tax Status	In the opinion of Mayer Brown LLP, tax counsel to the depositor, Notes not retained by the depositor or an entity disregarded from the depositor for U.S. federal income tax purposes will be treated as debt of the

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Certain ERISA Considerations

issuing entity for U.S. federal income tax purposes and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

Subject to the considerations discussed in “Certain ERISA CONSIDERATIONS” herein and in the accompanying prospectus, Notes not retained by the depositor or an entity disregarded from the depositor for U.S. federal income tax purposes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing any such Notes.

Legal Investment	The Class [A] Notes will be structured to be eligible securities for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

Ratings of the Notes	We expect that the notes will receive credit ratings from two nationally recognized rating agencies hired by us.

A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely repayment of interest on and the ultimate payment of principal of the notes pursuant to their terms. Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures. Any rating agency may change or withdraw an assigned rating at any time. Any rating action taken by one rating agency may not necessarily be taken by the other rating agency. None of the issuing entity, the depositor, the sponsor, the administrator, the servicer, any originator or the indenture trustee will be responsible for monitoring any changes to the ratings on the notes.

Nationally recognized statistical rating organizations (each, an “NRSRO”) not hired to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the rating provided by the rating agencies hired to rate the transaction.

GECB Equipment Funding, LLC	The mailing address of our principal executive office is [10 Riverview Drive, Danbury, Connecticut 06810], Attention: [Capital Markets Operations] and our telephone number is [●].

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RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes.

Federal financial regulatory reform could have a significant impact on the Issuing Entity, the sponsor, any originator, the depositor or the servicer and could adversely affect the timing and the amount of payments on the notes.	On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act” ) was enacted into law. Although the Dodd-Frank Act generally took effect on July 22, 2010, many provisions will not take effect for a year or more and many provisions require implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

●	creates a liquidation framework for the resolution of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies,” in the event that a company, among other things is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their respective subsidiaries, defined as “covered subsidiaries,” in the event such a subsidiary, among other things, is in default or in danger of default and the liquidation of that subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;

●	creates a new framework for the regulation of over-the-counter derivatives activities;

●	strengthens the regulatory oversight of securities and capital markets activities by the Security and Exchange Commission (“SEC”); and

●	creates the Bureau of Consumer Financial Protection, a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act increases the regulation of the securitization markets. For example, it will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It also gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as General Electric Capital Corporation, a Delaware corporation and the sponsor’s indirect parent (”GE Capital”) or its affiliates. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. As such, in many respects, the ultimate impact of the Dodd-Frank Act, and its effects on the financial markets and their participants, will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the issuing entity, the sponsor,

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any originator, the depositor, the servicer, the subservicer, including on the level of receivables held in the issuing entity, the servicing of the receivables, and on the regulation and supervision of GE Capital or its affiliates (including the issuing entity, the depositor or any subsidiary originator).

In addition, no assurances can be given that the liquidation framework for the resolution of covered financial companies or their covered subsidiaries would not apply to GE Capital or its affiliates (including the issuing entity, the depositor or any subsidiary originator) or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee, the securityholders or other transaction parties from exercising their rights. [This repudiation power could also affect certain transfers of receivables that are loans as further described under “LEGAL ASPECTS OF THE RECEIVABLES—Dodd Frank Orderly Liquidation Framework” in the accompanying prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on the notes.]

It may not be possible to find a
purchaser for your notes.	There is currently no public market for the notes and we cannot assure you that one will develop. Thus you may not be able to resell your notes at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the notes, but they are not required to do so. We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system.

Recent and continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities, including many securities backed by loans, leases and the related equipment, which are included in the receivable portfolio. This period of general market illiquidity may continue, or even worsen, and may adversely affect the value of your notes and may adversely affect your ability to locate a willing purchaser. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.

Recent economic developments may adversely affect the performance and market value of your notes.	Since the fall of 2007, general worldwide economic conditions experienced a downturn due to the effects of the deterioration in the residential housing market, the subprime lending crisis, the general credit market crisis, collateral effects on the finance and banking industries, increased commodity costs, volatile energy costs, concerns about inflation, slower economic activity, decreased consumer

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confidence, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns (the “Economic Crisis”).

The Economic Crisis has adversely affected demand for the types of equipment that we finance, resulting in decreased sales or leases of these products, or decreased proceeds from those sales or leases, which could negatively affect our operations and result in higher losses and delinquencies on the assets. An increase in losses and delinquencies, or a decrease in residual realizations, on the assets could result in reduced payments on your notes. As a result, the performance and market value of your notes may be adversely affected.

In addition, we cannot predict the duration of the Economic Crisis, the timing or strength of a subsequent economic recovery or the extent to which the Economic Crisis will continue to negatively impact the business, financial condition and results of operations of the originators.

Risk of downgrade of initial
ratings assigned to your notes.	The depositor expects that the notes will receive the credit ratings from the rating agencies set forth herein under “SUMMARY OF TERMS—Ratings of the Notes.” A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the notes pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. The ratings of the notes are based primarily on the rating agencies’ analysis of the receivables and available credit enhancements. In the event that the rating initially assigned to any [notes] is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

The sponsor has hired the rating agencies set forth herein under “SUMMARY OF TERMS—Ratings of the Notes” and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under newly effective Securities and Exchange Commission rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the initial purchasers or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information

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provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

[Prepayments could result from
pre-funding.	If the principal amount of eligible receivables purchased or directly originated by any originator during the issuing entity’s pre-funding period, plus other pre-existing eligible receivables, is less than the amount deposited in the issuing entity’s pre-funding account, we will not have sufficient receivables to sell to the issuing entity during the pre-funding period. This would result in a prepayment of principal or return of capital, as the case may be, in an aggregate amount equal to the amount remaining in the pre-funding account at the end of the pre-funding period to the noteholders in the same sequence and proportions that would apply in a normal principal distribution. Any prepayment will shorten the weighted average life of the affected notes. The amount of the notes that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the notes.]

[The Issuing Entity is dependent
upon the originators for additional
receivables.	The issuing entity will not be able to purchase receivables from us during the pre-funding period unless the originators have eligible receivables which they are able to transfer to us. The originators’ ability to generate receivables depends primarily upon sales and leases of [maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment] manufactured or distributed by unaffiliated third parties. If, during the pre-funding period, these manufacturers or distributors experience a reduction in sales or leases of such equipment, this would adversely affect our ability to sell receivables and, if applicable, the related equipment to the issuing entity.]

[Characteristics of the pool of
receivables may change due to
pre-funding.	There will be no required characteristics of the receivables transferred to the issuing entity during the pre-funding period, except that each additional receivable must satisfy the eligibility criteria specified in the sale agreement between us and the issuing entity at the time of its addition. Additional receivables may be originated at a later date using credit criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent receivables to the issuing entity, the characteristics of the entire receivables pool, including the composition of the receivables, the distribution by receivable type, payment frequency, average maturity, implicit rate, receivable value, remaining term to stated maturity, original term to stated maturity, top obligors and geographic distribution, may vary from those of the initial receivables. Since the weighted average life of the notes will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the notes. However, the issuing entity will not purchase any receivables that have a remaining term in excess of [●]

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months or any receivables that would cause the weighted average original term of the receivables in the issuing entity to be greater than [●] months. These requirements are intended to minimize the effect of the addition of subsequent receivables on the weighted average life of the notes.]

Cross-collateralization of
receivables may affect your returns.	In many cases the originators and other affiliates of GE Capital have other extensions of credit to an obligor (or to other obligors affiliated or otherwise related to such obligor) in addition to the loan or lease with such obligor, or a beneficial interest in a lease with such obligor, which are included in the receivable pool securing the notes. In addition, after the closing date, the originators and other affiliates of GE Capital may originate additional extensions of credit to such obligor or other obligors. The originators may also sell receivables which they have retained to another issuing entity for which GE Capital, an indirect parent of GECCI, may act as the servicer or subservicer in the future. For purposes of this prospectus supplement we refer to such existing or future extensions of credit by the originators or other affiliates of GE Capital, which are not transferred to the issuing entity and included in the receivable pool, as retained receivables. In many cases, receivables sold to the issuing entity and the retained receivables are cross-defaulted and cross-collateralized. As a result, a retained receivable may be secured by a lien or security interest on the equipment and other collateral securing a receivable in the receivables pool, and a receivable in the receivables pool may be secured by a lien or security interest on the equipment and other collateral securing a retained receivable. In addition, the same guarantee, credit enhancement or recourse arrangement with a third party may be applicable to both a receivable in the receivables pool and a retained receivable.

GE Capital, in its capacity as subservicer, will be required to make decisions, on behalf of the issuing entity, regarding the receivables in the receivables pool, and, to the extent applicable, it will also be required to make decisions regarding any related guarantees, credit enhancements or recourse arrangements with third parties relating to both receivables included in the receivables pool and retained receivables, which, in each case, also affect the interest of GE Capital or its affiliates in the retained receivables. In performing its obligations under the servicing agreement, GE Capital will act in accordance with its customary servicing procedures and the issuing entity’s credit and collection policies with respect to receivable agreements, finance leases and other financing arrangements similar to the receivables in the receivables pool. However, when acting in its capacity as the creditor under the retained receivables (or as the servicer, subservicer or subcontractor for another issuing entity or lender with respect to retained receivables), GE Capital may make decisions and take actions to protect the creditor’s interest, including, if applicable, with respect to any guarantees, credit enhancements or recourse arrangements with third parties relating to both receivables included in the receivables pool and retained receivables, without regard to any effect which these decisions and actions may have on the interests of the issuing entity. Such decisions or actions by GE Capital may affect the timing and amount of the recovery by the issuing entity on receivables secured by the same equipment or other collateral. If the obligor defaults on a receivable in the receivables pool or any obligor defaults on a retained

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receivable, or an insolvency proceeding is commenced with respect to any of such obligors (or a third party providing a guarantee or other recourse arrangement), GE Capital, in its capacity as subservicer, will be authorized to file claims (including bankruptcy claims) and commence remedial proceedings on behalf of the issuing entity, and in the same proceeding as a creditor of the obligor under a retained receivable (or as the servicer, subservicer or subcontractor for another issuing entity or lender with respect to retained receivables), may also take actions to protect the creditor’s interests under the retained receivable (which may be its own interests or interests of any of its affiliates). If a payment is made by or on behalf of an obligor (whether a scheduled payment, prepayment, liquidation or insurance proceeds or a payment by a third party under a guarantee or recourse arrangement), GE Capital, as servicer or subservicer, will allocate the payment between amounts due on receivables in the receivables pool and amounts due on retained receivables in accordance with applicable law, the provisions of the receivables and the retained receivables. and its customary practices for similar receivables and retained receivables.

It is also the practice of the originators to accommodate obligor requests for the release of equipment or other collateral from the lien of a financing agreement or finance lease, or the release of a third party from its guarantee (or other recourse arrangement) in respect of a receivable in appropriate circumstances. Accordingly, as servicer or subservicer, as applicable, GE Capital, on behalf of the issuing entity [or, in the case of receivables included in the Series 201[●]-[●] SUBI, on behalf of the titling trust], is authorized to release the [related] equipment or other collateral which secures a receivable and to release a guarantee or other third party recourse arrangement in accordance with its customary servicing practices for similar receivables and the issuing entity’s credit and collection policies. In such circumstances, GE Capital will, in accordance with such practices, determine whether (and in what order) to release an obligor’s collateral securing a receivable and/or collateral securing a retained receivable. When an originator sells equipment or other collateral for a receivable which has been repossessed, it may also be selling similar collateral for its own account or for an account of another party. The originators are not required (in a remedial proceeding, in bankruptcy, in allocation of payment or in the sale of repossessed equipment) to give priority to payments due to the issuing entity under a receivable over payments due to that originator or another issuing entity or lender under a retained receivable.

Geographical concentrations of
equipment receivables may affect
your investment.	If adverse events or economic conditions were particularly severe in the geographic regions in which there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the receivables may increase. As a result, the overall timing and amount of collections on the receivables held by the issuing entity may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive. As of the [initial] cut-off date, approximately [●]% of the net receivable value as of the [initial] cut-off date related to obligors located in [●], [●]% in [●], [●]% in [●] and [●]% in [●]. No other state accounts for more than [●]% of the receivables. The receivables in those states represent [●]% of the net receivable value as of the [initial] cut-off date.

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Disproportionate concentrations of
equipment receivables in particular
industries may adversely affect your
investment.	If the industries in which there is a substantial concentration of obligors experience adverse events or economic conditions, the overall timing and amount of collections on the receivables owned [or beneficially owned, as applicable,] by the issuing entity may differ from what you may have expected. This could result in delays or reduced payments to you. As of the [initial] cut-off date, receivables constituting approximately [●]% of the net receivable value relate to [●] and [●]% relate to [●]. Delinquencies or defaults on receivables with end-users in these industries may be adversely affected by various economic conditions including, for example, changes in interest rates and equipment inventory, and general levels of activity in the transportation, manufacturing, agriculture, forestry and fishing, services, mining and construction, printing and publishing, distribution/wholesale, retail and other industries. In addition, the amounts received from the sale, re-lease or other disposition of the related equipment may also be adversely affected by these various economic conditions. Adverse developments concerning these or other conditions will tend to increase the rate of delinquencies and defaults by obligors in those industries and may also reduce residual realizations. This, in turn, could result in reductions of or delays in the collection of funds for payment of your notes.

Payment priorities increase risk of loss, delay in payment or risk to yield to certain notes; Residual realizations are uncertain.	Classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes. In addition, because principal of each class of notes will be paid sequentially, classes of notes that have a higher numerical or lower alphabetical class designation will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other lower numbered and higher alphabetical classes have received most or all principal amounts payable on their notes, and after which a substantial amount of credit enhancement may have been applied and not replenished. As a result, the yields of the Class B and Class C Notes will be relatively more sensitive than the Class A Notes to losses on the receivables and the timing of such losses as well as lower residual realizations and the timing of such residual realizations. If the actual rate and amount of losses exceed your expectations or if residual realizations are lower than your expectations, and available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss. If residual realizations exceed your expectations, you may be prepaid faster than you expected which can reduce your yield. Residual realizations on an item of equipment may be impacted depending on whether the equipment is sold, re-leased or continues to be used by the lessor after termination of the lease. There is limited data presented in this prospectus supplement with respect to residual realizations. While investors will be entitled to receive any amounts received in connection with residual realizations, no particular value should be assumed with respect to such amounts. Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected. Upon the circumstances provided for in the priority payments and upon the

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occurrence of an event of default and acceleration of the notes, after payment of certain expenses of the issuing entity and payments of interest on the Class A Notes, principal payments will be made first to the holders of the Class A Notes according to the amounts due and payable on the Class A Notes for principal until paid in full, then interest and principal payments will be made to the holders of the Class B Notes until paid in full, and then interest and principal payments will be made to the holders of the Class C Notes until paid in full. Consequently, in such circumstances, holders of the Class B Notes will not receive payments of interest or principal until the Class A Notes have been paid in full and the holders of the Class C Notes will not receive payments of interest or principal until the Class A Notes and the Class B Notes have been paid in full.

[Prepayments of receivables
could result in payment shortfalls.	A significant portion of the receivables in the issuing entity will be simple interest receivables. Under simple interest receivables, if an obligor pays a fixed periodic installment early, the portion of the payment applied to reduce the unpaid balance will be greater than the reduction if the payment had been made as scheduled, and the final payment will be reduced accordingly. Consequently, a final payment (including prepayment in full) of such receivable may result in a cash flow shortfall. You might not receive ultimate payment in full of all amounts due under your notes if the amount of the shortfalls exceeds the amount of the deposits and other available credit enhancement and excess collections available to make up for the shortfalls. No assurances are given that the receivables will prepay at any particular rate.]

If the notes are redeemed earlier,
the yield on your notes may be
lower than expected.	If any class of notes is redeemed earlier, as described in “Description of the NoteS—Optional Redemption,” your notes will be retired early, which will shorten their average lives and potentially lower the yield on your notes.

[Noteholders may suffer a loss on
their investment from interest
rate fluctuations if the [Class A]
[Class B] [Class C] interest rate
swap[s] terminates.]	[The [Class A Notes] [Class B Notes] [Class C Notes] bear interest at floating rates based on [one-month LIBOR] [H-15], while the payments due under the receivables are calculated using either fixed rates or floating interest rates based on [one-month LIBOR] [H-15]. The issuing entity will enter into an interest rate swap for [Class A Notes] [Class B Notes] [Class C Notes] to mitigate the risk associated with a decrease in [one-month LIBOR] [H-15] that results in the interest payable on such notes exceeding the amount available to make these payments.

If an interest rate swap is terminated or an interest rate swap counterparty fails to perform its obligations under an interest rate swap agreement, the noteholders will be exposed to the risk that the interest rate on the [Class A Notes] [Class B Notes] [Class C Notes] will be greater than the amounts received by the issuing entity under the receivables, which could leave the issuing entity without sufficient funds to make all required payments on the notes.

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The swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on the notes. Prior to an event of default, a swap counterparty’s claim for termination payments for swaps relating to each class of notes will be at the same priority with interest on the related class of notes. Following an event of default, any swap counterparty’s claim for termination payments will be at the same priority with interest on the Class A Notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in the interest and principal payments on your notes.]

The failure to pay interest on the
Class B Notes and Class C Notes
is not an event of default in some
circumstances.	The indenture provides that failure to pay interest on the Class B Notes or Class C Notes when due shall not be an event of default if on the related payment date such failure resulted from principal being paid in accordance with clause ([7]) under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Distributions” and that the failure to pay interest on the Class C Notes when due shall not be an event of default if on the related payment date such failure resulted from principal being paid in accordance with clause ([7]) or clause ([9]) under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Distributions.” Under these circumstances, the holders of the applicable subordinated classes of notes will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

Even if the servicer repossesses and
sells the equipment relating to a
receivable after an obligor defaults,
delays in payments to noteholders
may occur.	If a lease receivable owned [or beneficially owned, as applicable] by the issuing entity becomes a defaulted receivable, the primary sources of payment for amounts owed on that receivable will be the income and proceeds from the continued use, sale, re-lease or other disposition of any related equipment and a deficiency judgment, if any, against the obligor under the defaulted receivable. Such residual amounts constitute a small percentage of the aggregate receivable value. In addition, with respect to the equipment related to lease receivables, the book residual value of each item of equipment is set by the applicable originator at the time of origination in accordance with its typical practices and policies and such value may be different from the market value of the equipment. If the market value of the equipment were to decline to an amount less than the book residual value of that equipment used to calculate the receivable value, the servicer may not recover the entire amount due on that receivable. If any recoveries are so reduced, the overall timing and, to a lesser extent, the amount of collections on the receivables and the related equipment owned [or beneficially owned, as applicable] by the issuing entity may differ from what you may have expected. This could result in delays or reduced payments to you.

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Technological obsolescence of equipment may reduce value of collateral.	If technological advances or other similar occurrences relating to the underlying equipment cause the equipment to become obsolete, the value of the equipment will decrease. Additional factors that may affect the issuing entity’s ability to recoup the full amount due on the receivables and the expected residual realizations include depreciation and damage or loss of any item of equipment. These factors will reduce the amount of monies recoverable should the equipment be sold, re-leased or otherwise disposed of following a receivable default, and you may not recover the full amount due on the notes.

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THE ISSUING ENTITY AND OTHER PARTIES

General

[●], the issuing entity (the “Issuing Entity”) will be formed pursuant to a [trust] [limited liability company] agreement. The [trust] [limited liability company] agreement is governed by the laws of the State of New York. After its formation, the Issuing Entity will not engage in any activity other than:

•	acquiring, holding and managing the loans, leases and other agreements (or beneficial interests in loans, leases and other agreements) that give rise to the receivables, the leased equipment[, the pre-funding account] and the other assets of the Issuing Entity, and proceeds therefrom,

•	issuing the Notes and certificates (any of which certificates, if issued, will not be offered to the public),

•	making payments on the Notes, and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Issuing Entity will possess only the following property:

•	the receivables [not included in the Series 201[●]-[●] SUBI (sometimes referred herein as the “Non-SUBI Receivables”)] and related collections (excluding interest collections prior to the [initial] Cut-off Date [and with respect to additional receivables, from such receivables’ respective Cut-off Dates to the date specified in the applicable sale agreement]);

•	[a Series 201[●]-[●] SUBI issued by the Titling Trust;

•	the Loans, Leases and other agreements that give rise to the [receivables] [Non-SUBI Receivables];

•	the leased Equipment [related to the Non-SUBI Receivables];

•	bank accounts established by and for the Issuing Entity;

•	[security interests in the Equipment financed under the receivables that are Loans [and] [security interests in Leases included in the Series 201[●]-[●] SUBI];

•	any guaranties of the receivables;

•	[the cash reserve account and the amounts on deposit therein];

•	[the net swap receipts and swap termination payments received from the swap counterparty;]

•	any property obtained in a default situation under those security interests and proceeds from liquidation of that property; and

•	rights to proceeds from certain insurance policies covering Equipment financed under the receivables or the related obligors.

As a bankruptcy-remote entity, the Issuing Entity’s operations are restricted so that it does not engage in business with, or incur liabilities to, any other entity other than entities such as the originators, the indenture trustee, the administrator and the servicer as contemplated under the transaction agreements or similar securitization agreements. The restrictions are intended to prevent the Issuing Entity from engaging in business with other entities that may bring bankruptcy proceedings against the Issuing Entity. The restrictions are also intended to reduce the risk that the Issuing Entity will be consolidated into the bankruptcy proceedings of any other entity. The Issuing Entity does not have, nor is it expected in the future to have, any significant assets, except as set forth herein.

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The Issuing Entity’s principal offices are in care of General Electric Capital Corporation, as sub-administrator, and are located at 10 Riverview Drive, Danbury, Connecticut 06810. Its fiscal year runs from January 1 through December 31.

Capitalization of the Issuing Entity

The following table illustrates the capitalization of the Issuing Entity as of the [initial] Cut-off Date, as if the issuance and sale of the Notes had taken place on that date:

Class of Notes	Initial Principal Amount (Approximate)

Class A	$[__________]

Class B	$[__________]

Class C	$[__________]

Total	$[__________]

Affiliations Among Transaction Parties

The diagram below illustrates the ownership structure among the affiliated transaction parties*.

*The broken line indicates an indirect parent-subsidiary relationship.

[Describe, if so, and how, the sponsor, Depositor or Issuing Entity is an affiliate of the following parties: servicer, indenture trustee, any originator, significant obligor, enhancement or support provider or any other parties, as well

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as, to the extent known and material, if so, and how, any of those parties are affiliates of each other. Also describe whether there is, and if so the general character of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the transaction, between the sponsor, Depositor or Issuing Entity and any of the parties set forth above, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities.]

[The Owner Trustee] [Managing Member]

GECB Equipment Funding, LLC is the [owner trustee] [managing member] under the [trust] [limited liability company] agreement. GECB Equipment Funding, LLC is a limited liability company organized under the laws of the State of Delaware, and its principal offices are located at [●]. [In the ordinary course of its business, the owner trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with GE Capital and its affiliates. [●] will act as co-trustee for the purpose of complying with certain Delaware legal requirements.] [The initial capital contribution made by the managing member is $[●].] [Description of the owner trustee’s experience serving as owner trustee in securitizations of similar assets.]

[The Swap Counterparty

Any swap counterparty shall be required to have a short term credit rating of [●] by Standard & Poor’s, and [●] by Moody’s; and a long term credit rating of [●] by Standard & Poor’s and [●] by Moody’s.

[●], as the swap counterparty to the net swap agreement[s], is a [●], and its principal executive offices are located in [●]. In the ordinary course of business, it is engaged in a general commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

As of [●] [●], 20[●] based upon information reported by [●], [●] had consolidated assets of $[●], consolidated deposits of $[●] and shareholder’s equity of $[●] based on regulatory accounting principles.

Requests for information should be directed to the [●].

The Depositor has determined that the significance percentage of payments under the swap agreement, as calculated in accordance with Regulation AB under the Securities act of 1933, [is less than 10%] [is greater than 10% but less than 20%: provide data required by Item 1115(b)(1) of Regulation AB] [is greater than 20%: financial statements meeting the requirements of Item 1115(b)(2) of Regulation AB will be provided].]

Sponsor

[GE Capital Commercial Inc. (“GECCI”) originated [●]% of the [initial] receivables and will transfer such receivables[, in the case of Leases of Equipment other than titled transportation Equipment, the related Equipment and other related assets to the Depositor on the Closing Date. [●], [●] and [●], affiliates of GECCI, originated [the remainder] [[●]%] of the [initial] receivables and will transfer such receivables, in the case of Leases of Equipment other than transportation Equipment, the related Equipment and other related assets to the Depositor on the Closing Date. [The remainder of the receivables was originated by the Titling Trust (see “–Titling Trust and UTI Beneficiary” below).] [Any additional receivables will be originated by GECCI, [●], [●], [●] or any other originator that is an affiliate of GECCI and will be transferred, along with the Equipment and interest related thereto, to the Depositor pursuant to the relevant receivables sale agreement.]

[While GECCI has not previously securitized commercial loans and leases similar to the types included in this transaction, commercial loans and leases similar to the types included in this transaction have been securitized by GE Capital, an indirect parent of GECCI since [2003].]. The size of this portfolio of commercial equipment loans is in excess of $[[●]] as of [December 31, 201[●]]. GECCI does not outsource the origination of loans and leases similar to the types included in this transaction to unaffiliated third parties.

In addition to assets of the types included in this transaction, assets supporting GECCI securitizations executed by GECCI, its indirect parent company, GE Capital and its affiliates that are currently outstanding include: credit card receivables; floorplan receivables; commercial real estate loans; residential real estate and home equity loans; secured corporate loans and other assets.

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For a description of the Sponsor, see “Important Parties—GE Capital Commercial Inc.” in the accompanying prospectus. For a description of origination of the receivables, see “Origination of Receivables” in the accompanying prospectus.]

Titling Trust and UTI Beneficiary

[GE CF Trust, a Delaware statutory trust (the “Titling Trust”) originated all the receivables included in the Series 201[●]-[●] SUBI and GECCI, as the UTI beneficiary of the Titling Trust (in such capacity, the “UTI beneficiary”) will transfer beneficial interests in such receivables, the related Equipment, other related assets and the Series 201[●]-[●] SUBI representing such beneficial interests to the Depositor on the Closing Date.]

Servicer

GE Capital Bank is the servicer of the receivables owned by the Issuing Entity [and the receivables in which the Issuing Entity has a beneficial interest] (the “Servicer”) under the servicing agreement. [Under the servicing agreement, the Servicer also remarkets equipment related to Leases of Equipment other than titled transportation Equipment [(including any such Equipment included in the Series 201[●]-[●] SUBI]. Remarketing is the exercise where the Servicer undertakes to sell the underlying returned or repossessed equipment to maximize proceeds for the Issuing Entity. As a general matter, the Servicer, on behalf of the Issuing Entity, may remarket (i) leased Equipment at the end of the lease term where the related Lease provides that the obligor has a right to return the leased Equipment to the lessor or (ii) Equipment securing a Loan or leased Equipment when the related obligor defaults under the related Loan or Lease and the Servicer on behalf of the Issuing Entity has repossessed such Equipment, as applicable. Pursuant to the Amended and Restated Service Agreement, dated as of July 31, 2008, between the Servicer and GE Capital (as amended, supplemented or otherwise modified, from time to time, the “Master Services Agreement”), GE Capital was appointed to perform, among other things, the Servicer’s obligations under the servicing agreement. The principal offices of GECCI are located at [6510 Millrock Drive, Suite 200, Salt Lake City, UT 84121.]

[Prior to this transaction, the Servicer has not serviced securitized assets of the types included in this transaction or assets of other types, however, GE Capital Bank has serviced assets for GECCI since August 2008 and has also serviced certain acquired portfolios since [●].]

GE Capital, the subservicer, was the servicer of a portfolio of assets of the types included in this transaction of approximately $[●] billion, $[●] billion, $[●] billion, $[●] billion, $[●] billion and $[●] billion in average outstanding principal amount during the 20[●], 20[●], 20[●], 20[●], 20[●] and 20[●] calendar years, respectively. In addition to assets of the types included in this transaction, GE Capital is the servicer of portfolios of credit card receivables; floorplan receivables; commercial real estate loans; residential real estate and home equity loans; secured corporate loans; and other assets.

For a description of the Servicer, see “IMPORTANT PARTIES—The Servicer” in the accompanying prospectus.

Depositor

GECB Equipment Funding, LLC is the depositor (the “Depositor”). For a description of the Depositor, see “Important Parties—GECB Equipment Funding, LLC” in the accompanying prospectus.

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THE RECEIVABLES POOL

The receivables pool consists of [loan] [and] [lease] receivables [(or, in the case of lease receivables included in the Series 201[●]-[●] SUBI, beneficial interests in such lease receivables and the related Equipment)] [and, in the case of Leases of Equipment other than titled transportation Equipment, the related Equipment] purchased on the Closing Date [and any additional receivables, Equipment or series SUBI, as applicable, purchased during the Issuing Entity’s pre-funding period]. The [Loans] [and] [Leases] are middle market equipment [loans] [and] [leases] made to obligors located in the United States of America and managed by the Corporate Finance and Equipment Finance business units of Commercial Lending and Leasing, which, in turn, is a business unit of GE Capital. When used in this prospectus supplement, unless explicitly provided otherwise or the context requires otherwise, the term [“loans” shall mean both loans and finance leases and the term “leases” shall mean of true leases, which term includes TRAC leases]. The receivables pool includes [loans] [and] [leases] of new and used [transportation equipment, industrial equipment, construction equipment, furniture and fixtures, printing presses, maritime assets, technology and telecommunications equipment and other equipment][,] [and, in the case of true leases of equipment other than titled transportation equipment, the related equipment, [and the Series 201[●]-[●] SUBI representing 100% beneficial interest in the Leases of new or used titled transportation Equipment and the related Equipment allocated thereto]. As used in this prospectus supplement, the term “obligor” shall refer to the [lessee under a lease] [or] [the borrower under a loan,] [as applicable].

[The Series 201[●]-[●] SUBI

The Series 201[●]-[●] SUBI will be created by the UTI beneficiary’s identification and allocation of Leases of titled transportation Equipment and the related Equipment theretofore constituting all or a portion of the undivided trust interest in the Titling Trust to a separate portfolio of the Titling Trust, which the Titling Trust trustee will designate as the Series 201[●]-[●] SUBI. The Series 201[●]-[●] SUBI will be represented and created by the UTI beneficiary’s execution of a SUBI delivered to the Titling Trust, which will include a list of the Leases of titled transportation Equipment that shall have been allocated to the Series 201[●]-[●] SUBI and specify the terms of provisions applicable to the Series 201[●]-[●] SUBI. Such SUBI will represent a 100% beneficial ownership of the Leases of titled transportation Equipment and the related Equipment allocated to the Series 201[●]-[●] SUBI. The Series 201[●]-[●] SUBI will be sold by the UTI beneficiary to the depositor under the sale agreement and will be further transferred by the Depositor to the Issuing Entity under the purchase and sale agreement. The Issuing Entity will grant to the indenture trustee a security interest in the Series 201[●]-[●] SUBI. The Series 201[●]-[●] SUBI will be serviced by the servicer solely pursuant to the terms of the servicing agreement and sub-serviced by the sub-servicer pursuant to the master services agreement. No additional Leases of titled transportation Equipment, titled transportation Equipment or other assets will be allocated from the undivided trust interest of the Titling Trust to the Series 201[●]-[●] SUBI following the Closing Date. In certain circumstances described in “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Removal of Receivables” below, Leases of titled transportation Equipment and the related Equipment may be removed from the Series 201[●]-[●] SUBI and reallocated to the undivided trust interest of the Titling Trust. If any Leases of titled transportation Equipment and the related Equipment are removed from the Series 201[●]-[●] SUBI, the Depositor will pay to the Issuing Entity the Purchase Amount of the re-allocated Leases of titled transportation Equipment and the related Equipment. [Insert disclosure regarding any other terms and provisions that are applicable to the Series 201[●]-[●] SUBI].

In addition to the SUBI representing the Series 201[●]-[●] SUBI described above, the Titling Trust agreements applicable to the Series 201[●]-[●] SUBI are as follows:

•	The Titling Trust Agreement between GE Capital Commercial Inc., as UTI beneficiary and Wilmington Trust Company, as trustee. The Titling Trust Agreement governs the formation and operation of the Titling Trust and, among other things, the creation of the Series 201[●] [●] SUBI.

•	The Titling Trust Collateral Agency Agreement between the Titling Trust and GE Title Agent LLC, as collateral agent. The Titling Trust Collateral Agency Agreement governs the creation and maintenance of a security interest in favor of the collateral agent and, with respect to the Leases of titled transportation Equipment and the related Equipment included in the Series 201[●]-[●] SUBI, the issuing entity.

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•	The Titling Trust Collateral Agent Administration Agreement between the collateral agent and GECCI, as administrator. The Titling Trust Collateral Agent Administration Agreement governs the performance by the administrator of certain duties of the collateral agent, including its administrative duties with respect to the Series 201[●]-[●] SUBI.

Also see “DESCRIPTION OF TRANSACTION AGREEMENTS—Agreements Relating to the Titling Trust” and “LEGAL ASPECTS OF THE RECEIVABLES—The Titling Trust” in the accompanying prospectus.

The Series 201[●]-[●] SUBI will be held by the issuing entity and will be pledged under the indenture to secure the notes.]

A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the Issuing Entity and the Notes, are based upon the Net Receivable Value of the receivables.

[“Aggregate Receivable Value” means [the sum of (i) the Loan Value of all the Loans and (ii) the Lease Value of all the Leases[, including any Leases included in the Series 201[●]-[●] SUBI]].

[“Book Residual Value” means, for the Equipment related to any receivable arising out of a Lease that is not a Defaulted Receivable, the expected future value of that Equipment at the end of the related lease term, as determined at the time of origination by the applicable originator in accordance with its typical practices and policies.]

[“Lease Value” means, for any Lease that is not a Defaulted Receivable on any day (including the related Cut-off Date), the sum of (i) the future Scheduled Payments discounted monthly at the individual rate of return of such Lease as determined by the applicable originator, plus (ii) any past due payments reflected on the Servicer’s records, plus (iii) the present value of the Book Residual Value, discounted monthly at the implicit rate of return of the individual related Lease, as determined by the applicable originator. Defaulted Receivables that are Leases shall be deemed to have a Lease Value equal to the outstanding Lease Value at the time it became a Defaulted Receivable less the amount written-off as uncollectible in accordance with the Credit and Collection Policy. As of the [initial] Cut-off Date, the present value of the Book Residual Value was $[●].]

[“Loan Value” means for any Loan that is not a Defaulted Receivable on any day (including the related Cut-off Date): (A) with respect to Precomputed Loans, (i) the present value of the future Scheduled Payments discounted monthly at its APR plus (ii) the principal amount of any past due payments plus (iii) the unamortized amounts of any purchase premiums minus (iv) the unamortized amounts of any purchase discounts and (B) with respect to Simple Interest Loans, (i) the balance reflected on the Servicer’s records plus (ii) the unamortized amounts of any purchase premiums minus (iii) the unamortized amounts of any purchase discounts. Defaulted Receivables that are Loans shall be deemed to have a Loan Value equal to the outstanding Loan Value at the time it became a Defaulted Receivable less the amount written-off as uncollectible in accordance with the Credit and Collection Policy.]

“Net Receivable Value” means (i) Aggregate Receivable Value [less (ii) aggregate Book Residual Value].

As of the [initial] Cut-off Date, the receivables and the related Equipment, as applicable, to be transferred to the Issuing Entity [including the receivables and the related Equipment the beneficial interests in which are to be transferred to the Issuing Entity] have an Aggregate Receivable Value of $[●]. The aggregate Book Residual Value (determined as of the origination dates) of Equipment related to the receivables that will be[, or the beneficial interests in which will be,] transferred to the Issuing Entity on the Closing Date will equal $[●], which is approximately [●]% of the Aggregate Receivable Value. As of the Cut-off Date, the receivables to be transferred to the Issuing Entity [and the receivables included in the 201[●]-[●] SUBI the beneficial interests in which are to be transferred to the Issuing Entity] have a Net Receivable Value of $[●].

The Outstanding Principal Balance of the Notes as of the Closing Date will be approximately [●]% of the Net Receivable Value as of the [initial] Cut-Off Date. The Depositor has not requested that any credit be given to the residual values of the Equipment when determining credit enhancement. As such, the Book Residual Value of the Leases represents overcollateralization on the Closing Date. While investors will be entitled to receive any amounts received in connection with residual realizations, no particular value should be assumed with respect to such amounts.

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The [initial] receivables were selected [and the additional receivables will be selected] using criteria set forth in the prospectus under “CHARACTERISTICS OF THE RECEIVABLES—Selection Criteria” and the additional criteria that, as of the Cut-off Date:

(1) no receivable is more than 30 days past due or has been charged off as uncollectible in accordance with the Credit and Collection Policy;

(2) each receivable has a remaining term to maturity of not more than [●] months from the related Cut-off Date; and

(3) no single obligor accounts for more than [●]% of the Net Receivable Value.

[The receivables as they are constituted on any Cut-off Date for an addition of receivables will not deviate from the foregoing characteristics.]

[The [initial] receivables include both precomputed and simple interest receivables]. [Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the Issuing Entity, the aggregate characteristics of all of the receivables in the Issuing Entity, including the composition of the receivables, the distribution by by receivable type, payment frequency, average maturity, implicit rate, receivable value, remaining term to stated maturity, original term to stated maturity, top obligors and distribution by state described in the following tables, may vary from those of the initial receivables. Following the end of the pre-funding period, we will file a report on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of all of the receivables in the Issuing Entity, after the addition of the additional receivables.]

As the obligors pay amounts owed by them under the receivables, the aggregate balance of all of the receivables owned [or beneficially owned] by the Issuing Entity will decrease. This decrease in the principal balance of the receivables is referred to as amortization. The rate at which the principal balance of each receivable is reduced may vary from receivable to receivable. The variance will depend in large part on the receivable terms and the manner in which the obligor makes its payments. As a result, the statistical distribution of the receivables owned [or beneficially owned] by the Issuing Entity, including the concentration of obligors in any one state or of the receivables with respect to any one equipment type, will vary as the Aggregate Receivable Value amortize.

[●]% of the receivables were originated in the State of [●]. [if 10% or more of the receivables were originated in one state or other geographic region, describe any economic or other factors specific to such state or region that may materially impact the pool assets or pool cash flows].

[●] receivables were more than thirty (30) days past due as of the [initial] Cut-off Date. [●] of the receivables, having an Aggregate Receivable Value as of the [initial] Cut-off Date of $[●], have been more than thirty (30) days past due at least once since their origination, of which [●] receivables, having a balance as of the [initial] Cut-off Date of $[●], have been more than sixty (60) days past due at least once since its origination. [●] of the receivables have been more than ninety (90) days past due since their origination.

The origination and end-user profile, composition, origination channel, receivable type, payment frequency, implicit rate, industry, Aggregate Receivable Value, Net Receivable Value, remaining term, original term, distribution by state, equipment type, top obligors, scheduled payments and distribution of aggregate Book Residual Values by equipment type, in each case, of the receivables are set forth in the following tables. Information as to the aggregate Book Residual Value of the equipment related to the lease receivables, including historical statistics on residual value realization rates. These tables present information as of the [initial] Cut-off Date. Totals may not add to 100% due to rounding.

[In relation to prefunding periods, the following information needs to be provided: The term or duration of any prefunding period; the amount of proceeds to be deposited in the prefunding account; the percentage of the asset pool and any class or series of the asset-backed securities represented by the prefunding account; triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers; when and how new pool assets may be acquired during the prefunding period, and if, when and how pool assets can be removed or substituted, any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed; the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including a description of any differences from the criteria used to select the current asset pool; which party has the

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authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets. In addition, disclose whether or not there will be any independent verification of such person’s exercise of authority or determinations; any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements; if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts; and the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of.]

Origination and End-User Profile

Major Equipment Categories	Equipment Description Examples	Direct Origination Profile and End User Prospecting	Indirect Origination Profile and End User Prospecting
Transportation
Industrial
Construction
Maritime
Printing Presses
Furniture/Fixtures
Other Assets

Composition of the Receivables

Aggregate Receivables Value	Aggregate Book Residual Value(1)	Net Receivable Value	Number of Receivables	Weighted Average Remaining Term	Weighted Average Original Term	Original Weighted Average Implicit Rate on Receivables
$	$	$		months	months		%

(1) As of the Cut-off Date, the portion of the Aggregate Receivable Value attributable to the residual value of leased Equipment constitutes [●]% [PERCENTAGE TO BE LESS THAN 20%] of the Aggregate Receivable Value.

Distribution by Receivable Type

Receivable Type	Number of Receivables	Aggregate Receivable Value	Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
Loans		$	$	$		%
Finance Leases
Non-TRAC True Leases
TRAC Leases
Total		$

Distribution by Origination Channel

Origination Channel	Number of Receivables	Aggregate Receivable Value	Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
Direct		$	$	$		%
Indirect
Total:		$	$

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Distribution by Payment Frequency

Frequency	Number of Receivables	Aggregate Receivable Value	Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
Annual		$	$	$		%
Semiannual
Quarterly
Monthly
Other
Total:		$	$

Distribution by Interest Type

Interest Type	Number of Receivables	Aggregate Receivable Value	Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
Fixed		$	$	$		%
LIBOR(1)
Hybrid
Constant Maturity Treasury(2)
Commercial Paper(3)
Prime
Total:		$	$

(1) Includes $[●] of one-month LIBOR Loans and $[●] of three-month LIBOR Loans.

(2) Includes $[●] of one-year, $[●] of two-year, $[●] of three-year and $[●] of five-year CMT loans and $[●] million of 12-month LIBOR Loans.

(3) Includes $[●] of Loans that provide the borrower with the option to convert the Loan to a fixed rate on a specified date based on an index in effect at such time plus a margin. The fixed rate can be periodically reset over the remaining life of the Loan based on the index in effect from time-to-time.

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Distribution by Implicit Rate

Implicit Rate (%)	Number of Receivables	Aggregate Receivable Value	Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
0.001 - 3.000		$	$	$		%
3.001 - 4.000
4.001 - 5.000
5.001 - 6.000
6.001 - 7.000
7.001 - 8.000
8.001 - 9.000
9.001 - 10.000
10.001 - 11.000
11.001 - 12.000
12.001 - 13.000
13.001 - 14.000
14.001 - 15.000
Equal to or greater than 15.001
Total:		$	$

Distribution by Obligor Industry

Industry	Number of Receivables	Aggregate Receivable Value	Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
Construction		$		$		%
Manufacturing
Retail
Transportation
Food and Agriculture
Wholesale
Electronics
Printing and Publishing
Public Finance
Healthcare
Biotech/Pharmaceuticals
Services
Total		$	$

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Distribution by Receivable Value

Value Range	Number of Receivables	Aggregate Receivable Value	Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
0.00 to 24,999.99		$	$	$		%
25,000.00 to 49,999.99
50,000.00 to 99,999.99
100,000.00 to 199,999.99
200,000.00 to 299,999.99
300,000.00 to 399,999.99
400,000.00 to 499,999.99
500,000.00 to 599,999.99
600,000.00 to 699,999.99
700,000.00 to 799,999.99
800,000.00 to 899,999.99
900,000.00 to 999.999.99
1,000,000.00 to 1,999.999.99
2,000,000.00 to 2,999,999.99
3,000,000.00 to 3,999,999.99
4,000,000.00 to 4,999,999.99
5,000,000.00 to 5,999,999.99
6,000,000.00 to 6,999,999.99
7,000,000.00 to 7,999,999.99
8,000,000.00 to 8,999,999.99
9,000,000.00 to 9,999,999.99
10,000,000.00 to 19,999,999.99
20,000,000.00 to 29,999,999.99
30,000,000.00 to 39,999,999.99
40,000,000.00 to 49,999,999.99
50,000,000.00 and over
Total:		$	$

Distribution by Remaining Term

Remaining Term of Receivables (Months)	Number of Receivables	Aggregate Receivable Value	Book Residual Value		Net Receivable Value	Percent of Net Receivable Value
1-12		$		%	$		%
13-24
25-36
37-48
49-60
61-72
73-84
85-96
97-108
109-120
Total			100.00%		$	100.00%

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Distribution by Original Term

Original Term to Stated Maturity (Months)	Number of Receivables	Aggregate Receivable Value	Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
1-32		$	$	$		%
33-44
45-56
57-68
69-80
81-92
93-104
105-116
117-218
129 and more
Total:		$	$	$	100.00%

Distribution by Equipment Type

			Direct				Indirect
Equipment Type	Number of Receivables	Aggregate Receivable Value	Aggregate Receivable Value	Book Residual Value	Net Receivable Value	Percent of Direct Net Receivable Value	Aggregate Receivable Value	Book Residual Value	Net Receivable Value	Percent of Direct Net Receivable Value
Transportation Equipment		$	$	$	$	%	$	$	$	%
Industrial Equipment
Construction Equipment
Furniture & Fixtures
Printing Presses
Maritime Assets
Technology & Telecommunications Equipment
Other
Total:		$	$	$	$	100.00%	$	$	$	100.00%

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Top Obligors

Obligor	Years as a Customer of GE	Industry	Equipment Type	Number of Receivables	Aggregate Receivable Value	Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
[●]					$	$	$		%
[●]
[●]
[●]
[●]

[●]
[●]
[●]
[●]
[●]

Total:					$	$	$	100%

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Distribution by State

State(1)	Number of Receivables	Aggregate Receivable Value	Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
Alabama		$	$	$
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Total		$	$	$	100.00%

(1)  Based upon billing addresses of the obligors.

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Scheduled Payments

Collection Period	Aggregate Receivable Value Payments(2)	Aggregate Scheduled Interest Payments	Aggregate Scheduled Book Residual Value Payments	Collection Period	Aggregate Receivable Value Payments(2)	Aggregate Scheduled Interest Payments	Aggregate Scheduled Book Residual Value Payments

	$	$	$		$	$	$

(1)	First collection period for the Notes will include both [●] and [●] 201[●] principal collections.
(2)	The sum of the Aggregate Receivable Value Payments is equal to $[●] and the sum of the Aggregate Scheduled Book Residual Value Payments is $[●].

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Static Pool Information

GECCI has not sponsored loan and lease receivables securitizations prior to this transaction. Consequently, there is no static pool data regarding GECCI. In lieu of static pool data regarding GECCI, current static pool data with respect to certain term securitizations relating to loan and lease receivables sponsored by GE Capital, GECCI’s indirect parent, whose credit and collection policies are generally similar to those of GECCI, is set forth on Schedule I annexed to this prospectus supplement (the “Static Pool Data”).

Other than the term securitization[s] in the calendar years[s] [2010 [and] [●]], prior term securitization transactions sponsored by GE Capital did not include lease receivables. [Moreover, the term securitizations sponsored by GE Capital in the calendar year[s] [2010 [and] [●]] did not include TRAC leases.]

The characteristics of the receivables included in those prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were originated and paid, may vary materially from the characteristics of the receivables in this receivables pool and the social, economic and other conditions existing at the time when these receivables were originated and that will exist when the receivables in the current receivables pool are repaid. As a result of each of the foregoing, there can be no assurance that the performance of these prior term securitization transactions, including term securitizations sponsored by a sponsor other than GECCI, will correspond to, or be an accurate predictor of, the performance of this securitization transaction.

Delinquencies, Net Losses and Residual Realizations

The data presented in the following tables is for illustrative purposes only and relates to the performance of the portfolios consisting of receivables related to commercial equipment loans and leases of the types owned [or beneficially owned] by the Issuing Entity and originated by [GE Capital Bank or other affiliates of GE Capital] on their behalf and are not historical data regarding the Issuing Entity’s owned [or beneficially owned] receivables alone. In addition, the percentages in the tables below have not been adjusted to eliminate the effect of increases or decreases in the size of the portfolio. Accordingly, the delinquency, credit loss and residual realization percentages would be expected to vary from those shown if a group of receivables were isolated at a period in time and the delinquency, credit loss and residual realization data showed activity only for that isolated group over the period indicated.

The following tables set forth the delinquency experience at [●] [●] for the years 20[●] through 20[●] and at [●] [●], 20[●] and [●] [●], 20[●] , the credit loss experience for each of the calendar years ended 20[●] through 20[●] and the [●]-month periods ended [●] [●], 20[●] and [●] [●], 20[●] and the residual realization experience for each of the calendar years ended 20[●] through 20[●] and the [●]-month periods ended [●] [●], 20[●] and [●] [●], 20[●]. Totals may not add to 100% due to rounding.

Delinquency Experience by Number of Receivables (Direct Originations of Loans)

	At [●] [●],		At [●] [●],
	20[●]	20[●]	20[●]	20[●]	20[●]	20[●]	20[●]
Number of Receivables Outstanding
Period of Delinquency:(1)
31-60 days
61-90 days
91+ day
Total Delinquencies:
Total Delinquencies as a Percent of the Number of Receivables Outstanding:	%	%	%	%	%	%		%

(1)	Represents receivables greater than 30 days past due as of the end of the applicable period.

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Delinquency Experience by Number of Receivables (Indirect Originations of Loans)

	At [●] [●]		At [●] [●]
	20[●]	20[●]	20[●]	20[●]	20[●]	20[●]	20[●]
Number of Receivables Outstanding
Period of Delinquency:(1)
31-60 days
61-90 days
91+ day
Total Delinquencies:
Total Delinquencies as a Percent of the Number of Receivables Outstanding:	%	%	%	%	%	%		%

(1)	Represents receivables greater than 30 days past due as of the end of the applicable period.

Delinquency Experience by Number of Receivables (Direct Originations of Leases)

	At [●] [●]		At [●] [●]
	20[●]	20[●]	20[●]	20[●]	20[●]	20[●]	20[●]
Number of Receivables Outstanding
Period of Delinquency:(1)
31-60 days
61-90 days
91+ day
Total Delinquencies:
Total Delinquencies as a Percent of the Number of Receivables Outstanding	%	%	%	%	%	%		%

(1)	Represents receivables greater than 30 days past due as of the end of the applicable period.

Delinquency Experience by Receivable Balance (Direct Originations of Loans)
(Dollars in Thousands)*

	At [●] [●]				At [●] [●]
	20[●]		20[●]		20[●]		20[●]		20[●]		20[●]		20[●]
Receivable Balance Outstanding	$		$		$		$		$		$		$
Period of Delinquency:(1)
31-60 days	$		$		$		$		$		$		$
61-90 days	$		$		$		$		$		$		$
91+ day	$		$		$		$		$		$		$
Total Delinquencies:	$		$		$		$		$		$		$
Total Delinquencies as a Percent of the Receivable Balance Outstanding:		%		%		%		%		%		%		%

(1)	Represents receivables greater than 30 days past due as of the end of the applicable period.
*	Totals in this table may not sum due to rounding.

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Delinquency Experience by Receivable Balance (Indirect Originations of Loans)
(Dollars in Thousands)*

	At [●] [●]				At [●] [●]
	20[●]		20[●]		20[●]		20[●]		20[●]		20[●]		20[●]
Receivable Balance Outstanding	$		$		$		$		$		$		$
Period of Delinquency:(1)
31-60 days	$		$		$		$		$		$		$
61-90 days	$		$		$		$		$		$		$
91+ day	$		$		$		$		$		$		$
Total Delinquencies:	$		$		$		$		$		$		$
Total Delinquencies as a Percent of the Receivable Balance Outstanding:		%		%		%		%		%		%		%

(1)	Represents receivables greater than 30 days past due as of the end of the applicable period.
*	Totals in this table may not sum due to rounding.

Delinquency Experience by Receivable Balance (Direct Originations of Leases)
(Dollars in Thousands)*

	At [●] [●]				At [●] [●]
	20[●]		20[●]		20[●]		20[●]		20[●]		20[●]		20[●]
Receivable Balance Outstanding(1)	$		$		$		$		$		$		$
Period of Delinquency:(2)
31-60 days	$		$		$		$		$		$		$
61-90 days	$		$		$		$		$		$		$
91+ day	$		$		$		$		$		$		$
Total Delinquencies:	$		$		$		$		$		$		$
Total Delinquencies as a Percent of the Receivable Balance Outstanding:		%		%		%		%		%		%		%

(1)	For purposes of this table the receivables balance outstanding only includes balances of the leases and not the residuals.

(2)	Represents receivables greater than 30 days past due as of the end of the applicable period.

*	Totals in this table may not sum due to rounding.

Credit Loss Experience (Direct Originations of Loans)
(Dollars in Thousands)*

	For the [●] Months Ended [●] [●],				For the Year Ended [●] [●],
	20[●]		20[●]		20[●]		20[●]		20[●]		20[●]		20[●]
Receivable Balance Outstanding	$		$		$		$		$		$		$
Number of Contracts
Credit Loss(1) (2)	$		$		$		$		$		$		$
Credit Loss as a Percent of the Receivable Balance Outstanding		%		%		%		%		%		%		%

(1)	Represents credit losses recognized in each period and are net of recoveries recognized for such period.
(2)	Credit losses refer to the difference between the outstanding Aggregate Receivable Value of the receivables and actual recoveries thereon.
*	Totals in this table may not sum due to rounding.

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Credit Loss Experience (Indirect Originations of Loans)
(Dollars in Thousands)*

	For the [●] Months Ended [●] [●],				For the Year Ended [●] [●],
	20[●]		20[●]		20[●]		20[●]		20[●]		20[●]		20[●]
Receivable Balance Outstanding	$		$		$		$		$		$		$
Number of Contracts
Credit Loss(1) (2)	$		$		$		$		$		$		$
Credit Loss as a Percent of the Receivable Balance Outstanding		%		%		%		%		%		%		%

(1)	Represents credit losses recognized in each period and are net of recoveries recognized for such period.
(2)	Credit losses refer to the difference between the outstanding Aggregate Receivable Value of the receivables and actual recoveries thereon.
*	Totals in this table may not sum due to rounding.

Credit Loss Experience (Direct Originations of Leases)
(Dollars in Thousands)*

	For the [●] Months Ended [●] [●],				For the Year Ended [●] [●],
	20[●]		20[●]		20[●]		20[●]		20[●]		20[●]		20[●]
Receivable Balance Outstanding(1)	$		$		$		$		$		$		$
Number of Contracts
Credit Loss(2) (3)	$		$		$		$		$		$		$
Credit Loss as a Percent of the Receivable Balance Outstanding		%		%		%		%		%		%		%

(1)	For purposes of this table the receivables balance outstanding only includes balances of the leases and not the residuals.
(2)	Represents credit losses recognized in each period and are net of recoveries recognized for such period.
(3)	Credit losses refer to the difference between the outstanding Aggregate Receivable Value of the receivables and actual recoveries thereon.
*	Totals in this table may not sum due to rounding.

Residual Realization Experience
(Dollars in Thousands)

	For the [●] Months Ended [●] [●],				For the Year Ended [●] [●],
	20[●]		20[●]		20[●]		20[●]		20[●]		20[●]		20[●]
Total Booked Residual Value	$		$		$		$		$		$		$
Total Residual Proceeds	$		$		$		$		$		$		$
Residual Realization as a Percent of Total Booked Residual		%		%		%		%		%		%		%

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REPURCHASES OF RECEIVABLES

[GECCI did not sponsor any securitization or act as a depositor on any securitization prior to this transaction. Consequently, GECCI is not currently subject to the disclosure requirements of Rule 15Ga-1 under the Securities Exchange Act of 1934 or Item 1104(e) of Regulation AB.] [The transaction documents for prior term securitizations sponsored by GECCI contain covenants requiring the repurchase of an underlying receivable for the breach of a related representation or warranty. In the past year, none of GECCI, the Depositor or any applicable trustee received a demand to repurchase any receivable underlying a securitization of equipment loans or finance leases sponsored by GECCI, and there was no activity with respect to any demand made prior to such period with respect to any such receivables. GECCI, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS−15G. GECCI filed its most recent Form ABS−15G with The Security and Exchange Commission on [●] [●], 201[●]. GECCI’s CIK number is [●]2. For more information on obtaining a copy of the Form ABS−15G that was filed by GECCI, see “WHERE YOU CAN FIND MORE INFORMATION” in this prospectus supplement.]

ORIGINATION OF RECEIVABLES

For a description of the origination, credit approval processes and credit authorities relating to GECCI and of the review processes we apply to the origination and underwriting of receivables, see “ORIGINATION OF RECEIVABLES” in the accompanying prospectus.

GECCI originated [●]% of the [initial] receivables (by Aggregate Receivable Value) and will transfer such receivables [,the related equipment] and the related assets to the Depositor on the Closing Date. [Insert disclosure regarding each additional originator (including the Titling Trust, as applicable) that originated or is expected to originate 10% or more of the pool assets. Also insert disclosure regarding the origination program and experience of each originator (including the titling trust, as applicable) that originated or is expected to originate 20% or more of the pool assets.]

REVIEW OF POOL ASSET DISCLOSURE

[In connection with the offering of the Notes, the Depositor has performed a review of the receivables and the disclosure in this prospectus supplement and the accompanying prospectus relating to the receivables (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

The Rule 193 Information consisting of factual information was reviewed and approved by those officers of the Depositor and [GECCI] who are knowledgeable about such factual information. Counsel to the Depositor reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents. Officers of the Depositor and [GECCI] also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the Notes.

[GECCI], and its indirect parent, GE Capital regularly engage in activities designed to monitor compliance with the credit risk policies and procedures, which are applicable to the entire [GECCI] portfolio of receivables irrespective of whether such receivables are included in the asset pool selection for a securitization. GE Capital corporate audit staff reviews risk policies, processes and systems on a periodic basis and various business segment asset and operational review processes exist to further test compliance with the credit risk policies and procedures.

On a periodic basis, [GECCI]’s credit team reviews a sample of receivables in its managed portfolio to confirm that the terms were approved at required authority levels, customer data is up-to-date and recorded accurately, the receivables comply with anti-money laundering and know your customer policies and the customer files contain appropriate legal and security documentation. Generally, a random sample of receivables will be selected in any

2 CIK Number to be obtained prior to the filing of the Registration Statement.

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particular review. The sample size for prior reviews has generally been in the range of [10 to 20] receivables. Additional receivables may be selected depending on the results of the initial review.

On a periodic basis, the [GECCI] credit team also tracks policy compliance trends in a number of key categories, which may include appropriateness of the review cycles for accounts, adequacy of insurance and financial statements for customers and conditions of approval for the accounts. Based on the periodic reviews, no negative underwriting trends have been identified that required senior risk management intervention.

The Depositor, with the assistance of employees of [GECCI] and a third party engaged by the sponsor, also performed a review of the statistical information with respect to the receivables. The statistical information relating to the receivables was compared to information from the [GECCI] database regarding certain attributes of the receivables. The third party engaged by the sponsor compared certain attributes of a statistically significant sample of 100 receivables selected by it to corresponding information appearing in the [GECCI] database. The Depositor concluded that the review provided validation that the data reflected in this prospectus supplement is accurate and consistent in all material respects with the information maintained in the [GECCI] database and in the files of the receivables sampled by the third party.

Additionally, in accordance with GE Capital’s annual risk assessment and audit plan, various internal audit and receivable review teams outside of the originating business unit perform independent reviews to evaluate the extent to which [GECCI]’s credit risk policies are being appropriately implemented and followed. On a periodic basis, a receivable review team outside of [GECCI] tests for compliance with underwriting and receivable management policies and procedures. First, the outside receivable review team assesses whether [GECCI]’s policies and procedures are adequate for the portfolio. Second, the outside receivable review team selects a sample of receivables designed to be large enough to allow the receivable review committee to make an independent assessment and to form a conclusion for the reviewed entity. The receivables to be reviewed are generally selected randomly, however additional testing may be done on receivables designated as warranting special attention by management, such as high risk deals, receivables of significant size relative to the [GECCI] portfolio, and an appropriate amount of past due or restructured receivables. The most recent review by the outside receivable review team involved a review of assets representing approximately [3]% of the outstanding principal balance of assets underwritten by [GECCI]. In addition, on a periodic basis, an internal audit team outside of [GECCI] tests various operational processes, business practices, and financial policies.

The Depositor has determined, based on reviews performed by the credit teams and the internal audit and receivable review teams, that the assets underwritten by [GECCI] are underwritten in compliance with [GECCI]’s underwriting and receivable management policies and procedures in all material respects.

Portions of the review of the legal, regulatory and certain data file, receivables file and corresponding numerical information included in this prospectus supplement were performed with the assistance of affiliates of the Depositor and third parties engaged by the Depositor. The Depositor determined the nature, extent and timing of the review and the level of assistance provided by its affiliates and the third parties. The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the Depositor has concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.]

WEIGHTED AVERAGE LIFE OF THE [NOTES]

As the rate of payment of principal of the Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of each Class of Notes could occur significantly earlier than the final maturity date for that Class. You will bear the risk of not being able to reinvest principal payments on your Notes at yields at least equal to the yield on your Notes. [The rate of payment of principal on the Notes also depends upon the extent to which the Excess Spread Amount is applied to reduce the Outstanding Principal Balance of the Notes.]

Prepayments on receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of

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principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

The tables below have been prepared on the basis of certain assumptions, including that: (a) the receivables have an initial Aggregate Receivable Value of $[●] as of the [initial] Cut-off Date, (b) the receivables prepay in full at the specified monthly CPR with no losses, the Book Residual Value is recovered in full and the Depositor is not required to purchase any receivables or equipment from the Issuing Entity [or, if applicable, cause the removal of any receivables and the related Equipment from the Series 201[●]-[●] SUBI], (c) each scheduled payment on the receivables is made on the last day of each Collection Period, and each Collection Period consists of 30 days, (d) residual payments are received at the Book Residual Value, (e) payments are made in respect of the Notes in accordance with the description set forth herein under “Description of the Transaction Agreements—Priority of Distributions,” except that such payments are made on the [●] day of each calendar month, whether or not it is a Business Day, [(f) the balance in the cash reserve account on any day is equal to the required cash reserve account balance,] (g) the servicing fee is paid monthly and equals [●]% per annum of the Aggregate Receivable Value of the first day of each fiscal month, (h) the Depositor does not exercise its right of optional redemption, except as specifically noted, [(i) the balance in the principal supplement account on any day is equal to the Required Principal Supplement Account Balance,] (j) interest on the Class A Notes, the Class B Notes and the Class C Notes accrues at [one-month LIBOR] + [●]%, [one-month LIBOR] + [●]% and [one-month LIBOR] + [●]%, respectively and (k) the Closing Date occurs on [●] [●], 201[●].

The tables below indicate the projected weighted average life of each Class of Notes and sets forth the percent of the initial principal balance of each Class of Notes that is projected to be outstanding after each of the Payment Dates shown at various CPR percentages.

The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables below. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. [Similarly, the Aggregate Receivable Value of additional receivables may be less than the amount deposited in the Issuing Entity’s pre-funding account.] Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes.

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A Notes					Class B Notes					Class C Notes
Payment Date	0%	8%	11%	14%	17%	0%	8%	11%	14%	17%	0%	8%	11%	14%	17%
Closing Date	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
[●] [●], 20[●]
[●] [●], 20[●]
[●] [●], 20[●]
[●] [●], 20[●]
[●] [●], 20[●]
[●] [●], 20[●]
[●] [●], 20[●]
[●] [●], 20[●]
[●] [●], 20[●]
[●] [●], 20[●]
[●] [●], 20[●]
[●] [●], 20[●]
Weighted Average Life to Maturity (years) (1)
Weighted Average Life to Call (years) (2)

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(1)	The weighted average life to maturity of a Class A Note, Class B Note or Class C Note is determined by: (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of such note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such Note.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the Payment Date on which the Aggregate Receivable Value declines to 10% or less of the initial Aggregate Receivable Value measured for each receivable as of such receivables’ Cut-off Date.

This table has been prepared based on the assumptions described on pages S-[●] and S-[●] (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

DESCRIPTION OF THE NOTES

General

The following summarizes the material terms of the Notes offered hereby and the indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes and the indenture. The following summary supplements, the description of the general terms and provisions of the Notes of any given series and the related indenture set forth in the accompanying prospectus.

Payments of Interest

Interest due on the Notes, including any amount of interest on the Notes that was not previously paid when due (and, to the extent permitted by law, any interest on that unpaid amount), will be payable monthly on each Payment Date, commencing [●] [●], 201[●].

Interest will accrue for each Class of Notes during each interest period at the applicable interest rate. The interest period applicable to any Payment Date (“Interest Accrual Period”) will be the period from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding that Payment Date.

Interest on the Class [●] Notes [and on the floating rate Notes] will be calculated on the basis of [the actual number of days in the applicable Interest Accrual period and a 360-day year. This means that the interest due for the Class [●] Notes [and each Class of floating rate Notes] on each Payment Date will be the product of: (i) the Outstanding Principal Balance of the Class [●] Notes [or Class of floating rate Notes, as applicable], (ii) the related interest rate, and (iii) the actual number of days since the previous Payment Date (or, in the case of the first Payment Date, since the Closing Date) divided by 360.

Interest on the other Notes will be calculated on the basis of a 360-day year of twelve 30-day months from and including the Closing Date) to but excluding that Payment Date. This means that the interest due for each Class of fixed rate Notes (other than the [●]) on each Payment Date will be the product of: (i) the Outstanding Principal Balance of the related class of Notes, (ii) the related interest rate, and (iii) 30 (or, in the case of the first Payment Date, the number of days since the Closing Date on the basis of a 30-day month) divided by 360.

[On each Payment Date, “LIBOR” shall be established by the indenture trustee and, as to any interest period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such interest period (a “LIBOR Rate Adjustment Date”). “Telerate Screen Page 3750” means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the indenture trustee after consultation with the Issuing Entity), the rate will be the Reference Bank Rate. The “Reference Bank Rate” will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the Issuing Entity) as of 11:00 A.M., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate outstanding principal balance of the Floating Rate Notes. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided, as

S-49

requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the Issuing Entity, as of 11:00 A.M., New York City time, on such date for receivables in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate outstanding principal balance of the Floating Rate Notes. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest period. “LIBOR Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.]

[The establishment of LIBOR by the indenture trustee on any LIBOR Rate Adjustment Date and the indenture trustee’s subsequent calculation of the interest rates for the relevant interest period, in the absence of manifest error, will be final and binding.]

The Notes bear interest at the following rates:

Class	Interest Rate
A	%
B	%
C	%

If the Issuing Entity does not pay the full amount of interest due on any Class of Notes on any Payment Date, the amount of interest not paid will be due on the next Payment Date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that Class of Notes from that Payment Date to but excluding the Payment Date on which that interest is paid. If the Issuing Entity fails to pay interest on any note for a period of five (5) consecutive days, it shall constitute an event of default under the indenture and the indenture trustee will have the right to exercise any of the remedies under the indenture, including but not limited to, declaring all Notes to be immediately due and payable.

If the amount of interest on the Class A Notes payable on any Payment Date exceeds the amounts available on that date, the holders of the Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.

Interest payments to the Class B Noteholders will be subordinated to interest payments to the Class A Noteholders. Interest payments to the Class C Noteholders will be subordinated to interest payments to the Class A Noteholders and the Class B Noteholders. In the circumstances specified under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Distributions” in this prospectus supplement, interest payments to the Class B Noteholders will be subordinated to principal payments to the Class A Noteholders and interest payments to the Class C Noteholders will be subordinated to principal payments to the Class A Noteholders and the Class B Noteholders.

Payments of Principal

On any Payment Date prior to the occurrence of an event of default and acceleration of the maturity of the Notes, amounts available to make payments in respect of principal of the Notes to the extent of available funds for such purpose described under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Distributions,” will be made sequentially to the earliest maturing Class of Notes in the following order of priority: to the Class A Noteholders until the Outstanding Principal Balance of the Class A Notes has been reduced to zero, to the Class B Noteholders until the Outstanding Principal Balance of the Class B Notes has been reduced to zero, and then to the Class C Noteholders until the Outstanding Principal Balance of the Class C Notes has been reduced to zero.

Payments of principal after the occurrence of an event of default and acceleration of maturity of the Notes will be made as described under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Distributions” in this prospectus supplement.

On the applicable Maturity Date for each Class of Notes, the principal amount payable will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on that Payment Date and allocable to principal) to reduce the Outstanding Principal Balance of the applicable Class of Notes to zero.

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The final principal payment with respect to each Class of Notes is due not later than the date specified for each Class below (“Maturity Date”):

Class	Maturity Date
A	[●], 20[●]
B	[●], 20[●]
C	[●], 20[●]

Certain Definitions

“APR” the interest rate or annual rate of finance charges stated, or if not explicitly stated, the implicit finance charges used, by the applicable originator to determine periodic payments with respect to the related Loan.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Connecticut.

“Class A Noteholder” means any holder of record of a Class A Note.

“Class A Notes” means the means the $[●] aggregate principal amount of Notes, Class A, issued pursuant to the indenture.

“Class B Noteholder” means any holder of record of a Class B Note.

“Class B Notes” means the $[●] aggregate principal amount of Notes, Class B, issued pursuant to the indenture.

“Class C Noteholder” means any holder of record of a Class C Note.

“Class C Notes” means the $[●] aggregate principal amount of Notes, Class C, issued pursuant to the indenture.

“Closing Date” means [●] [●], 201[●].

“Collection Account” means the account designated as such, established and owned by the Issuing Entity and maintained in accordance with the indenture.

“Collection Period” means, for any originator and with respect to any Payment Date, the originator’s fiscal month preceding the fiscal month in which the Payment Date occurs (or, if for the first Payment Date, the period from and including the day after the [initial] Cut-off Date to and including the last day of the fiscal month preceding the fiscal month in which the first Payment Date occurs).

“Credit and Collection Policy” means the policies, practices and procedures adopted by the Issuing Entity on the Closing Date, including the policies and procedures for determining the creditworthiness of obligors and the extension of credit to obligors, or relating to the maintenance of those types of receivables and the related equipment and collections on those types of receivables and the related equipment.

“Defaulted Receivable” means a receivable with respect to which (i) the Servicer on behalf of the Issuing Entity has repossessed the Equipment related to such receivable or (ii) all or any portion of the [Loan Value] [or] [the Lease Value,] [as applicable,] is deemed uncollectible in accordance with the Credit and Collection Policy.

“Delinquent Receivable” means any receivable that is more than 60 days past due.

“Equipment” means any [transportation equipment, industrial equipment, construction equipment, furniture and fixtures, printing presses, maritime assets, technology and telecommunications equipment or other equipment], together with all accessions thereto [securing an obligor’s indebtedness under the respective Loan] [or] [that is the subject of a Lease].

[“Excess Spread Amount” means, with respect to any Payment Date, the portion, if any, of Available Amounts for such Payment Date remaining after giving effect to the payments made pursuant to clauses (1) through ([9])

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under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Distributions” in this prospectus supplement.]

“GE Capital” means General Electric Capital Corporation, a Delaware Corporation.

“Investment Earnings” means, with respect to any Payment Date, the interest and other Investment Earnings (net of losses and investment expenses) on amounts on deposit in various Issuing Entity accounts.

[“Lease” means any agreement pursuant to, or under which, equipment is leased by an obligor pursuant to a true lease, the ownership of, or the beneficial interest in, which is to be transferred to the Issuing Entity under the purchase and sale agreement.]

[“Loan” means any agreement (including any invoice) to be transferred to the Issuing Entity under the purchase and sale agreement pursuant to, or under which, an obligor is obligated to make payments with respect to any loan or a finance lease of equipment.]

“Master Services Agreement” is defined on page [●] of this prospectus supplement.

“Note Balance” means the aggregate Outstanding Principal Balance of the Notes from time to time.

“Note Distribution Account” means the account designated as such, established and owned by the Issuing Entity and maintained in accordance with the indenture.

“Notes” means the Class A Notes, the Class B Notes and the Class C Notes.

“Outstanding Principal Balance” means the aggregate principal amount of all Notes, or Class of Notes, as applicable, outstanding at the date of determination.

“Overcollateralization Amount” means, with respect to any Payment Date, the excess, if any, of (i) the Aggregate Receivable Value at the beginning of the related Collection Period over (ii) the Outstanding Principal Balance of the Notes before giving effect to any principal payments made on the Notes on such Payment Date.

“Payment Date” means, with respect to each Collection Period, the [●] day of the calendar month following the end of that Collection Period, or, if such day is not a Business Day, the next Business Day, commencing on [●] [●], 201[●]. Each Payment Date relates to the last Collection Period ending prior to such Payment Date.

[“Precomputed Loan” means any Loan under which the portion of a payment allocable to earned interest (which may be referred to in the related Loan as an add-on finance charge) and the portion allocable to principal are determined according to the sum of periodic balances, the sum of monthly payments or any equivalent method or are monthly actuarial loans.]

“Purchase Amount” means as of the close of business on the last day of a Collection Period [(a) with respect to any Loan,] [an amount equal to the Loan Value of the applicable Loan, as of the first day of the immediately following Collection Period (or, with respect to any applicable Loan that is a Defaulted Receivable, as of the day immediately prior to such Loan becoming a Defaulted Receivable) plus interest accrued and unpaid thereon as of such last day at a rate per annum equal to the APR for such Loan and] [(b)] [with respect to any Lease and its related Equipment, an amount equal to the Lease Value of the applicable Lease and its related Equipment, as of the first day of the immediately following Collection Period (or, with respect to any applicable Lease that is a Defaulted Receivable, as of the day immediately prior to such Lease becoming a Defaulted Receivable) plus interest accrued and unpaid thereon as of such last day at a rate per annum equal to the applicable discount rate for the related business unit originating such Lease].

“[Purchased] [Removed] Receivable” means a receivable and, if applicable, its related Equipment [repurchased] [removed] as of the close of business on the last day of a Collection Period by an originator [or, in the case of the Titling Trust, the UTI beneficiary] pursuant to the sale agreement and [repurchased] [removed] as of such time by GECB Equipment Funding, LLC pursuant to the purchase and sale agreement or otherwise sold to a third party by the Issuing Entity pursuant to the purchase and sale agreement.

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“Recoveries” means, with respect to any receivable, monies collected in respect thereof, from whatever source (other than from the sale or other disposition of the Equipment), in any Collection Period after the [Lease Value] [or] [the Loan Value,] [as applicable], of such receivable became zero.

[“Residual” means, with respect to any Lease, any right of the lessor or its assigns, as owner of the underlying Equipment, to realize value from the related Equipment after termination of the Lease, including the right of the owner of the Equipment to receive any proceeds from the sale, re-lease, continued use or other disposition of the Equipment after the termination of the Lease.]

[“Residual Realization” means the amount received by the Issuing Entity after lease termination on account of any sale, re-lease, continued use or other disposition of the Equipment subject to Leases under which any of the Receivables arise. The total amount of residual realizations on an item of Equipment will include (a) the proceeds from the ultimate disposition of the Equipment net of refurbishing and remarketing expenses, (b) the net proceeds from any sale or re-lease in accordance with the servicing agreement and (c) any rentals received under month-to-month or other similar arrangements prior to final disposition.]

“Scheduled Payment” [(a) on a Loan] [means that portion of the payment required to be made by the obligor during any Collection Period sufficient to amortize the loan balance under (i) in the case of a Precomputed Loan, the actuarial method or (ii) in the case of a Simple Interest Loan, the simple interest method, in each case, over the term of the Loan and to provide interest at the APR;] [and (b) on a Lease] [means any payment required to be made by the obligor under that Lease, other than on account of Residuals. The principal component of a Scheduled Payment on a Lease means the full required amount of the Scheduled Payment, less an imputed yield component based on the discount rate used in determining the present value of scheduled payments payable under the Lease, as determined by the applicable originator for such Lease; provided, that, in the case of (a) or (b), Termination Values shall also constitute Scheduled Payments].

“Series 201[●]-[●] SUBI” is defined on page [●] of this prospectus supplement.

“Servicer” means GE Capital Bank, as servicer and any successor servicer under the servicing agreement, dated [●] [●], 20[●], between the Issuing Entity and the Servicer.

[“Simple Interest Loan” means any Loan under which the portion of a payment allocable to interest and the portion allocable to principal is determined by allocating a fixed level payment between principal and interest, such that such payment is allocated first to the accrued and unpaid interest at the APR for such Loan on the unpaid principal balance and the remainder of such payment is allocable to principal.]

“Subservicer” means GE Capital, as the subservicer under the Servicing Agreement or any other subservicer under any other subservicing agreement entered into by the Servicer.

“Termination Values” means the “Termination Value” (if any) payable by the obligor pursuant to the applicable Receivable.

[“Titling Trust” means GE CF Trust, a Delaware statutory trust formed on June 4, 2009.]

“Transfer Date” means the Business Day preceding the Payment Date of each calendar month.

Cut-off Dates

A number of important calculations relating to the receivables will be made by reference to “Cut-off Dates” and “fiscal months.” Fiscal months are determined in accordance with GE Capital Bank’s fiscal calendar. For instance, the Aggregate Receivable Value of the receivables and the related Equipment [and each set of additional receivables and the related Equipment] that we sell to the Issuing Entity will be determined as of a related Cut-off Date.

Payments on the Notes on each Payment Date will primarily be funded with collections on the receivables that are received during the prior fiscal month, however, in the case of the first Payment Date, payments on the Notes will primarily be funded with interest collections and principal collections on the receivables that are received or applied to the receivables during the period from and including the related Cut-off Date to and including the last day of the prior fiscal month.

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Record Dates

Payments on the Notes will be made on each Payment Date to holders of record as of the Business Day preceding such Payment Date or, if definitive Notes are issued, the close of business on the last day of the prior calendar month.

[Mandatory Redemption

On the Payment Date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the Notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount on that Payment Date.]

Optional Redemption

Any Notes that remain outstanding on any Payment Date on which we exercise our clean-up call will be prepaid in whole at the applicable redemption price on that Payment Date. The clean-up call cannot be exercised until the Aggregate Receivable Value declines to 10% or less of [the sum of (i)] the Aggregate Receivable Value as of the [initial] Cut-off Date [plus (ii) the Aggregate Receivable Value of all additional receivables sold to the Issuing Entity as of their respective Cut-off Dates]. The redemption price for any Class of Notes in connection with any optional redemption will equal the unpaid principal balance of that Class of Notes, plus accrued and unpaid interest thereon.

Registration of Notes

The Notes will be cleared through DTC. You may hold your Notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.

The Indenture Trustee

[●] is the indenture trustee under the indenture pursuant to which the Notes will be issued. [●] is a [●], and its corporate trust offices are located at [●]. In the ordinary course of its business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with [●] and its affiliates.

[Insert description of the indenture trustee’s experience serving as trustee in securitizations of similar assets]

Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for either the Class A Notes, the Class B Notes or the Class C Notes if a default occurs under the indenture. The indenture will provide for a successor indenture trustee to be appointed for one or all Classes of Notes in these circumstances, so that there will be separate indenture trustees for the Class A Notes, the Class B Notes and the Class C Notes. In these circumstances, the Class A noteholders, Class B noteholders and the Class C noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture (but the Class B noteholders and the Class C noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes and Class C Notes as described herein.). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Upon repayment of the Class B Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class C Notes. Any resignation of the original indenture trustee as described above with respect to any Class of Notes will become effective only upon the appointment of a successor indenture trustee for that Class of Notes and the successor’s acceptance of that appointment.

Unless an event of default has occurred and is continuing under the indenture, the indenture trustee will perform only such duties as are set forth in the indenture. If an event of default occurs and is continuing under the Indenture, the indenture trustee shall exercise the rights and powers vested in it by the indenture and use the same degree of

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care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to certain qualifications specified in the indenture, the indenture trustee will be liable for its own grossly negligent action, its own grossly negligent failure to act, or its own misconduct.

The indenture trustee’s duties and responsibilities under the indenture include collecting funds from the Servicer to distribute to noteholders pursuant to the indenture and providing noteholders and the rating agencies with notices.

The Issuing Entity will pay to the indenture trustee reasonable compensation for its services and reimburse the indenture trustee for all reasonable out-of-pocket expenses incurred or made by the indenture trustee in accordance with the indenture, except any such expense as may arise from the indenture trustee’s willful misconduct, negligence or bad faith. The Issuing Entity has also agreed to indemnify the indenture trustee for any losses and expenses incurred without willful misconduct, negligence or bad faith.

The indenture trustee may resign at any time, in which event the Issuing Entity will be obligated to appoint a successor indenture trustee. The Issuing Entity may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of those circumstances, the Issuing Entity will be obligated to appoint a successor indenture trustee. The indenture trustee may also be removed at any time by the holders of Notes representing not less than 66-2/3% of the Outstanding Principal Balance of the Notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

Any costs associated with removing and replacing the indenture trustee will be paid by the Issuing Entity.

Fees and Expenses

The following table summarizes the fees and expenses that may be payable from the collections allocated to the Notes:

Type of Fees and Expenses	Amount or Calculation	Purpose	Source of Funds for Payment	Distribution Priority
indenture trustee fees and expenses	an amount agreed upon by the trust and the indenture trustee from time to time	compensation and reimbursement of the indenture trustee	payable from Available Amounts allocated to the Notes	as specified in “DESCRIPTION OF THE TRANSACTION AGREEMENTS–Distributions”
[owner trustee fees and expenses]	[an amount agreed upon by us and the owner trustee from time to time]	[compensation and reimbursement of the owner trustee]	[payable by the Issuing Entity]	as specified in “DESCRIPTION OF THE TRANSACTION AGREEMENTS–Distributions”
administrator fees and expenses	$[●] per annum, 1/12 of which is payable in arrears on each Payment Date	compensation and reimbursement of the administrator	payable from Available Amounts allocated to the Notes	as specified in “DESCRIPTION OF THE TRANSACTION AGREEMENTS–Distributions”
servicing fees and expenses	[●]% per annum, of the Aggregate Receivable Value as of the first day of each fiscal month	compensation and reimbursement of the Servicer	payable by the Issuing Entity	as specified in “DESCRIPTION OF THE TRANSACTION AGREEMENTS–Distributions”

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DESCRIPTION OF THE TRANSACTION AGREEMENTS

We summarize below some material terms of the agreements under which the originators [or, in the case the Titling Trust is an originator, the UTI beneficiary of the Titling Trust] will sell receivables [and, in the case of Leases of titled transportation Equipment and the related Equipment [or] [and] in the case of Leases and the related titled transportation Equipment included in the Series 201[●]-[●] SUBI, beneficial interests in such receivables and related Equipment] to us and we will sell those assets to the Issuing Entity, under which GE Capital Bank will agree to service the Issuing Entity’s receivables and the related Equipment [(including the receivables and the related Equipment included in the Series 201[●]-[●] SUBI)] and administer the Issuing Entity, and under which GE Capital has agreed to perform all of the Servicer’s obligations under the servicing agreement and all of the administrator's obligations under the administration agreement and will agree to administer the Issuing Entity. This description supplements the disclosure in the accompanying prospectus under the same heading. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

A current report on Form 8-K will be available to purchasers of the Notes and will be filed by the Issuing Entity, in its own name, together with the indenture[, swap documents], servicing agreement and other transaction documents, with the Securities and Exchange Commission within fifteen days after the issuance of the Notes.

Servicing Compensation and Payment of Expenses

The servicing fee payable to the Servicer under the servicing agreement will accrue at a rate of [●]% per annum on the Aggregate Receivable Value as of the first day of each fiscal month. This servicing fee will be paid solely to the extent that there are funds available to pay it as described under “—Priority of Distributions” below Any fees and expenses agreed to between the Servicer and any subservicer, shall be paid as agreed by the Servicer and the applicable subservicer, and the Issuing Entity shall not have responsibility therefor. The Servicer is obligated to pay some ongoing expenses associated with its activities as servicer and incurred by it in connection with its responsibilities under the servicing agreement (including payments to counsel and accountants).

The Servicer shall be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges, if any, and any other administrative fees and expenses or similar charges collected during that Collection Period.

The Servicer shall also be entitled to be reimbursed out of proceeds of dispositions of Equipment for any costs, fees and expenses for the refurbishment, remarketing, leasing, re-leasing, selling or disposing of that Equipment (which may include fees and expenses paid by the Servicer to third-parties in connection with such refurbishment, remarketing, leasing, re-leasing, selling or disposing of Equipment if such third-parties are engaged to undertake such sale). See “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Residual Realizations” in the accompanying prospectus.

Subservicing

The servicing agreement permits the Servicer to appoint subservicers for the receivables and the related Equipment provided that any such appointment does not relieve the Servicer of its obligation to service the receivables and the related Equipment. Pursuant to the Master Services Agreement, GE Capital will service the Issuing Entity’s receivables and the related Equipment [(including the receivables and the related Equipment included in the Series 201[●]-[●] SUBI] such that, as of the Closing Day, 100% of the Aggregate Receivable Value as of the [initial] Cut-off Date will be subserviced.

Servicer Advances

If the Servicer or the Subservicer elects to make a servicer advance, prior to the close of business on each determination date, the Servicer or the Subservicer, as applicable, will determine the amount of the advance that it has elected to make on the related Transfer Date. The Servicer or the Subservicer, as applicable, will include information as to such determination in the Servicer’s certificate furnished by it and will transfer to the Collection Account on the Transfer Date in next day funds the amounts applicable to such determinations appearing in such Servicer’s certificate. All advances shall be reimbursable to the Servicer, without interest, when a payment relating to a receivable with respect to which an advance has previously been made is subsequently received. Upon the determination by the Servicer or the Subservicer, as applicable, that reimbursement from the preceding source is

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unlikely or non-recoverable, the Servicer will be entitled to recover unreimbursed advances from available amounts on or in respect of other receivables.

Early Termination of Receivables

The receivables may not permit prepayment, but the Issuing Entity will instruct the Servicer to nevertheless accept prepayment if the obligor requests a prepayment and the terms of such prepayment comply with the Credit and Collection Policy.

Removal of Receivables

In the event a receivable becomes a Delinquent Receivable or the obligor thereon becomes subject to a bankruptcy proceeding, the Depositor has an assignable option to [(i) in the case such Delinquent Receivable is not included in the Series 201[●]-[●] SUBI,] purchase the related receivable and its related Equipment from the Issuing Entity at a price equal to the Purchase Amount for such receivable and its related Equipment [or (ii) in the case such Delinquent Receivable is included in the Series 201[●]-[●] SUBI, purchase the beneficial interest in such Delinquent Receivable and the related Equipment at a price equal to the Purchase Amount of such Delinquent Receivable and the related Equipment to the Initial Beneficiary. Upon such repurchase, all rights, title and interest of the Issuing Entity in and to such Delinquent Receivable and the related Equipment will be deemed to be automatically released and such Delinquent Receivable and the related Equipment will become the property of the Depositor or, in the case of any lease receivable included in the Series 201[●]-[●] SUBI, will, upon direction of the UTI beneficiary, constitute assets included in the undivided trust interest in the Titling Trust].

The Aggregate Receivable Value with respect to which the Depositor will be permitted to exercise a purchase option at any time before the Maturity Date for the [Class C] Notes will not exceed 10% of the Aggregate Receivable Value as of the [initial] Cut-off Date.

If not exercised sooner, the purchase option with respect to any receivable and its related Equipment will automatically terminate upon (i) in the case of a Delinquent Receivable, the related obligor’s cure of all defaults on the receivable, (ii) the acquisition by, or on behalf of, the Issuing Entity of the related Equipment through repossession or (iii) upon a repurchase of a receivable and the related Equipment due to the applicable originator’s breach of a representation with respect to such receivable.

Upon the discovery by the Depositor or the Issuing Entity of any breach of any representation, warranty, undertaking or covenant contained in the purchase and sale agreement with respect to a receivable that is likely to have a material adverse effect, the Depositor will repurchase such receivable and its related Equipment from the Issuing Entity [or, if, at the time of such discovery, such receivable is included in the Series 201[●]-[●] SUBI, the Depositor will repurchase the beneficial interest in such receivable and the related Equipment from the Issuing Entity and, contemporaneously with such purchase, may sell such beneficial interest to the UTI beneficiary] and, in each case, deposit the Purchase Amount of such receivable and, if applicable, the related Equipment into the Collection Account. Upon such repurchase, all rights, title and interest of the Issuing Entity in and to such receivable and the related Equipment will be deemed to be automatically released and such receivable and the related Equipment will become the property of the Depositor [or, if they were reallocated to the undivided trust interest of the Titling Trust, the Titling Trust].

In the event that a receivable was originated by a business unit or equipment financing platform that the related originator wishes to exit, financed under a vendor program that is terminated in the ordinary course by the applicable originator, or is part of an obligor relationship that the applicable originator elects to reduce or exit for risk exposure reasons in accordance with its credit and collection policies, the Issuing Entity [or, in the case of Leases included in the Series 201[●]-[●] SUBI, the Titling Trust] shall be entitled to sell such receivable and its related Equipment to a third party for a cash price equal to the greater of the Purchase Amount and the fair market value of the receivable.

Acquisition of Third Party Originated Receivables

[GECCI acquires receivables originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, GECCI reviews the third party documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with GE Capital Bank’s standards. With respect to collections, certain of the obligors are billed directly by GECCI or an affiliate thereof and in other

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cases GECCI administers collections through its offices in [●] [●] and [●]. See “ORIGINATION OF RECEIVABLES” in the accompanying prospectus.

Repossession

In general, servicing is done from a central collections department in [●]. GECCI utilizes the same servicing standards regardless of the type of receivable.

After an account is 30 days past due, the obligor is generally sent a formal default notice and is given 10 days in which to cure the default. If payment is still not received within a period of approximately 10 days, a variety of options for recovery of the debt are employed. In some instances, the collections department will instruct a repossession agent to repossess the equipment. This approach is common in cases where the collateral is not essential to the business of the obligor and where repossession is feasible without damaging the equipment. In some cases, with the Servicer’s consent, the equipment securing a receivable is not repossessed but is instead sold in place to minimize expenses associated with movement and storage of equipment.

Non-Accrual and Write-Off Policy

Receivables will be placed on non-accrual status when collectability of principal and interest in full becomes in doubt. This generally will occur when a receivable becomes 90 days past due. Each receivable is reviewed on a case by case basis to determine the need for, and the amount of, any write-down. Other than in the case of receivables that are well-secured and are in the process of collection, after the principal or interest payments on a receivable have not paid and have been past due for a period of 180 days, such receivable is considered bad debt and the remaining exposure net of collateral value shall be written off to the reserve for receivables losses account. See “CHARACTERISTICS OF THE RECEIVABLES—Non-Accrual and Write-Off Policy” in the accompanying prospectus for more information on non-accrual and write-off policy.

[Sales of Additional Receivables

In addition to the initial receivables, we expect to sell to the Issuing Entity additional receivables having an Aggregate Receivable Value approximately equal to the amount deposited in the pre-funding account. We expect to sell additional receivables to the Issuing Entity monthly on dates specified by us, and agreed to by the Issuing Entity, during the pre-funding period. The pre-funding period will begin on the Closing Date and end on: (a) [●], 20[●], (b) the day on which the amount on deposit in the Issuing Entity’s pre-funding account is reduced to less than $100,000, (c) the date on which an event of default or a servicer default occurs, or (d) the date on which an insolvency event occurs with respect to us or the Servicer.

Upon any sale of additional receivables to the Issuing Entity:

(1) the Aggregate Receivable Value will increase in an amount equal to the Aggregate Receivable Value of the additional receivables and the related Equipment (as applicable);

(2) the Net Receivable Value will increase in an amount equal to the Net Receivable Value of the additional receivables;

(3) an amount equal to [●]% of the Aggregate Receivable Value of the additional receivables will be withdrawn from the pre-funding account and deposited in the cash reserve account;

(4) if any deposit into the principal supplement account is required, the necessary funds will be withdrawn from the pre-funding account and deposited in the principal supplement account; and

(5) an amount equal to the excess of the Aggregate Receivable Value of the additional receivables and the related Equipment (as applicable) over the sum of the amounts described in clauses (3) and (4) will be withdrawn from the pre-funding account and paid to us.]

Available Amounts

On each Payment Date, the Issuing Entity will cause payments on the Notes and other Issuing Entity liabilities to be made from the following sources (“Available Amounts”), which include (without duplication):

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•	all payments made by or on behalf of the obligors (excluding any late fees, extension fees, prepayment charges, if any, and other administrative fees or similar charges allowed by applicable law with respect to the receivables that constitute part of the servicing fees) received during the related Collection Period;

•	[all payments made by or on behalf of the Titling Trust in connection with the Series 201[●]-[●] SUBI, received during the related Collection Period;]

•	any amounts payable by an obligor in connection with the early termination of a receivable;

•	net proceeds from any sale, re-lease, continued use or other disposition of Equipment and other collateral during the related Collection Period received during the related Collection Period;

•	any Recoveries received during the related Collection Period;

•	servicer advances received during the related Collection Period;

•	payments made by an obligor pursuant to its obligation (if any) to pay the Termination Value pursuant to the related receivable received during the related Collection Period;

•	any proceeds from insurance policies covering the Equipment or related obligor received during the related Collection Period;

•	[any amounts withdrawn from the negative carry account for that Payment Date;]

•	[any amounts released from the pre-funding account following the end of the pre-funding period;]

•	[any net swap receipts and any swap termination payments received pursuant to the swap agreements];

•	Investment Earnings for such Payment Date; and

•	the Purchase Amount or other amount received by the Issuing Entity with respect to each receivable that became a Purchased Receivable during the related Collection Period (to the extent deposited into the Collection Account).

Available Amounts will not include payments or proceeds of any receivables or related Equipment the Purchase Amount of which has been included in the Available Amounts in a prior Collection Period.

Priority of Distributions

Prior to the occurrence of an event of default and acceleration of the maturity of the Notes and after the payment to the Servicer of any accrued and unpaid servicing fees and reimbursement of any servicer advances required to be reimbursed, Available Amounts [and any amount withdrawn from the cash reserve account] will be applied in the following order of priority:

(1) to pay the indenture trustee, all accrued and unpaid trustee fees (not to exceed $[●] per annum);

(2) to pay the Issuing Entity’s administrator, all accrued and unpaid administration fees;

(3) [to pay the swap counterparty any amounts due to the swap counterparty under the swap agreement, not including any swap termination payments payable under clause (4) below;]

(4) to pay [with the same priority and ratably in proportion] to the Outstanding Principal Balance of the Class A Notes [and the amount of any swap termination payment due and payable by the Issuing Entity to the swap counterparty:]

[(a)] the amount of interest accrued on each Class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); [and]

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[(b)] [any swap termination payments payable to the swap counterparty upon the termination of the swap agreement, if such termination occurred as a result of a default by, or a tax event upon a merger related to, the swap counterparty; provided that if any amounts allocable to the Class A Notes are not needed to pay interest due on such Class A Notes as of such Payment Date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;]

(5) to pay principal on the Notes in an amount equal to the excess of the Outstanding Principal Balance of the Class A Notes over the Aggregate Receivable Value at the end of the related Collection Period, in the manner described under “DESCRIPTION OF THE NOTES—Payments of Principal”;

(6) to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(7) to pay principal on the Notes in an amount equal to the excess of the Outstanding Principal Balance of the Class A Notes and the Class B Notes over the Aggregate Receivable Value at the end of the related Collection Period, in the manner described under “DESCRIPTION OF THE NOTES—Payments of Principal”;

(8) to pay the amount of interest accrued on the Class C Notes during the prior interest period, plus any amount of interest on the Class C Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(9) to pay principal on the Notes in an amount equal to the amount by which the Note Balance of all the Notes exceeds the excess of (x) the Aggregate Receivable Value at the end of the related Collection Period over (y) the Overcollateralization Amount (after giving effect to any principal payments on such Payment Date under clause (5) of clause (7));

(10) [to pay [●]% of the Excess Spread Amount as principal, in the manner described under “DESCRIPTION OF THE NOTES—Payments of Principal”;]

(11) to deposit in the cash reserve account, shortfalls (if any);

(12) to pay the indenture trustee, all accrued and unpaid trustee fees and expenses to the extent not previously reimbursed; and

(13) the remaining balance, if any, to the Issuing Entity.

After an event of default and acceleration of the maturity of the Notes (and, if any Notes remain outstanding, on and after their Maturity Date), payments will be made first in accordance with clauses (1) through (2) above (except that, to the extent a cap on indenture trustee fees and expenses is applicable under the priority of distributions above, the cap on indenture trustee fees and expenses will not apply), then to the Class A Noteholders ratably until the accrued and unpaid interest and Outstanding Principal Balance of the Class A Notes has been paid in full, then to the Class B Noteholders until the accrued and unpaid interest and Outstanding Principal Balance of the Class B Notes has been paid in full, and then to the Class C Noteholders until the accrued and unpaid interest and Outstanding Principal Balance of the Class C Notes has been paid in full.

You should note, however, that until the later of the redemption date or maturity date for any Class of Notes, the amount of principal due to noteholders will generally be limited to amounts available for that purpose. Therefore, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an event of default until the later of the redemption date or maturity date for that Class of Notes.

[Negative Carry Account

The Servicer will, on behalf of the Issuing Entity, establish and maintain the negative carry account as a trust account that will be subject to the lien of the indenture. On the Closing Date, the Issuing Entity will make an initial deposit of $[●] into the negative carry account. The amount of that initial deposit is determined by applying the following “Maximum Negative Carry Amount” calculation as of the Closing Date:

“Maximum Negative Carry Amount” equals the product of:

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(a) the weighted average interest rate of the Notes minus [●]%; multiplied by

(b) the amount on deposit in the pre-funding account; multiplied by

(c) the fraction of a year represented by the number of days until the expected end of the pre-funding period, calculated on the basis of a 360-day year of twelve 30-day months.

On each Payment Date, withdrawals will be made from the negative carry account and deposited into the Collection Account and included in the funds available for distribution on that Payment Date in an amount equal to the excess, if any, of:

(1) (the product of (A) the aggregate interest payable on all of the Notes, multiplied by (B) the Pre-Funded Percentage, as of the immediately prior Payment Date, or in the case of the first Payment Date, the Closing Date, minus

(2) Investment Earnings on the pre-funding account for the related period.

The “Pre-Funded Percentage” for each calendar month is the percentage derived from the fraction the numerator of which is the balance on deposit in the pre-funding account and the denominator of which is the sum of the Aggregate Receivable Value and the balance on deposit in the pre-funding account, after taking into account all transfers of additional receivables during that calendar month.

If the amount on deposit in the negative carry account on any Payment Date, after giving effect to the withdrawal referred to above is greater than the Maximum Negative Carry Account Balance, the excess will be released to the Issuing Entity. All amounts remaining on deposit in the negative carry account at the end of the Payment Date on or immediately following the last day of the pre-funding period will also be released to the Issuing Entity.]

[Cash Reserve Account

The Servicer will, on behalf of the Issuing Entity, establish and maintain the cash reserve account on a trust account that will be subject to the lien of the indenture. On the Closing Date, the Depositor will make an initial deposit into the cash reserve account of $[●], which equals [●]% of the Aggregate Receivable Value as of the [initial] Cut-off Date. [On each day that we sell additional receivables to the Issuing Entity, cash or eligible investments having a value approximately equal to [●]% of the Aggregate Receivable Value of those additional receivables as of their respective Cut-off Dates will be withdrawn from the pre-funding account from amounts otherwise payable to us in connection with the sale of additional receivables and will be contributed by us to the Issuing Entity for deposit in the cash reserve account.] Finally, on each Payment Date, the additional amounts will be transferred into the cash reserve account to the extent that the balance in that account would otherwise be less than the Specified Cash Reserve Account Balance, and funds are available for that purpose after other higher priority distributions.

“Specified Cash Reserve Account Balance” means, with respect to any Payment Date, the lesser of (a) [●]% of [the sum of (i)] the Aggregate Receivable Balance as of the [initial] Cut-off Date [plus (ii) the Aggregate Receivable Balance of all additional receivables sold to the Issuing Entity as of their respective Cut-off Dates] and (b) the Outstanding Principal Amount of the Notes.

If the amount on deposit in the cash reserve account on any Payment Date (after giving effect to all deposits or withdrawals therefrom on that Payment Date) is greater than the Specified Cash Reserve Account Balance for that Payment Date, the excess will be released to the Issuing Entity. However, if, after giving effect to all payments made on the Notes on that Payment Date, the [sum of the] Aggregate Receivable Value [plus the balance on deposit in the pre-funding account] as of the first day of the calendar month in which that Payment Date occurs is less than the aggregate Outstanding Principal Balance of the Notes, that excess amount will not be distributed to the Issuing Entity and will be retained in the cash reserve account.

After the Issuing Entity receives any amounts duly released from the cash reserve account, the noteholders will not have any claims to those amounts.

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To the extent that the Available Amounts on any Payment Date are insufficient to make the payments under clauses (1) through ([9]) under “—Priority of Distributions” hereof, or if collections on any Payment Date are insufficient to pay any accrued and unpaid servicing fees the amount of such deficiency shall be withdrawn from the cash reserve account up to the Specified Cash Reserve Account Balance and such funds shall be applied first to pay the Servicer any accrued and unpaid servicing fees and then in accordance with clauses (1) through ([9]) under “—Priority of Distributions”.

Funds withdrawn from the cash reserve account and deposited in the Note Distribution Account for distribution as described in this paragraph will be applied in the same order of priority applicable to distributions from the Collection Account.]

[THE SWAP AGREEMENT

The Issuing Entity will enter into a 2002 International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreement (Multi Currency-Cross Border) with General Electric Capital Corporation or a swap counterparty meeting the eligibility requirements described herein (the “Swap Counterparty”), as modified to reflect the transactions described below (together with the schedule and confirmations thereto, the “Swap Agreement”). The Swap Agreement will incorporate certain relevant standard definitions in the 2002 ISDA Definitions and the Annex to the 2002 ISDA Definitions published by ISDA.

[The Swap Agreement will include confirmations for [three] separate swap transactions, under which the Issuing Entity will receive amounts based on LIBOR and pay amounts based upon a fixed rate of interest, an index based upon the interest rate on the hybrid Loans, and a reset rate based on a one-year constant maturity treasury index (“CMT”) and 12-month LIBOR index, as applicable.]

The Swap Agreement will terminate by its terms on the earliest of (1) the Payment Date occurring in [●] 20[●]; (2) the Payment Date on which the Outstanding Aggregate Receivable Value of the receivables to which the swap applies is zero; (3) the Payment Date on which the Outstanding Principal Balance of the Notes is reduced to zero and (4) the date specified below as an Early Termination Date.

[Under the fixed to floating interest rate swap, the Swap Counterparty will pay to the Issuing Entity on each Payment Date interest on the Notional Balance of the fixed to floating interest rate swap at a per annum rate of LIBOR, and the Issuing Entity will pay to the Swap Counterparty interest on such Notional Balance at a per annum rate equal to the fixed swap rate of [●]%.]

[Under the one-year reset basis swap, the Swap Counterparty will pay to the Issuing Entity on each Payment Date interest on the Notional Balance of the one-year reset basis swap at a per annum rate of LIBOR and the Issuing Entity will pay to the Swap Counterparty interest on such Notional Balance at a per annum rate equal to the One-Year Reset Rate plus [●]%.]

[Under the hybrid basis swap, the Swap Counterparty will pay to the Issuing Entity on each Payment Date interest on the Notional Balance of the hybrid basis swap at a per annum rate of LIBOR and the Issuing Entity will pay to the Swap Counterparty interest on such Notional Balance at a per annum rate equal to the Hybrid Rate plus [●]%].

Under the Swap Agreement only the net amount due by the Issuing Entity or by the Swap Counterparty, will be remitted on each Payment Date. All net amounts received by the Issuing Entity will be included in the Available Amounts on the Payment Date such net amounts are received.

Definitions

As used in this Section:

“Hybrid Rate” means, with respect to any Interest accrual period, a rate based upon a weighted average of the interest rate index applicable to the hybrid Loans.

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“Notional Balance” means:

(A) with respect to any Interest accrual period and the swap for the Fixed Rate Loans and five-year CMT Loans, the product of (i) the excess, if any, of (a) the aggregate Loan Balance of Fixed Rate Loans and five-year CMT Loans as of the beginning of the calendar month in which the Interest accrual period commenced over (b) the Outstanding Principal Balance of the fixed rate Notes immediately after the Payment Date on which such Interest accrual period commences; and (ii) the lesser of (x) the quotient of (a) the Outstanding Principal Balance of the Notes immediately after the Payment Date on which such Interest accrual period commences; divided by (b) the Aggregate Receivable Value as of the beginning of the calendar month in which the Interest accrual period commenced and (y) 1.0; and

(B) with respect to any Interest accrual period and swap other than the swap for the Fixed Rate Loans and five-year CMT Loans, the product of (i) the aggregate Loan Value of Loans for which such swap is based as of the beginning of the calendar month in which the Interest accrual period commenced; and (ii) the lesser of (x) the quotient of (a) the Outstanding Principal Balance of the Notes immediately after the Payment Date on which such Interest accrual period commences; divided by (b) the Aggregate Receivable Value as of the beginning of the calendar month in which the Interest accrual period commenced and (y) 1.0.

“One-Year Reset Rate” means, with respect to any Interest accrual period, a rate based upon the weighted average of the interest rate index applicable to (i) the one-year CMT Loans and (ii) the 12-month LIBOR Loans.

Early Termination of Swap Agreement

Subject to the following paragraph, upon the occurrence and continuance of any Swap Event of Default, the non-defaulting party will have the right to designate an “Early Termination Date”. On the Early Termination Date, the Swap Agreement will terminate. With respect to Swap Termination Events, an Early Termination Date may be designated by one or both of the parties and will occur only upon notice and, in certain cases, after the party that is deemed to be the “Affected Party” has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a limited period after notice has been given of the Swap Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a “Swap Termination”.

Upon any Swap Termination, the Issuing Entity or the Swap Counterparty may be liable to make a termination payment to the other, in some cases regardless of which of such parties may have caused such termination (any such payment, a “Swap Termination Payment”). The amount of any Swap Termination Payment will be based on the market value of the Swap Agreement generally computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement (assuming, for purposes of such calculation, that all outstanding shortfalls in amounts payable as net swap amounts are due and payable on the first Payment Date that would have occurred after the Early Termination Date). Any Swap Termination Payment could, if interest rates have changed significantly, be substantial.

The Issuing Entity will assign its rights under the Swap Agreement to the indenture trustee in connection with the Issuing Entity’s pledge of such rights as collateral for the Notes.

Defaults Under the Swap Agreement

With respect to the Issuing Entity as the defaulting party, events of default under the Swap Agreement are limited to: (i) the failure of the Issuing Entity to pay any amount when due under the Swap Agreement after giving effect to any applicable grace period and (ii) the occurrence of certain events of insolvency or bankruptcy of the Issuing Entity.

With respect to the Swap Counterparty as the defaulting party, events of default under the Swap Agreement (collectively with the events of default with respect to the Issuing Entity, each a “Swap Event of Default”) are limited to: (i) the failure of the Swap Counterparty to pay any amount when due under the Swap Agreement after

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giving effect to any applicable grace period; (ii) the occurrence of certain events of insolvency or bankruptcy; and (iii) certain other standard events of default.

Swap Termination Events

“Swap Termination Events” under the Swap Agreement refer to the following:

(a) with respect to the Swap Counterparty as the affected party, (i) the Swap Counterparty is downgraded below the required ratings and has not complied with the requirements described under “—Swap Counterparty Downgrade” below; and (ii) certain standard termination events under the 2002 Master Agreement including “Illegality” (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the swap agreement), “Tax Event” and “Tax Event Upon Merger” (both terms generally relate to a party receiving or making swap payments from which an amount has been deducted, withheld or added for or on account of certain taxes); and

(b) with respect to the Issuing Entity as the affected party, certain standard termination events under the 2002 Master Agreement including “Illegality”, “Tax Event” and “Tax Event Upon Merger”.

Swap Counterparty Downgrade

As a general matter, the obligations of the Swap Counterparty are unsecured. However, if the Swap Counterparty’s (1) long-term unsecured debt rating is withdrawn or reduced by Fitch, Inc. (“Fitch”) below “A” or its short-term unsecured rating is withdrawn or reduced below “F1”, if rated by Fitch; (2) short-term unsecured debt rating is withdrawn or reduced by Standard & Poor’s Financial Services, LLC (“S&P”) below “A-1” (or in the absence of a short-term debt rating, the long-term unsecured senior debt rating or counterparty rating is withdrawn or reduced by S&P below “A+”); or (3) (a) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn or reduced by Moody’s Investor’s Service, Inc. (“Moody’s”) below “A2” or its short-term unsecured debt rating is withdrawn or reduced below “P-1”, where the Swap Counterparty has both a long-term and a short-term debt rating, (b) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn or reduced below “A1” where the Swap Counterparty has only a long-term unsecured debt rating, then the Swap Counterparty will be obligated to either:

•	post collateral or establish other arrangements to adequately secure its obligation under the Swap Agreement; or

•	arrange for an acceptable substitute counterparty to assume the rights and obligations of the Swap Counterparty under the Swap Agreement.

In addition, if the Swap Counterparty’s (1) long-term unsecured debt rating is withdrawn or reduced by Fitch below “BBB+” or its short-term unsecured rating is withdrawn or reduced below “F2”, if rated by Fitch; (2) short-term unsecured debt rating is withdrawn or reduced by S&P below “A-2” (or in the absence of a short-term debt rating, the long-term unsecured senior debt rating or counterparty rating is withdrawn or reduced by S&P below “BBB+”); or (3) (a) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn, reduced below “A3” by Moody’s or its short-term unsecured debt rating is withdrawn, reduced below “P-2”, by Moody’s where the Swap Counterparty has both a long-term and a short-term debt rating, (b) long-term unsecured debt rating or shelf rating or counterparty rating is withdrawn, reduced below “A3” by Moody’s where the Swap Counterparty has only a long-term unsecured debt rating, then, in addition to posting collateral pursuant to a credit support annex, the Swap Counterparty will be obligated to either:

•	provide an acceptable guarantee to adequately secure its obligation under the Swap Agreement; or

•	arrange for an acceptable substitute counterparty to assume the rights and obligations of the Swap Counterparty under the Swap Agreement.

Governing Law

The Swap Agreement will be governed by and construed in accordance with the laws of the State of New York.]

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LEGAL PROCEEDINGS

[There are no legal proceedings pending (or contemplated, in the case of proceedings by governmental authorities) against any of GECCI, [●], the indenture trustee, the Issuing Entity or the other parties described in Item 1117 of Regulation AB or to which any of their respective property is subject, that would have a material adverse impact on investors of the Notes.]

[Insert disclosure for any legal proceedings pending (or contemplated, in the case of proceedings by governmental authorities) against any of GECCI, the Issuing Entity, the indenture trustee or the other parties described in Item 1117 of Regulation AB or to which any of their respective property is subject, that would have a material adverse impact on investors of the Notes.]

LEGAL INVESTMENT

The Class [●] Notes will be structured to be eligible for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity, risk diversification, and the rating agencies rating the notes. If you are a money market fund contemplating a purchase of Class [●] Notes, you or your advisor should consider the requirements of Rule 2a-7 before making a purchase.

CAPITAL REQUIREMENTS DIRECTIVE

None of the sponsor, any originator, the Depositor, the Servicer, the administrator, the Issuing Entity or the indenture trustee makes any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (“CRD”).  Noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the Notes for investment and compliance with the CRD.

U.S. FEDERAL INCOME TAX CONSEQUENCES

Mayer Brown LLP, special tax counsel to the Depositor, will deliver an opinion for U.S. federal income tax purposes, that any Notes not retained by the Depositor or an entity disregarded from the Depositor for U.S. federal income tax purposes will be treated as debt.  Each Noteholder, by the acceptance of such a Note, will agree to treat that Note as debt for federal, state and local income and franchise tax purposes.

[The Issuing Entity does not expect for the Notes to be treated as issued with “original issue discount” (“OID”). The final prospectus supplement will indicate whether the Notes are, in fact, treated as issued with OID.]

Mayer Brown LLP, will deliver an opinion that the Issuing Entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

See “U.S. FEDERAL INCOME TAX CONSEQUENCES” and “STATE TAX CONSEQUENCES” in the prospectus accompanying this prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit pension, profit-sharing or other employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, individual retirement accounts, specified types of Keogh plans or other plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, and other entities, such as collective investment funds or insurance company general or separate accounts that are deemed to hold “plan assets” of these plans and accounts (each of the foregoing, a “Benefit Plan Investor”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA

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also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental or non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed herein.

Certain transactions involving the purchase, holding or transfer of the any Notes not retained by the Depositor or en entity disregarded from the Depositor for U.S. federal income tax purposes (the “Offered Notes”) might be deemed to constitute or result in prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that purchased Offered Notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the United States Department of Labor (as modified by Section 3(42) of ERISA) (the “Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the Issuing Entity and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Offered Notes constitute debt for local law purposes, the Issuing Entity believes that, at the time of their issuance, the Offered Notes should not be treated as an equity interest in the Issuing Entity for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of Offered Notes that the Offered Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Offered Notes for ERISA purposes could change if the Issuing Entity incurs losses. This risk of recharacterization is enhanced for Notes that are subordinated to other classes of Notes.

However, without regard to whether the Offered Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Offered Notes by, or on behalf of, a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the Issuing Entity, the seller, the originator, the Servicer, the subservicer, the underwriters, the trustee, the managing member of the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Offered Notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such Offered Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptions for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Offered Notes and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption.

By acquiring a Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the Note with the assets of a Benefit Plan Investor or any other governmental plan, non-U.S. plan or church plan that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”)or (ii) (x) such note is rated at least “BBB” or its equivalent by a nationally recognized statistical rating organization at the time of purchase or transfer and (y) the acquisition, holding and disposition of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the

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Code or result in a violation of Similar Law. Benefit Plan Investors may not acquire the Notes at any time that the Notes do not have a current investment grade rating from a nationally recognized statistical rating agency.

A plan fiduciary considering the purchase of Offered Notes should consult its legal and tax advisors with respect to the potential applicability of ERISA and the Code to such investments and the consequences of such an investment under ERISA and the Code. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of ERISA, an investment in the Note or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, ANY SUBSERVICER, THE UNDERWRITERS, THE MANAGING MEMBER, THE INDENTURE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS OR EMPLOYEES WILL ACT AS A FIDUCIARY TO ANY BENEFIT PLAN INVESTOR WITH RESPECT TO THE BENEFIT PLAN INVESTOR’S DECISION TO INVEST IN THE OFFERED NOTES. EACH FIDUCIARY OR OTHER PERSON WITH INVESTMENT RESPONSIBILITIES OVER THE ASSETS OF A BENEFIT PLAN INVESTOR CONSIDERING AN INVESTMENT IN THE OFFERED NOTES MUST CAREFULLY CONSIDER THE ABOVE FACTORS BEFORE MAKING AN INVESTMENT. FIDUCIARIES OF BENEFIT PLAN INVESTORS CONSIDERING THE PURCHASE OF OFFERED NOTES SHOULD CONSULT ITS LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE ISSUING ENTITY WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

For additional information regarding treatment of the Offered Notes under ERISA, see “ERISA Considerations” in the prospectus.

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Plan of distribution

Class A Notes

Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the Issuing Entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

Class A Notes
[Underwriter]	$
[Underwriter]	$
$

The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class A Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class A Notes
Concessions	$
Reallowances	$
$

In the ordinary course of their respective businesses, the underwriters of the Class A Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GECCI, GE Capital and any of GECCI’s other affiliates.

[Lead Underwriter], on behalf of the underwriters of the Class A Notes, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class A Notes to reclaim a selling concession from an underwriter of the Class A Notes or a dealer when the Class A Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Class B Notes

Subject to the terms and conditions set forth in an underwriting agreement relating to the Class B Notes, we have agreed to cause the Issuing Entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class B Notes set forth opposite its name below:

Class B Notes
[Underwriter]	$
[Underwriter]	$
$

The underwriters of the Class B Notes have advised us that they propose initially to offer the Class B Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class B Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class B Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

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Class B Notes
Concessions	%
Reallowances	%

In the ordinary course of their respective businesses, the underwriters of the Class B Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GECCI, GE Capital and any of GECCI’s other affiliates.

[Lead Underwriter], on behalf of the underwriters of the Class B Notes, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class B Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class B Notes to reclaim a selling concession from an underwriter of the Class B Notes or a dealer when the Class B Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class B Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Class C Notes

Subject to the terms and conditions set forth in an underwriting agreement relating to the Class C Notes, we have agreed to cause the Issuing Entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class C Notes set forth opposite its name below:

Class C Notes
[Underwriter]	$
[Underwriter]	$
$

The underwriters of the Class C Notes have advised us that they propose initially to offer the Class C Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class C Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class C Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class C Notes
Concessions	%
Reallowances	%

In the ordinary course of their respective businesses, the underwriters of the Class C Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GECCI, GE Capital and any of GECCI’s other affiliates.

[Lead Underwriter], on behalf of the underwriters of the Class C Notes, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class C Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class C Notes to reclaim a selling concession from an underwriter of the Class C Notes or a dealer when the Class C Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class C Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

The underwriters will be compensated as set forth in the following table:

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	Underwriters’ Discounts and Commissions	Amount per $1,000 of Principal	Total Amount
Class A Notes	%	$	$
Class B Notes	%	$	$
Class C Notes	%	$	$

Total

Additional offering expenses are estimated to be $[●].

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement relating to the notes with the Securities and Exchange Commission (the “Commission”). This prospectus is part of the registration statement, but the registration statement includes additional information.

For so long as the Issuing Entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the Issuing Entity’s annual report on Form 10-K (including the servicer report on assessment of compliance with servicing criteria for asset-backed securities, the related registered public accounting firm attestation report, and the servicer compliance statement signed by an authorized officer of the servicer), distribution reports on Form 10-D (including the disclosures required by Item 1121(c) of Regulation AB), current reports on Form 8-K and amendments to those reports will be prepared by the administrator on behalf of the Issuing Entity and filed with the Commission.

These reports will be filed under the name of the Issuing Entity and, to the extent the Issuing Entity’s assets include a SUBI, the name of the Titling Trust. The Commission file number for that Issuing Entity [and the Titling Trust] [is] [are] 333-185550-[__] [and 333-185550-01]. See also “Administrative Information About the Notes—Reports to Noteholders” in the accompanying prospectus for a more detailed description of noteholder reports. These reports will be available online at [http://www.ge/abs.com]. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created. Passwords for this website can be obtained by contacting Investor Relations at (203) 229-5531.

You may read and copy any reports, statements or other information we file at the Commission’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at (202) 551-8090. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission’s Internet site is www.sec.gov.

S-70

INDEX OF TERMS

Page

[Purchased] Receivable	S-52
[Removed] Receivable	S-52
Affected Party	S-63
Aggregate Receivable Value	S-32
APR	S-51
Available Amounts	S-58
Benefit Plan Investor	S-65
Book Residual Value	S-32
Business Day	S-51
Class A Noteholder	S-51
Class A Notes	S-51
Class B Noteholder	S-51
Class B Notes	S-51
Class C Noteholder	S-51
Class C Notes	S-51
Closing Date	S-51
CMT	S-62
Code	S-65
Collection Account	S-51
Collection Period	S-51
Commission	S-70
CPR	S-47
CRD	S-65
Credit and Collection Policy	S-51
Defaulted Receivable	S-51
Delinquent Receivable	S-51
Depositor	S-30
Dodd-Frank Act	S-17
Early Termination Date	S-63
Economic Crisis	S-19
Equipment	S-51
ERISA	S-65
Excess Spread Amount	S-51
Fitch	S-64
GE Capital	S-17, S-29, S-52
GECCI	S-3, S-29
Hybrid Rate	S-62
Interest Accrual Period	S-49
Investment Earnings	S-52
ISDA	S-62
Issuing Entity	S-27
Lease	S-52
Lease Value	S-32
LIBOR	S-49
LIBOR Business Day	S-50
LIBOR Rate Adjustment Date	S-49
Loan	S-52
Loan Value	S-32
Master Services Agreement	S-30, S-52
Maturity Date	S-51
Maximum Negative Carry Amount	S-60
Moody’s	S-64

S-71

Net Receivable Value	S-32
Non-SUBI Receivables	S-27
Note Balance	S-52
Note Distribution Account	S-52
Notes	S-52
Notional Balance	S-63
NRSRO	S-16
obligor	S-31
OID	S-65
One-Year Reset Rate	S-63
Outstanding Principal Balance	S-52
Overcollateralization Amount	S-52
Payment Date	S-52
Precomputed Loan	S-52
Pre-Funded Percentage	S-61
PTCE	S-66
Purchase Amount	S-52
Recoveries	S-53
Reference Bank Rate	S-49
Regulation	S-66
Residual	S-53
Residual Realization	S-53
Rule 193 Information	S-46
S&P	S-64
Scheduled Payment	S-53
SEC	S-17
Series 201[●]-[●] SUBI	S-3
Servicer	S-10, S-30, S-53
Similar Law	S-66
Simple Interest Loan	S-53
Specified Spread Account Balance	S-61
Static Pool Data	S-42
SUBI	i
Subservicer	S-53
Swap Agreement	S-62
Swap Counterparty	S-62
Swap Event of Default	S-63
Swap Termination	S-63
Swap Termination Events	S-64
Swap Termination Payment	S-63
Telerate Screen Page 3750	S-49
Termination Values	S-53
Titling Trust	S-53
Transfer Date	S-53
UTI beneficiary	S-30

S-72

SCHEDULE I

STATIC POOL DATA

This Schedule I constitutes an integral part of the preceding prospectus supplement and the information set forth herein is incorporated into the prospectus supplement. As used in the Static Pool Data, a receivable is considered to be “31 to 60 days,” “61 to 90 days,” “91 to 120 days,” “121 to 150 days,” “151 to 180 days” and “181+ days” delinquent when a payment due on any due date remains unpaid as of the close of business on the business day immediately following the monthly due date. The determination as to whether a receivable falls into this category is made as of the close of business on the last business day of each month.

From time to time, the servicer will modify a receivable, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Upon such modification, the receivable will no longer be classified as delinquent. A description of GECCI’s loss mitigation strategy, which is generally similar to GE Capital’s loss mitigation strategy, can be found at “ORIGINATION OF RECEIVABLES—Delinquency and Loss Mitigation Strategy” in the accompanying prospectus.

S-73

Static Pool Information Regarding Loan and Lease Receivables sponsored by General
Electric Capital Corporation:

Summary of Pools As of the Cut-off Date
[●] [●] [●]	[●]	[●]	[●]
Closing Date
Cut-off Date
Original Pool Balance
Percent of Pool Balance – Fixed
Percent of Pool Balance – Floating
Original Number of Contracts
Average Receivable Balance
Weighted Average Original Term
Weighted Average Remaining Term
Contract Rate - Fixed (% of Pool Balance)
3% - 3.99%
4% - 4.99%
5% - 5.99%
6% - 6.99%
7% - 7.99%
8% - 8.99%
9% - 9.99%
10% or Greater
Gross Margin - Floating (% of Pool Balance)
0% - 0.99%
1% - 1.99%
2% - 2.99%
3% - 3.99%
4% - 4.99%
5% or Greater
Distribution by State (% of Pool Balance) Top 5 States
Top 1 State %
Top 2 State %
Top 3 State %
Top 4 State %
Top 5 State %
Equipment Type (% of Pool Balance)
Transportation Equipment
Industrial Equipment

S-74

Summary of Pools As of the Cut-off Date
	[●]	[●]	[●]	[●]	[●]	[●]
Furniture & Fixtures
Construction Equipment
Technology & Telecommunications Equipment
Maritime Assets
Medical/Dental Equipment
Other Equipment
Obligor Industry (% of Pool Balance)
Mining & Construction
Transportation
Manufacturing
Services
Agriculture, Forestry & Fishing
Printing & Publishing
Distribution/Wholesale
Retail
Electronics
Healthcare
Other

S-75

Lifetime CPR As of [●] [●], 201[●]
Months from Closing Date	[●]	[●]	[●]	[●]	[●]	[●]
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41

S-76

Lifetime CPR As of [●] [●], 201[●]
Months from Closing Date	[●]	[●]	[●]	[●]	[●]	[●]
42
43
44
45
46
47
48
49

S-77

Cumulative Net Loss As of [●] [●], 201[●]
Months from Closing Date	[●]	[●]	[●]	[●]	[●]	[●]
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42

S-78

Cumulative Net Loss As of [●] [●], 201[●]
Months from Closing Date	[●]	[●]	[●]	[●]	[●]	[●]
43
44
45
46
47
48
49

S-79

Monthly Delinquencies [●]-[●] days past due As of [●] [●], 201[●]
Months from Closing Date	[●]	[●]	[●]	[●]	[●]	[●]
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42

S-80

Monthly Delinquencies [●]-[●] days past due As of [●] [●], 201[●]
Months from Closing Date	[●]	[●]	[●]	[●]	[●]	[●]
43
44
45
46
47
48
49

81

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Estimated expenses, other than underwriting discounts and commissions, in connection with the offering of the Securities being registered herein are as follows:

SEC filing fee	$136.40
Legal fees and expenses	$768,500
Accounting fees and expenses	$387,500
Rating agency fees	$2,212,000
Indenture Trustee fees and expenses	$15,000
Blue Sky expenses	$10,000
Printing and engraving	$100,000
Miscellaneous	$80,000

Total	$3,573,136.40

Item 15. Indemnification of Directors and Officers.

GECB Equipment Funding, LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

GECB Equipment Funding, LLC was formed under the laws of the State of Delaware. The limited liability company agreement of GECB Equipment Funding, LLC provides, in effect that, subject to certain limited exceptions, it will indemnify and hold harmless, and advance expenses to its members, managers, employees, organizers or agents of GECB Equipment Funding, LLC, and employees, shareholders, directors, officers, incorporators, agents or affiliates of its members (each, an “Indemnified Party”), to the fullest extent permitted by applicable law against any losses, claims, damages or liabilities to which the Indemnified Party may become subject in connection with any matter arising from, related to, or in connection with, the limited liability company agreement or GECB Equipment Funding, LLC’s business or affairs; provided, however, that no indemnification may be made to or on behalf of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled. This indemnification shall be in addition to any liability that GECB Equipment Funding, LLC may otherwise have, shall inure to the benefit of the successors, assigns, heirs and personal representatives of each Indemnified Party, and shall be limited to the assets of GECB Equipment Funding, LLC.

II-1

Insofar as indemnification by GECB Equipment Funding, LLC for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of GECB Equipment Funding, LLC pursuant to the foregoing provisions, GECB Equipment Funding, LLC has been advised that in the opinion of the Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

GECB Equipment Funding, LLC (or any of its affiliates) may maintain insurance to indemnify any employee, representative, agent, director or officer of GECB Equipment Funding, LLC and/or any such affiliate against any exposure, liability or loss.

GE CF Trust

GE CF Trust is a Delaware statutory trust (the “Titling Trust”).

Section 3803 of the Delaware Statutory Trust Act provides as follows:

3803. Liability of Beneficial Owners and Trustees.

(a)	Except to the extent otherwise provided in the governing instrument of the statutory trust, the beneficial owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State.

(b)	Except to the extent otherwise provided in the governing instrument of a statutory trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

(c)	Except to the extent otherwise provided in the governing instrument of a statutory trust, an officer, employee, manager or other person acting pursuant to Section 3806(b)(7), when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

Section 3817 of the Delaware Statutory Trust Act provides as follows:

3817. Indemnification.

(a)	Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a statutory trust, a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

II-2

(b)	The absence of a provision for indemnity in the governing instrument of a statutory trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

The trust agreement for the Titling Trust (the “Trust Agreement”) provides that each trustee and any trust agent shall be indemnified and held harmless (but only out of and to the extent of the trust assets allocated to the portfolio for which such trustee acts as trustee) with respect to any loss, liability, claim, action, suit, cost or expense, including reasonable attorneys’ and other professionals’ fees and expenses, of any kind and nature whatsoever (collectively “Claims”), arising out of or incurred in connection with (a) any of the trust assets (including, without limitation, any Claims relating to user leases, leased assets, consumer fraud, consumer leasing act violations, misrepresentation, deceptive and unfair trade practices, and any other claims arising in connection with any user lease, personal injury or property damage claims arising with respect to any leased assets or any claim with respect to any tax arising with respect to any trust asset) or (b) such trustee’s or trust agent’s acceptance or performance of the trusts and duties contained in the Trust Agreement or any trust agency agreement, with any allocation of such indemnification among the trust assets to be made as provided for in the Trust Agreement, provided, however, that neither a trustee nor any trust agent shall be indemnified or held harmless out of the trust assets as to any Claim (i) for which the initial beneficiary, GE Capital Title Holding Corp., General Electric Capital Corporation, a servicer or any of their respective affiliates shall be liable and shall have paid pursuant to the Trust Agreement or a servicing agreement, (ii) incurred by reason of such trustee’s or such trust agent’s willful misfeasance, bad faith or gross negligence, or (iii) incurred by reason of such trustee bank’s breach of its respective representations and warranties pursuant to any servicing agreement or of Trust Agreement.

Underwriters

Each underwriting agreement will generally provide that the underwriter will indemnify GECB Equipment Funding, LLC and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act relating to certain information provided or actions taken by the underwriter. GECB Equipment Funding, LLC has been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

A list of Exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings.

(a)	Rule 415 Offering: Each undersigned Co-Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

II-3

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Co-Registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement. Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is for an offering of asset-backed securities on Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Co-Registrants are relying on Rule 430B:

(A) Each prospectus filed by either Co-Registrant or both Co-Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

II-4

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(ii)	If either Co-Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such date of first use.

II-5

(5)	That, for the purpose of determining liability of each Co-Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Co-Registrant undertakes that in a primary offering of securities of the undersigned Co-Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Co-Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Co-Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Co-Registrant or used or referred to by the undersigned Co-Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Co-Registrant or its securities provided by or on behalf of the undersigned Co-Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Co-Registrant to the purchaser.

(b)	Filings Incorporating Subsequent Exchange Act Documents by Reference:

Each undersigned Co-Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of either Co-Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Request for Acceleration of Effective Date:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Co-Registrants pursuant to the foregoing provisions, or otherwise, the Co-Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Co-Registrant of expenses incurred or paid by a director, officer or controlling person of that Co-Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Co-Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by such Co-Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-6

Registration Statement Under Rule 430A: Each undersigned Co-Registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by either Co-Registrant or both Co-Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(ii)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Qualification of Trust Indentures under the Trust Indenture Act of 1939 for Delayed Offerings:

The undersigned Co-Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e)	Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties:

The undersigned Co-Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant, GECB Equipment Funding, LLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement referred to in Transaction Requirement I.B.5 of Form S-3 will be met by the time of sale of the securities registered hereby, and has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norwalk, Connecticut, on the date of March 3, 2014.

GECB EQUIPMENT FUNDING, LLC

By:	/s/ Michael P. Paolillo
Name:	Michael P. Paolillo
Title:	Attorney-in-fact

II-8

POWER OF ATTORNEY

GECB EQUIPMENT FUNDING, LLC

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael P. Paolillo his true and lawful attorney-in-fact and agent, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement that have been approved for execution by the undersigned, and to file the same, with all exhibits hereto or thereto, and other documents in connection herewith or therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Scott E. Roberts Scott E. Roberts	Principal Executive Officer, President and Manager	March 3, 2014
/s/ Rob Millard Rob Millard	Principal Financial Officer, Principal Accounting Officer, Chief Financial Officer and Manager	March 3, 2014

II-9

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to this Registration Statement has been signed by the following officers and directors of the Co-Registrant, GECB Equipment Funding, LLC, in the capacities and on the dates indicated below:

Signature	Title	Date
/s/ Scott E. Roberts Scott E. Roberts*	Principal Executive Officer, President and Manager	March 3, 2014
/s/ Rob Millard Rob Millard*	Principal Financial Officer, Principal Accounting Officer, Chief Financial Officer and Manager	March 3, 2014

_______________________

* Michael P. Paolillo has signed this Amendment No. 3 to this Registration Statement on behalf of Scott E. Roberts and Rob Millard, as Attorney-in-fact under the Power of Attorney.

By:	/s/ Michael P. Paolillo

II-10

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant, GE CF Trust, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement referred to in Transaction Requirement I.B.5 of Form S-3 will be met by the time of sale of the securities registered hereby, and has duly caused Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norwalk, Connecticut, on the date of March 3, 2014.

GE CF TRUST

By:	/s/ Michael P. Paolillo
Name:	Michael P. Paolillo
Title:	Attorney-in-fact

II-11

POWER OF ATTORNEY

GE CF TRUST

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael P. Paolillo his true and lawful attorney-in-fact and agent, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement that have been approved for execution by the undersigned, and to file the same, with all exhibits hereto or thereto, and other documents in connection herewith or therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Scott E. Roberts Scott E. Roberts	Performing the functions of Principal Executive Officer, President and Manager	March 3, 2014
/s/ Rob Millard Rob Millard	Performing the functions Principal Financial Officer, Principal Accounting Officer, Chief Financial Officer and Manager	March 3, 2014

II-12

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to this Registration Statement has been signed by the following officers and directors of the Co-Registrant, GE CF Trust, in the capacities and on the dates indicated below:

Signature	Title	Date
/s/ Scott E. Roberts Scott E. Roberts*	Performing the functions of Principal Executive Officer, President and Manager	March 3, 2014
/s/ Rob Millard Rob Millard*	Performing the functions Principal Financial Officer, Principal Accounting Officer, Chief Financial Officer and Manager	March 3, 2014

_______________________

* Michael P. Paolillo has signed this Amendment No. 3 to this Registration Statement on behalf of Scott E. Roberts and Rob Millard, as Attorney-in-fact under the Power of Attorney.

By:	/s/ Michael P. Paolillo

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EXHIBIT INDEX

Exhibit	Description
1(a)	Form of Underwriting Agreement for Notes*
3(a)	Certificate of Formation of GECB Equipment Funding, LLC*
3(b)	Limited Liability Company Agreement of GECB Equipment Funding, LLC*
3(c)	Form of Certificate of Trust of the Issuer*
3(d)	Form of Certificate of Formation of the Issuer (included in Exhibit 4(c))*
4(a)	Form of Indenture*
4(b)	Form of Trust Agreement of the Issuer*
4(c)	Form of Limited Liability Company Agreement of the Issuer*
4(d)	Form of Class A Note (included in Exhibit 4(a))*
4(e)	Form of Class B Note (included in Exhibit 4(a))*
4(f)	Form of Class C Note (included in Exhibit 4(a))*
5.1	Opinion of Mayer Brown LLP with respect to legality of the asset-backed notes*/**
5.2	Opinion of Mayer Brown LLP with respect to legality of SUBIs***
8	Opinion of Mayer Brown LLP with respect to Federal income tax matters concerning the asset-backed notes*
23(a)	Consent of Mayer Brown LLP (included as part of Exhibits 5.1 and 5.2)*
23(b)	Consent of Mayer Brown LLP (included as part of Exhibits 8)*
24	Power of Attorney (included herewith)
25	Form T-1 Statement of Eligibility*
99(a)	Form of Receivables Sale Agreement*
99(b)	Form of Receivables Purchase and Sale Agreement*
99(c)	Form of Administration Agreement*
99(d)	Amended and Restated Service Agreement, dated as of July 31, 2008 (“Master Services Agreement”), between GE Capital and GE Capital Bank, and the amendments thereto*
99(e)	Form Supplement to Master Services Agreement*

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99(f)	Amended and Restated Trust Agreement, dated as of November 19, 2012 (the “Titling Trust Agreement”), between GE Capital Commercial Inc., as UTI beneficiary and Wilmington Trust Company, as trustee*
99(g)	Form SUBI*
99(h)	Amended and Restated Collateral Agency Agreement, dated as of November 19, 2012, between GE Title Agent LLC, as collateral agent and GE CF Trust*
99(i)	Collateral Agent Administration Agreement, dated as of November 19, 2012, between GE Title Agent LLC, as collateral agent and GE Capital Commercial Inc., as administrator*
99(j)	Letter Agreement regarding collateral agent administration, dated as of November 19, 2012*
99(k)	Form Servicing Agreement*

* Included in the Registration Statement, dated December 19, 2012 (file number 333-185550).

** Included in the Registration Statement, dated December 19, 2012 (file number 333-185550) as Exhibit 5 thereto.

***Included in the Amendment No. 1 to Registration Statement, dated March 8, 2013 (file numbers 333-185550 and 333-185550-01) as Exhibit 5.2 thereto.

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